INVESTMENT ADVISER POLICIES & PROCEDURES MANUAL

WESTWOOD HOLDINGS GROUP, INC.

Updated March 31, 2018

TABLE OF CONTENTS

1.	INTRODUCTION 1

2.	SUPERVISION & INTERNAL CONTROLS 4

3.	INVESTMENT PROCESSES 8

4.	TRADING 11

5.	BEST EXECUTION 22

6.	DIRECTED BROKERAGE 24

7.	COMMISSION SHARING ARRANGEMENTS 26

8.	PRINCIPAL TRADING 30

9.	INSIDER TRADING 31

10.	CODE OF ETHICS 34

11.	DISCLOSURE BROCHURES 38

12.	REGULATORY REPORTING 42

13.	PERFORMANCE 46

14.	VALUATION OF SECURITIES 50

15.	BOOKS AND RECORDS 52

16.	EMAIL AND OTHER ELECTRONIC COMMUNICATIONS 58

17.	CORPORATE RECORDS 60

18.	ADVERTISING 61

19.	ADVISORY AGREEMENT 65

20.	SOLICITOR ARRANGEMENTS 67

21.	CUSTODY 72

22.	PRIVACY 78

23.	DISASTER RECOVERY 82

24.	COMPLAINTS 87

25.	ANTI-MONEY LAUNDERING 89

26.	ERISA 95

27.	PROXY VOTING 99

28.	REGISTRATION 103

29.	ANNUAL COMPLIANCE REVIEWS 105

30.	POLITICAL CONTRIBUTIONS 108

31.	IDENTITY THEFT RED FLAGS POLICY & PROCEDURES 111

32.	REGULATION D EXEMPTIONS AND FILINGS 122

33.	SOCIAL MEDIA 128

34.	CYBERSECURITY 133

TABLE OF EXHIBITS

Exhibit	Title	Section Reference

Exhibit A	Westwood Organization Chart	Section 2.4

Exhibit B	Insider Trading Policy	Section 9.5

Exhibit C	Code of Ethics	Sections 2.4 & 10.4

Exhibit D	Form ADV, Parts 1 and 2	Section 11.4

Exhibit E	[Reserved]

Exhibit F	Privacy Disclosure	Section 22.5

Exhibit G	Business Continuation Plan	Section 23.4

Exhibit H	Glass Lewis Proxy Voting Guidelines (general)	Section 27.5

Exhibit I	Code of Business Conduct	Sections 2.4 & 10.4

Exhibit J	Glass Lewis Proxy Voting Guidelines (Taft Hartley)	Section 27.5

Exhibit K	Press Policy	Section 4.4

1.	INTRODUCTION

1.1.	Policy.
Westwood Management Corporation (“Westwood Management Corp.) is a registered investment adviser with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940 (“Advisers Act”). Its principal office and place of business is located at 200 Crescent Court, Suite 1200, Dallas, TX, 75201. Westwood International Advisors Inc. is registered as a Portfolio Manager with the Ontario Securities Commission (“OSC”) and the Autorité de marchés financiers in Quebec. Its principal office and place of business is 181 Bay Street, Suite 2450, Toronto, ON, M5J 2T3. Westwood Advisors, L.L.C. (“Westwood Advisors”) is also a registered investment adviser with the SEC under the Advisers Act, with a principal office and place of business at 200 Crescent Court, Suite 1200, Dallas, TX, 75201.

This Investment Adviser Policies & Procedures Manual (“Manual”) has been developed to introduce you to the policies relating to the investment advisory practices of Westwood Management Corp., Westwood International Advisors Inc., and Westwood Advisors, L.L.C. (collectively “Westwood” or “the Firm”). Westwood endeavors at all times to operate in conformity with federal, provincial and/or applicable state laws and to conduct its business in the highest ethical and professional manner.

Westwood has a strong reputation based on the professionalism and high standards of the Firm and our “supervised persons” (as hereinafter defined). The Firm’s reputation and advisory client relationships are our most important assets.

As a registered adviser, and as a fiduciary to our advisory clients, Westwood and our supervised persons have a duty of loyalty to always act in utmost good faith, to place our clients' interests first and foremost and to make full and fair disclosure of all material facts and, in particular, information as to any potential or actual conflicts of interest.

As SEC registered investment advisers, Westwood Management Corp. and Westwood Advisors, along with certain supervised persons, are subject to various Advisers Act requirements. These requirements include various anti-fraud provisions, which make it unlawful for advisers to engage in any activities that may be fraudulent, deceptive or manipulative.

These anti-fraud provisions include the SEC Compliance Programs of Investment Companies and Investment Advisers (the “Compliance Programs Rule”), (SEC Rule 206(4)-7), which requires advisers to adopt a formal compliance program designed to prevent, detect and correct any actual or potential violations by the adviser or its supervised persons of the Advisers Act, and other federal securities laws and rules adopted under the Advisers Act.

Elements of Westwood’s compliance program include the designation of a Chief Compliance Officer (“CCO”), adoption and annual review of this Manual, training, and recordkeeping, among other things.

Westwood’s principals believe that clients can be best served when all of our personnel are informed as to the legal, technical and mechanical aspects of our business and have a good working knowledge of practices and policies suited to achieve client objectives and comply with the law. This Manual has been prepared to accomplish two things:

•
First, it should provide Westwood's principals, advisory representatives and supervised persons with an awareness of the requirements of the laws, rules and regulations governing investment adviser and agent activities.

•	Second, it should set forth the Firm’s procedures and policies designed to ensure that our operations meet those requirements.

The policies and procedures set forth in this Manual (“Policies and Procedures”) govern Westwood and each officer, member, or partner, as the case may be, and all employees who are subject to Westwood’s supervision and control (“supervised persons”).

Our Policies and Procedures are designed to meet the requirements of the SEC IA Compliance Programs Rule and to assist the Firm and our supervised persons in preventing, detecting and correcting violations of law, rules and our policies.

Our Policies and Procedures cover many areas of the Firm’s businesses and compliance requirements. Each section of this Manual sets forth the Firm’s policy on the topic and sets forth our Firm’s procedures to ensure that the particular policy is followed.

Westwood’s CCO is responsible for administering our Policies and Procedures.

Compliance with the Firm’s Policies and Procedures is a requirement and a high priority for the Firm and each supervised person. All supervised persons are expected to be thoroughly familiar with the policies and procedures as set forth in this Manual. Adherence to the policies and procedures set forth herein will help to achieve our goal of uniform compliance and to maintain the interests of the Firm's clients first and foremost. Failure to abide by our policies may expose supervised persons and/or the Firm to significant consequences, which may include disciplinary action, termination, regulatory sanctions, potential monetary sanctions and/or civil and criminal penalties.

In addition, for Westwood International Advisors, the purpose of the Manual is to furnish information as to the personal conduct required for the Firm and its supervised persons. In general, the Manual contains provisions pursuant to National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”). In particular, the Manual:

•	Identifies the Firm ownership, organization and management structure;

•	Sets forth the basic Firm policies established to seek to ensure that client investment decisions are not improperly influenced by the Firm relationships;

•	Sets forth procedures to seek to ensure that the Firm clients are treated fairly with the highest standards of integrity and ethical business conduct;

•	Directs supervised persons’ attention to regulatory insider trading laws and the Firm’s ethical standards regarding supervised persons’ trading for their own accounts;

•
Sets forth pre-approval procedures applicable to personal securities trading by supervised persons, and furnishes guidelines as to permitted supervised person non-public company investments and business and non-business interests; and

•	Sets forth review procedures applicable to personal trading of supervised persons.

This Manual should be kept available for easy reference. The Chief Compliance Officer will assist with any questions about Westwood’s Policies and Procedures, or any related matters. Further, in the event any supervised person becomes aware of, or suspects, any activity that is questionable, or that is a violation or possible violation of law, applicable rules or the Firm’s policies and procedures, the CCO is to be notified immediately.

Our Policies and Procedures will be updated on a periodic basis to be current with our business practices and regulatory requirements.

1.2.	Responsibility.
Westwood’s CCO is responsible for administering the Firm’s Policies and Procedures. The CCO will assist with any questions about Westwood’s Policies and Procedures, or any compliance matters. Further, in the event any supervised person becomes aware of, or suspects, any activity that is questionable, or that is a violation or possible violation of law, rules or the Firm’s policies and procedures, the CCO is to be notified immediately.

For Westwood International Advisors, the Ultimate Designated Person (“UDP”), similar to the CEO for Westwood Management Corp. and Westwood Advisors, is responsible for promoting a culture of compliance and overseeing the effectiveness of the Firm’s compliance system.

For Westwood International Advisors, under s. 5.2 of NI 31-103, the CCO is responsible for the monitoring and oversight of the Firm’s compliance system. This includes:

•	Developing, implementing and updating the policies and procedures for the Firm’s compliance system;

•	Managing the Firm’s compliance monitoring and reporting according to the policies and procedures;

•	Filing of regulatory reports on a timely basis to the OSC, the Firm’s principal securities regulator; and

•	Submitting an annual report to the Westwood International Advisors Board of Directors.

The CCO or designee is also required to report to the UDP any instances of non- compliance with securities legislation that:

•	Create a reasonable risk of harm to a client or to the market; or

•	Are part of a pattern of non-compliance.

The CCO should report non-compliance to the UDP even if it has been corrected. The CCO makes and maintains a record of any regulatory non-compliance and how it was corrected.

The CCO reviews this manual on a regular basis and updates or adopts additional policies and procedures whenever there is a significant change in regulatory requirements or in the Firm’s regulated activities. The CCO may seek advice and support, as required, from the Firm’s advisers.

Our Policies and Procedures are updated on a periodic basis to be current with our business practices and regulatory requirements.

2.	SUPERVISION & INTERNAL CONTROLS

2.1.	Policy.
Westwood has adopted written policies and procedures that are designed to set standards and internal controls for the Firm, its supervised persons, and its businesses and that are also reasonably designed to prevent, detect, and correct any violations of regulatory requirements and the Firm’s policies and procedures. Every employee of Westwood is a supervised person. Each manager is required to monitor and be responsible for those individuals and departments he or she supervises to detect, prevent and report any activities inconsistent with the Firm’s procedures, policies, high professional standards, or legal/regulatory requirements.

Consistent with our Firm’s overriding commitment as a fiduciary to our clients, we rely on all supervised persons to abide by our Firm’s policies and procedures and, equally importantly, to internally report instances in which it is believed that one or more of those policies and/or practices is being violated. It is our express policy that no supervised person will suffer adverse consequences for any report made in good faith.

Any unlawful or unethical activities are strictly prohibited. All Firm personnel are expected to conduct business legally and ethically, regardless of where in the world such business is transacted. Our Firm's Code of Business Conduct also provides supervised persons with a summary of Westwood’s Anti-Corruption practices.

A key component of our supervision and internal controls structure is our Compliance Department’s participation on a number of oversight committees that have been developed to facilitate Firm-wide monitoring and testing and review of the Firm’s activities.

2.2.	Responsibility.
Every employee has a responsibility for knowing and following the Firm’s policies and procedures. Every person in a supervisory role is also responsible for those individuals under his/her supervision. The CEO has overall supervisory responsibility for the Firm.

Recognizing our shared commitment to our clients, all supervised persons are required to conduct themselves with the utmost loyalty and integrity in their dealings with our clients, customers, stakeholders and one another. Improper conduct on the part of any supervised person puts the Firm and company personnel at risk. Therefore, while managers and senior management ultimately have supervisory responsibility and authority, these individuals cannot stop or remedy misconduct unless they know about it. Accordingly, all supervised persons are not only expected, but are required, to report their concerns about potentially illegal conduct and potential violations of our Firm’s policies.

The CCO has the overall responsibility for administering, monitoring and testing compliance with Westwood’s policies and procedures. Possible violations of these policies or procedures will be documented and reported to the appropriate department manager for remedial action. Repeated violations, or violations that the CCO deems to be of serious nature, will be reported by the CCO directly to the CEO and/or the Board of Directors for remedial action.

2.3.	Background.
The SEC adopted the anti-fraud rule, titled Compliance Procedures and Practices (Rule 206(4)-7), under the Advisers Act, requiring more formal compliance programs for all SEC-registered advisers. The rule became effective February 5, 2004, and SEC advisers had until October 5, 2004 (compliance date), to be in compliance with the rule.

Rule 206(4)-7 makes it unlawful for an SEC adviser to provide investment advice to clients unless the adviser:

•	Adopts and implements written policies and procedures reasonably designed to prevent violations by the Firm and its supervised persons;

•	Reviews, at least annually, the adequacy and effectiveness of the policies and procedures;

•	Designates a CCO who is responsible for administering the policies and procedures; and

•	Maintains records of the policies and procedures and annual reviews.

Under Section 203(e)(6), the SEC is authorized to take action against an adviser or any associated person who has failed to supervise reasonably in an effort designed to prevent violations of the securities laws, rules and regulations. This section also provides that no person will be deemed to have failed to supervise reasonably, provided that:

•	There are established procedures and a system which would reasonably be expected to prevent any violations; and

•
Such person has reasonably discharged his or her duties and obligations under the Firm's procedures and system without reasonable cause to believe that the procedures and system were not being complied with.

Furthermore, on May 25, 2011, the SEC adopted final rules implementing the whistleblower provisions of the Dodd-Frank Act, which offer monetary incentives to persons who provide the SEC with information leading to a successful enforcement action. While the rules incent rather than require prospective whistleblowers to use internal company compliance processes, the regulations clarify that the SEC, when considering the amount of an award, will consider to what extent (if any) the whistleblower participated in the internal compliance processes of the Firm.

Firms that engage in business activities outside of the United States may be subject to additional laws and regulations, including, among others, the U.S. Foreign Corrupt Practices Act of 1977 as amended (the "FCPA") and the U.K. Bribery Act 2010 (the "Bribery Act"). Both of these laws make it illegal for U.S. citizens and companies, including their supervised persons, directors, stockholders, agents and anyone acting on their behalf (regardless of whether they are U.S. citizens or companies), to bribe non-U.S. government officials. The Bribery Act is more expansive in that it criminalizes commercial bribery and public corruption, as well as the receipt of improper payments.

2.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm’s supervision policy and conducts reviews of internal controls to monitor and ensure the Firm’s supervision policy is observed, implemented properly and amended or updated, as appropriate:

2.4.1.	Supervision & Internal Controls.

a.	Organization Chart. Westwood maintains a current organization chart reflecting names, titles, responsibilities and supervisory structure (Exhibit A);

b.	Chief Compliance Officer. As of March 31, 2017, Westwood has designated Julie Gerron as the CCO who is responsible for implementing and monitoring the Firm's compliance policies and procedures;

c.	Compliance Committees. The Compliance Department participates on the following committees, which serve as a key part of our oversight function:

•
Performance Evaluation & Technology Committee (PETC): responsible for reviewing all Westwood Management accounts, Westwood Advisors accounts, and Westwood International Advisors accounts on a rolling basis to ensure accurate account and investment guideline set-up and maintenance; and performance dispersion among accounts in the strategies.

•	Trade Order Management Committee (TOMC): responsible for reviewing brokerage commissions, soft dollars, best execution, brokerage firms, compliance policies, trade errors, and IPO participation.

•	Trade Monitoring & Compliance Committee (TMCC): responsible for reviewing all employee trading, compliance issues and exceptions, and employee-related accounts at Westwood.

•
Valuation Committee: responsible for reviewing and pricing securities without market valuation information; focusing on pricing, valuation, new security types, and other issues; arranging for periodic reviews of valuation information; and reviewing and approving any repricing or changes in valuation.

•
Information Technology Executive Steering Committee: responsible for ensuring that information technology is aligned with business needs and objectives; overseeing IT-related compliance; and having oversight responsibility for all current IT initiatives.

•	Global Investment Performance Standards (GIPS) Committee: responsible for making and reviewing GIPS data and composite decisions, as well as other performance- and account-related policies.

•	Westwood Enterprise Risk Committee (WERC): responsible for identifying and overseeing enterprise risk and strategic topics critical to the operation and growth of the firm.

d.
Annual Compliance Training. Westwood conducts Annual Compliance Training sessions that all supervised persons are required to attend; additionally, Westwood provides ongoing and targeted compliance training;

e.	Supervised Person Screening. Westwood runs background checks and other procedures for screening the backgrounds of potential new supervised persons;

f.	New Employee Training. Westwood provides an initial compliance orientation training of newly hired employees about the Firm’s compliance policies;

g.
Policies and Procedures Manual. Westwood has adopted these written policies and procedures, which set forth statements of policy, designated persons responsible for the policy, procedures designed to implement and monitor the Firm’s policy and sanctions for violations of laws and/or the Firm’s policies and procedures;

h.
Annual Review. The Compliance Department performs an annual review of the Firm’s policies and procedures. Appropriate documentation of the Firm's annual review and changes to the Firm's policies and procedures is maintained;

i.	Periodic Reviews. Westwood conducts periodic reviews of supervised persons’ activities (e.g., outside business activities, personal trading, etc.);

j.	Compliance Certifications. Westwood requires supervised persons to provide regular written representations as to understanding and abiding by the Firm's policies;

k.
Internal Reporting. To facilitate internal reporting by Firm supervised persons, the Firm has created open channels of communication to the Firm's compliance staff, to the Chairperson of the Firm’s Audit Committee, and to our outside auditors to allow supervised persons to report their concerns.

Internal reports will be handled promptly and discreetly, with the overall intent to maintain the anonymity of the individual making the report. When appropriate, investigations of such reports may be conducted by the CCO and reported to the senior management team as appropriate, or Westwood may hire independent personnel to investigate and report on the matter.

l.	Supervisory Reviews. Westwood conducts supervisory reviews and may impose sanctions for violations of the Firm's policies or regulatory requirements; and

m.
Professional Conduct. Westwood has adopted a Code of Ethics (Exhibit C) and a Code of Business Conduct (Exhibit I), which set forth the standards of professional and ethical conduct required of Westwood supervised persons.

3.	INVESTMENT PROCESSES

3.1.	Policy.
As a registered adviser, and as a fiduciary to our advisory clients, Westwood is required to (a) obtain background information as to each client’s financial circumstances, investment objectives, investment restrictions and risk tolerance, among many other things, and (b) provide advisory services in a manner that is consistent with each client's objectives, etc., based on the information provided by each client.

3.2.	Responsibility.
The Firm's investment professionals responsible for the particular client relationship have the primary responsibility for determining and knowing each client's circumstances and managing the client's portfolio in a manner that is consistent with the client's objectives. Westwood’s Chief Investment Officer and the heads of key investment divisions (who are currently Mark Freeman, Patricia Perez-Coutts, David Clott, and Shawn Mato) have the overall responsibility for the implementation and monitoring of our investment processes, policy, practices, disclosures and recordkeeping for the Firm.

3.3.	Background.
The U.S. Supreme Court has held that Section 206 (Prohibited Activities) of the Investment Advisers Act imposes a fiduciary duty on investment advisers by operation of law (SEC v. Capital Gains Research Bureau, Inc., 1963).

Also, the SEC has indicated that an adviser has a duty, among other things, to ensure that its investment advice is suitable to the client's objectives, needs, and circumstances (SEC No-Action Letter, In re John G. Kinnard and Co., publicly available 11/30/1973).

Every fiduciary has the duty and responsibility to act with the utmost good faith and in the best interests of the client and to always place the client's interests first and foremost.

As part of this duty, a fiduciary and an adviser with such duties must eliminate conflicts of interest, whether actual or potential, or make full and fair disclosure of all material facts of any conflicts so that a client or prospective client may make an informed decision in each particular circumstance.

3.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm’s investment processes policy and conducts reviews to monitor and ensure that the Firm’s policy is observed, implemented properly and amended or updated, as appropriate:

3.4.1.	Client Interview.
Westwood obtains substantial background information about each client's financial circumstances, investment objectives, investment restrictions and risk tolerance, among other things, through an in-depth interview and information gathering process, which includes client profile or relationship forms.

3.4.2.	Investment Policy Statements and Other Restrictions.
In addition to restrictions that Westwood may have in place for each investment strategy, and in addition to our firm-wide prohibition against investing client money in stock of Westwood Holdings Group, Inc. (NYSE: WHG), advisory clients may also have and provide written investment policy statements or written investment guidelines which may further restrict certain trading activity.

a.
Before any trade activity begins, the Compliance Officer identifies all restrictions and inputs the information into our trade compliance system. Westwood currently uses Bloomberg AIM’s Compliance Manager. Client guidelines are also distributed to the relevant Portfolio Teams for review as part of our new account setup.

b.	Restrictions entered into the system are checked and verified by a member of the Trading Desk and/or a member of the Portfolio Team.

c.
Trade restrictions are monitored by the Compliance Officer, who communicates any exceptions to the Portfolio Teams. The Portfolio Teams also regularly review drift reports, which are designed to show any portfolio that is not currently in line with the model. The trade compliance system creates exception reports based on current holdings and prices and has the capability to point out violations of client or firm guidelines intra-day.

d.
Compliance with guidelines is also monitored at the point of trade entry. The trade compliance system automatically monitors and enforces all restrictions in the system. It does not allow trades to be entered into the system that may cause an account to be in violation of hard guidelines. Together, holdings and trading checks help Westwood to ensure portfolio compliance.

e.
Westwood has also established the Performance Evaluation & Technology Committee (“PETC”), which meets approximately four to six times per year to review each investment management account on annual basis to ensure appropriate account setup, accurate investment guideline and restriction monitoring, and performance dispersion relative to other accounts managed in the same strategy.

3.4.3.	Disclosure.
Westwood provides the Firm's applicable Form ADV Part 2 (i.e., Firm Brochure and/or Wrap Fee Program Brochure) to all prospective clients, disclosing the Firm's advisory services, fees, conflicts of interest and portfolio/supervisory reviews and investment reports provided by the Firm to clients. In addition, Part 2 of the Form ADV is provided to each client annually.

3.4.4.	Client Reports.
Westwood may provide periodic reports to advisory clients, which include important information about a client's financial situation, portfolio holdings, values and transactions, among other things. The Firm may also provide performance information to advisory clients about the client's account performance, which may also include a reference to a relevant market index or benchmark.

3.4.5.	Client Meetings.
Westwood may also schedule client meetings on a periodic basis or upon client request, to review a client's portfolio, performance, market conditions, financial circumstances, and investment objectives, among other things, and to confirm that the Firm's investment decisions and services are consistent with the client's objectives and goals. Documentation of such reviews is maintained in the client file.

3.4.6.	Further Review.

a.	Client relationships and/or portfolios may be reviewed on a more formal basis or other periodic basis by designated supervisors or management personnel.

b.
In the absence of guidelines, client meetings are generally scheduled annually and to a lesser degree, on a semi-annual or quarterly basis. Client reviews generally involve a meeting between the client and the Westwood Relationship Manager to review strategy, objectives, key concerns and outlooks. The materials reviewed may include, but are not limited to, monthly and/or quarterly performance numbers, portfolio holdings, and summaries setting forth asset mix, cash flow and liquidity requirements, specific guidelines and objectives applicable to the account, and other pertinent matters.

c.
In addition to account reviews with the client, the Portfolio Teams for our Dallas- and Boston-based strategies formally review the portfolios on a weekly basis looking at items such as recent events, the performance of each holding, and sector and industry metrics versus the market using a variety of tools including formal attribution analysis. Those Portfolio Teams also review the portfolio to evaluate changes or additions to the portfolio that might be appropriate. The Portfolio Teams often meet informally to monitor the portfolios and their respective holdings. For our Toronto-based strategies, portfolios are reviewed on a daily basis primarily by the key decision-makers associated with such strategies. For Dallas-, Boston-, and Toronto-based strategies, the teams regularly meet with the Performance and Risk Analytics team to review quarterly reports on performance, positioning, portfolio activity, and the impact on risk. In these meetings, fundamental factor exposures, stress test scenarios, risk exposures, MPT statistics, performance attribution, and other measures may be reviewed and discussed.

d.
We have also established the PETC committee, which meets approximately four to six times per year to review performance dispersion for each investment management account and which reviews and monitors account guidelines and setup on an annual basis. Meeting materials and minutes are maintained, which document the reviews and results.

e.
Monthly reports are distributed based upon client request and generally include an asset statement, performance for the month and, frequently, performance for quarter-to-date and the status of the portfolio. On a quarterly basis, we include all of the above information, as well as an overall review of results for the quarter, year-to-date, and inception-to- date.

f.	We may also include a strategic forecast, highlighting our investment outlook for the capital markets.

4.	TRADING

4.1.	Policy.
As an adviser and a fiduciary to our clients, we must always place our clients’ interests first. As such, our trading practices and procedures prohibit unfair trading practices and seek to disclose and avoid any actual or potential conflicts of interest or resolve such conflicts in our clients’ favor. In addition, Westwood’s trading procedures and controls are designed to ensure best execution on behalf of all of our clients, and to maintain compliance with all applicable ethical, legal, and regulatory requirements.

Our Firm has adopted the following policies and practices to meet the Firm’s fiduciary responsibilities and to ensure that our trading practices are fair to all clients and that no client or account is advantaged or disadvantaged over any other.

Also, Westwood’s trading practices are generally disclosed in Part 2A of Form ADV, which is provided to prospective clients and delivered to current clients annually.

4.2.	Responsibility.
The Firm’s Chief Investment Officer and the heads of key investment divisions (who are currently Mark Freeman, Patricia Perez-Coutts, David Clott, and Shawn Mato) have the responsibility for the implementation and monitoring of our trading policies and practices, disclosures and recordkeeping for the Firm.

The TOMC has the responsibility for monitoring our trading policies and procedures, and the CCO is responsible for reviewing and monitoring our trading disclosures and recordkeeping for the Firm.

4.3.	Background.
Many conflicts of interest may arise in the context of trading activities that a firm conducts on behalf of its clients, itself and its supervised persons, and such conflicts must be disclosed and resolved in the interests of the clients. In addition to ensuring compliance with such fiduciary obligations, a firm must also comply with applicable securities laws, insider trading prohibitions, and the Advisers Act, and rules thereunder, which also prohibit certain types of trading activities.

Indicative of heightened regulatory concerns, the SEC’s Office of Compliance Inspections and Examinations (“OCIE”) issued a Risk Alert on February 27, 2012, focused on an adviser’s practices and controls designed to prevent unauthorized trading and other unauthorized trade-related activities. (See Strengthening Practices for Preventing and Detecting Unauthorized Trading and Similar Activities, publicly available 02/27/2012).

4.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm’s trading policies and conducts reviews to monitor and ensure the Firm’s trading policies are observed, implemented properly and amended or updated as needed:

a.	Trading reviews, reconciliations of any and all securities transactions for advisory clients;

b.	Monitoring the volume of the Firm’s transactions in National Market System securities to determine if and when the Firm is subject to large trader reporting obligations;

c.	Where possible, instituting a segregation of trading-related roles and functions to ensure a functional process of checks and balances;

d.	Conducting supervisory reviews of the Firm’s trading practices;

e.
Monitoring defined criteria that will trigger additional or heightened scrutiny of trading activity, including but not limited to: (i) unusual or high volume of trade errors; (ii) substantially increased trading around end of performance periods (i.e. portfolio pumping or window dressing);

f.	Conducting reviews of the Firm’s Form ADV, advisory agreements, and other materials for appropriate disclosures of the Firm’s trading practices and any conflicts of interest; and

g.	The TOMC reviews and monitors the Firm’s trading practices.

4.4.1.	Aggregation.

a.
Policy. The aggregation or blocking of client transactions allows Westwood to execute transactions in a more timely, equitable, and efficient manner and is intended to reduce overall transaction costs to clients.

b.
Our Firm’s policy is to aggregate client transactions where possible and when we believe it will be advantageous to clients. In these instances, clients participating in any aggregated transactions will receive an average share price, and transaction costs will be shared on a pro-rata basis.

c.	Westwood will not aggregate client trades with proprietary accounts of Westwood. Proprietary accounts do not include the common funds of Westwood Trust, an affiliated trust company.

d.	Accounts managed in wrap account programs and managed account programs are not included in the aggregated trades described above.

4.4.2.	Allocation.

a.
Policy. As a matter of policy, Westwood’s allocation procedures must be fair and equitable to all clients with no particular group or client being favored or disfavored over any other clients. Securities generally are allocated among client accounts according to each account’s pre- determined participation in the transaction.

Westwood prohibits any allocation of trades in a manner that would result in Westwood’s proprietary accounts, affiliated accounts, or any particular client or group of clients receiving more favorable treatment than other client accounts.
Westwood has adopted a clear written policy for the fair and equitable allocation of transactions, (e.g., pro rata allocation or other means), which is disclosed in Westwood’s Form ADV Part 2A.

b.
Timing. Westwood seeks to allocate transactions before execution of block orders. However, under certain circumstances, trades may not be allocated prior to entering the trade order. In such event, Westwood seeks to allocate such orders at the earliest practicable time.

c.
Full Order. If the aggregate order is filled in its entirety, the securities acquired are allocated among the clients' accounts in accordance with the written record. Clients participating in any aggregated transactions receive the average share price, and transaction costs are shared on a pro rata basis.

d.
Partial Order. If the aggregate order is partially filled, Westwood allocates trades on a pro rata basis among the client accounts in proportion to the contemplated allocation in the written record, subject to rounding to predefined minimum pieces and minimum increments. Where pro rata allocation is not practicable, Westwood allocates trades in a fair and equitable manner taking into consideration such factors as:

1.	The investment objective, policies and strategy of the account;

2.	The appropriateness of the investment to an account’s time horizon and risk objectives;

3.	Existing levels of account ownership in the investment and in similar securities; and

4.	The immediate availability of cash or buying power to fund the investment.
Westwood seeks to allocate transactions before execution of a block order. However, under certain circumstances, trades may not be allocated prior to entering the trade order. In such event, Westwood seeks to allocate such orders at the earliest practicable time. Pre- allocated and unallocated block trades that are partially filled are generally allocated on the basis of the relative net assets of the participating accounts.

When aggregating trades among client accounts, managed account trades cannot be included in the aggregation due to the separate trading platform used for managed accounts. Therefore, Westwood has chosen to execute managed account trades after the separate account trades have been completed.

e.	Records. Westwood maintains a record that specifies which clients' accounts will participate in the aggregate order and the amount of securities that we intend to purchase for each such account.

f.	Conflict of Interest.

i.
Westwood may execute transactions in the same securities on behalf of several accounts, including accounts in which Westwood and/or its officers or supervised persons may have a financial interest, which could result in a conflict of interest. These transactions may be executed separately, or they may be aggregated when, in Westwood’s reasonable judgment, aggregation may result in an overall economic benefit to those accounts in terms of pricing, brokerage commissions or other expenses.

ii.
Performance-based fees: Westwood recognizes that incentive compensation associated with performance-based fee arrangements creates the risk for potential conflicts of interest. Performance-based fees may create an incentive for an adviser to make riskier or more speculative investments than would be made under a different fee arrangement or to allocate investments having a greater potential for higher returns to accounts of those clients paying the higher performance fee. It is our policy not to favor the interest of one client over another. We address the conflicts of interest created by “side- by-side management” with performance-based fee accounts by requiring portfolio decisions to be made on a strategy-specific, model portfolio basis.

iii.
Side-by-Side management: Westwood portfolio managers often manage multiple client accounts in each Westwood strategy. The portfolio managers’ management of other accounts may give rise to potential conflicts of interest in connection with their management of one client’s investments, on the one hand, and the investments of the other clients’ accounts with the same investment objective, on the other. A potential conflict of interest may arise as a result of the identical investment objectives, whereby the portfolio manager could favor one account over another. Another potential conflict could include the portfolio managers’ knowledge about the size, timing and possible market impact of trades, whereby a portfolio manager could use this information to the advantage of one account over others.

iv.
Westwood has established policies and procedures to ensure that the purchase and sale of securities among all accounts it manages are fairly and equitably allocated over time. Westwood’s policy prohibits any allocation of trades that would favor any proprietary accounts, affiliated accounts, or any particular client(s) or group of clients more over any other account(s).

g.
Commissions. Commissions are paid on a rate per share basis across block/aggregated orders unless the account directs brokerage to a specific broker/dealer with fixed commissions. Commission rates are determined through ongoing negotiations with brokers and research into industry best practices.

4.4.3.	Initial Public Offerings.

a.
Background. Initial Public Offerings (“IPOs”) or new issues are offerings of securities that frequently are of limited size and limited availability. These offerings may trade at a premium above the initial offering price. Due to the smaller size of Westwood’s business compared to other asset managers and market participants, Westwood sometimes does not obtain access to a sufficient number of IPO shares so as to make a material allocation of such shares among all of its client accounts for which such investments otherwise might be appropriate.

b.
Allocation. In the event Westwood participates in any new issues, Westwood allocates new issue shares on a pro rata basis among participating accounts. The portfolio managers for each strategy have discretion to determine whether their strategy will participate in an IPO. In situations where Westwood is not allocating an IPO to all IPO-eligible strategies, Westwood will document, prior to or at the time of submitting an indication of interest, which strategies will participate in the IPO, how the decision was made, and why any strategies were omitted. Reasons for non-participation include, but are not limited to, inappropriate sector or geographic exposure, inappropriate market capitalization, inappropriate asset class, inappropriate fit with mandate, insufficient liquidity, undesirable risk profile for the strategy, among others.

c.	Conflicts of Interest. Westwood acknowledges the potential conflicts of interest that could arise in such a situation. For example, an account may have higher immediately available cash or buying power and be allocated IPO shares in a preferential manner, an account could be given preference based on the size of the account and the overall effectiveness of an IPO allocation on the performance of that account, or Westwood or its officers or employees may have a financial interest in an account and there may be a conflict of interest to the extent IPOs are allocated to these accounts and not allocated to other client accounts. To mitigate these potential conflicts of interest, Westwood allocates IPO shares on a pro rata basis among participating accounts within each investment strategy whose portfolio managers have elected to participate.

d.	Review of IPOs. The TOMC will review the documentation of initial IPO allocation decisions against final IPO allocations in its regular meetings.

4.4.4.	Press Policy.
Westwood has controls in place to prevent certain trading in securities that are the subject of public comments made by members of our investment team. Our press policy sets forth these controls and is included as Exhibit K.

4.4.5.	Large Trader Reporting.
Westwood has identified itself to the SEC as a large trader by filing a Form 13H on the EDGAR system.

As a large trader subject to the large trading reporting requirements, Westwood:

•	Has filed an initial Form 13H filing;

•
Timely files Form 13H on an annual basis within 45 days of our fiscal year end, and also files amendments and updates when necessary to correct previously disclosed information that has become inaccurate;

•
Discloses our status as a large trader to registered broker-dealers effecting transactions on our behalf and provides all such broker- dealers with the Firm’s Large Trader Identification Number (“LTID”); and

•	Maintains an accurate and current list of our approved registered broker-dealers, which contains details regarding our notification to such broker-dealers of the Firm’s LTID.

4.4.6.	Executing Trades.
The following trade execution process applies to all products, except as specifically stated otherwise.

a.
Capturing Order Information. Westwood currently uses the Bloomberg AIM trade order management system (“OMS”). Prior to each trading day, necessary account information is imported from Westwood’s portfolio accounting system into the OMS. For those managed accounts that trade on a separate trading platform (e.g., APL), the order information is maintained in the separate trading platform.

b.	Domestic and Worldwide Income Trade Execution. In the normal course of business and except as otherwise noted in the sections that follow:

i.
Trades are created in the OMS by a designated member of the Portfolio Team or member of the Trading Desk. Upon creation, all orders first go through a pre-trade compliance review using the OMS trade compliance system. Trades are then sent electronically for review and approval by a member of the Portfolio Team before they are released to the trade blotter for execution. If a trade is created by a trader, it is approved by a Portfolio Team member. If a trade is created by a Portfolio Team member, it is approved by another Portfolio Team member. In certain situations, the Compliance Officer may also have the ability to approve a trade (however, the Compliance Officer does not have the ability to create a trade). Once a trade is appropriately created.

ii.
Once approved, the Trader places the order with a broker either electronically via the Financial Information Execution (“FIX”) system or manually. Once the execution information is received back from the broker, the Trading Desk will input the execution information into the OMS, where it goes through post-trade compliance checks to allow for electronic allocation. After the initial trading is complete, trades are uploaded from the OMS into APX, our portfolio accounting system which provides detailed accounting information and statements.

c.	International Trading Execution.

i.
All international trades are created in the OMS by a member of the Trading Desk. Prior to trade execution, all orders first go through a pre-trade compliance review using the OMS trade compliance system, and then receive order approval by a member of the investment team.

ii.
International trades are communicated to the broker with specific trade parameters, such as targeting VWAP, as the majority of trading will be executed during the overnight period. Fills are received each morning and entered into the OMS. From there they are uploaded into the Omgeo CTM system, where the coordinator of the Investment Operations department assists with the broker trade matching and settlement process.

iii.
Once all trade details have been agreed between the Firm and the executing broker, the trade is then released to the custodian for settlement. After the initial trading is complete, trades are uploaded from the OMS into APX.

d.
Global Convertible Trading Execution After Hours. Because of timing issues involved with global convertible issues, Westwood has modified its trade execution policies to allow for trading such issues outside of

U.S. business hours subject to a separate set of procedures.    With respect to capturing order information for global convertible trades that a Portfolio Team member becomes aware of outside of U.S. business hours:

i.
New global convertible issues: for new global convertible issues that a Portfolio Team member becomes aware of outside of U.S. business hours, the Product Team member is allowed to trade such issues prior to entering the trade information into the OMS by following the procedures set forth in paragraph iii. below.

ii.
Other global convertible issues: for other global convertible trading opportunities that a Portfolio Team member becomes aware of outside of U.S. business hours, the Portfolio Team member is permitted to trade such issues prior to entering the trade information into the OMS by following the procedures set forth in paragraph iii. below if: a) the convertible security is not on the stop list and b) the trade complies with the product investment guidelines.

iii.	Procedures for capturing overnight trade order information:

a)
The Portfolio Team member will email the trade information to convertiblesteam@westwoodgroup.com, with a copy to the CCO and General Counsel, before or immediately after the Portfolio Team member communicates the trade to the counterparty for execution;

b)
At the beginning of the next trading day, the previous night’s trades will be created in the OMS by a member of the Portfolio Team, where each trade goes through a pre-trade compliance check and is sent electronically to the trade blotter. Once a trade has been cleared through pre-trade compliance, the Trading Desk will input the execution information into the OMS, where it goes through post-trade compliance checks to allow for electronic allocation.

e.
Fixed Income Trading Execution. Trades are created in the OMS by a designated member of the Portfolio Team or member of the Trading Desk. Prior to trade execution, all orders first go through a pre-trade compliance review using the OMS trade compliance system, and then receive order approval by a member of the Portfolio Team.

i.
Price discovery is conducted by evaluating comparable bonds within an industry, historic trading levels (via TRACE), and recent news/developments associated with a security. The Fixed Income Portfolio Manager determines the desired size of the trade and allocation for all accounts to be included in the trade.

ii.
For corporate trades, trades of “benchmark” or material size: after the trade is created and approved in the OMS as set forth above, the trade is executed over the telephone and is traded on a spread basis (basis points over US Treasuries).

iii.
For government and agency trades: after the trade is created and approved in the OMS as set forth above, the trade is executed electronically utilizing Trade Web and Bloomberg Fixed Income Trading (FIT) (electronic trading platforms). Trade Web offers “straight through” processing and electronically connects with our OMS in order to communicate trade execution information to our systems.

a)	Once a security is placed on the trading platform for purchase or sale, we obtain bids/offers from multiple brokers. The

Fixed Income Trader selects the winning bid/offer based on:
(1)    ability to provide best execution; (2) activity level of the broker; (3) executed trade agreements in place, and (4) the size of the brokerage firm.

b)
Confirmations are electronically sent to Westwood’s OMS immediately after execution, and trades are affirmed. If discrepancies exist, they are immediately resolved. Allocations are communicated to the executing broker. All trade tickets are reviewed by another employee after execution is complete.

iv.	After the initial trading is complete, trades are uploaded from the OMS into APX, and trade execution detail is reported to the relevant custodian bank(s).

f.
Managed Accounts. For managed accounts that are maintained on Westwood’s OMS, trades are created in the OMS by a member of the Trading Desk. Upon creation, all orders first go through a pre-trade compliance review using the OMS trade compliance system. Trades are then sent electronically for review and approval by a member of the Portfolio Team before they are released to the trade blotter for execution.

i.	For managed accounts maintained on Westwood’s OMS, the trade execution process follows the Domestic Trading Execution process set forth in subsection a. above.

ii.
For managed accounts that trade on a separate trading platform (e.g. APL), trades are created on the relevant trading platform by a member of the Trading Desk after the trades have been executed in the institutional accounts. The trades are built to mirror, to the extent possible and subject to trade/lot size restrictions, the institutional trades executed in the related strategy. These trades are then submitted through the trading platform to the directed broker for execution.

g.	Trading Procedures. Westwood maintains trading procedures documentation for use by backup trading personnel.

h.
Capture Executed Trade Information. Trade execution information is documented electronically if traded via FIX, and manually if traded otherwise. All order information created and executed in our OMS is kept permanently in our systems.

i.	Records. All account transactions conducted through Westwood’s OMS are kept permanently in our systems.

j.
Reconciliation. All trades and holdings are reconciled either on a daily or monthly basis to the Custodial Statement by a member of the Investment Operations department. Any trade differences are researched and corrected, as needed. Hard copies of both the custodial statements and APX reports are filed electronically each month.

k.
Monitor Trade Activity. On a daily basis, an Investment Operations Analyst reconciles all DTC confirmations to trades that are in the OMS. Any trade discrepancies are immediately reported to the Traders, researched, and corrected. The Investment Operations department is responsible for reconciling all accounts at the end of each month between the Custodial Statement and APX. (Daily transaction reconciliation can be performed if the custodian has REX capability or similar.) The TOMC formally reviews the firm’s trading activities.

l.	In compliance with NI 31-103, trade confirmations may include the following information:

i.	The quantity and description of the security;

ii.	The price per security;

iii.	The commission and any other amount charged;

iv.	Whether the Firm acted as principal or agent;

v.	The name of the representative;

vi.	The date and name of the marketplace, if any, on which the transaction took place (if applicable, disclosure that the transaction took place on more than one marketplace over more than one day);

vii.	The settlement date of the transaction; and

viii.	If applicable, disclosure that the security is a security of the Firm, of a related issuer, or of a connected issuer of the Firm.

4.4.7.	Stepouts and Cross Trades.
The Trading Desk has the discretion to employ “step-out” procedures to accommodate all clients in one trade in certain thinly traded stocks, or where best execution would be attained by using a single broker for execution rather than several brokers. In addition, an executing broker for a block trade may step-out a portion of the aggregated trade to a broker- dealer when a client has directed that trades be executed or settled through that particular broker-dealer. In these circumstances, a broker other than the broker settling a trade may have executed the trade. As a result, clients may incur additional transaction costs.
Westwood does not participate in cross-trades.

4.4.8.	Cross Ownership.

a.
Sections 20(c) and 20(d) of the Investment Company Act of 1940 limit a fund’s ability to acquire voting securities of another fund or any other company if, as a result of such acquisition, cross-ownership or circular ownership would exist. If cross-ownership or circular ownership between a fund and any other company comes into existence upon the purchase by the fund of the securities of another company, within one year after it becomes aware of such ownership, the fund must eliminate the cross- ownership or circular ownership;

i.	Cross Ownership - “Cross-ownership” exists between two companies when each company beneficially owns more than 3% of the outstanding voting securities of the other company; and

ii.
Circular Ownership - “Circular ownership” exists between two companies if such companies are included within a group of three or more companies, each of which (a) beneficially owns more than 3% of the outstanding voting securities of one or more other companies in the group and (b) has more than 3% of its outstanding voting securities beneficially owned by another company, or by each of two or more other companies, in the group.

b.	As Adviser to the Westwood Funds, Westwood is responsible for monitoring compliance with this rule. In this regard:

i.
Annual Review - Westwood will, at least annually, compare (a) a list of corporate shareholders of the Funds it advises to identify any beneficial owners of 3% or more of a Fund’s shares with (b) a list of portfolio positions consisting of 3% of the shares of any Fund;

ii.	Review Matches - In the event the comparison described above produces any matches, Westwood will review the matches to determine whether cross ownership or circular ownership exists;

iii.	Action Required - In the event of cross ownership or circular ownership, Westwood will cause the affected Funds to take steps within one year to eliminate such cross or circular ownership; and

iv.
Board Notice - Westwood will promptly notify the Advisor’s Inner Circle Fund Board in the event that it discovers any cross- or circular ownership and will notify the Board of the plan to eliminate such ownership.

4.4.9.	Trading Errors.
a.    Errors. As a fiduciary, Westwood has the responsibility to effect orders correctly, promptly and in the best interests of our clients. In the event any error occurs in the handling of any client transactions, whether due to actions or inactions by Westwood or by others, Westwood’s policy is to seek to identify and correct any errors as promptly as possible without disadvantaging the client or benefiting Westwood in any way.

If the error is the responsibility of Westwood, any client transaction will be corrected and Westwood will be responsible for any client loss resulting from an inaccurate or erroneous order. The Firm will also determine the cause of the error and review and revise procedures as necessary to prevent future errors.

Westwood monitors and reconciles all trading activity, identifies and resolves any trade errors promptly, documents each trade error with appropriate supervisory approval, and maintains a trade error file.

b.    Error Notification. Westwood’s procedure for error notification when a trade error has settled in a client account is as follows:

1.	Notify Portfolio Manager;

2.	Provide the Legal & Compliance team and the CFO/Accounting team with a detailed explanation along with relevant documentation;

3.	Send wire or check to cover Trade Error if there is a resulting loss; and

4.	A Trade Error Form, which also includes the relevant documentation as attachments, is completed through the Legal & Compliance SharePoint portal so that records will be centralized and complete.

4.4.10.	Trade Order Management Committee.
The TOMC is responsible for the periodic review and monitoring of brokerage commissions, soft dollars, best execution, brokerage firms, compliance policies, trade errors, and IPO participation. Membership on the TOMC is made up of representatives from Trading, Legal & Compliance, Performance
& Risk Analytics, Data Management, and others, as needed.

4.4.11.	Trading Disclosures.
Periodic reviews are made of the Firm’s Disclosure Brochures, advisory agreements, and other materials for appropriate disclosures of the Firm’s trading practices and any conflicts of interest.

4.4.12.	Rule 10f-3 Procedures.
Section 10(f) of the 1940 Act generally prohibits a fund from purchasing any security during the existence of any underwriting syndicate where the principal underwriter of that security is, among other persons, an adviser to a fund or an affiliated person of an adviser to a fund. The rule’s conditions are designed to prevent an underwriter from “dumping” unmarketable securities on affiliated funds, or from earning excessive underwriting fees. Rule 10f-3 under the 1940 Act exempts certain transactions from the prohibitions of Section 10(f). Rule 10f-3 applies only to the purchase of publicly offered registered securities, Government Securities, and securities sold in an eligible (i) municipal securities offering, (ii) foreign offering, or
(iii) Rule 144A offering.
No Westwood affiliate is a broker-dealer or would otherwise participate in an underwriting. For other underwriting participants that might be affiliated with Westwood’s fund clients, Westwood’s compliance with Rule 10f-3 is achieved (a) for the Westwood Funds, through the 10f-3 procedures of and the associated quarterly reporting to SEI Investments Distribution Co., the distributor of the Westwood Funds, and (b) for sub-advised funds, through the agreements and due diligence processes that are in place with Westwood’s sub-advisory clients. Westwood’s Trading Desk documents its participation in IPOs and provides information from this documentation to SEI and sub-advisory clients for purposes of ensuring compliance with Rule 10f-3 and the filing of any necessary reports by the appropriate fund.

5.	BEST EXECUTION

5.1.	Policy.
As an investment advisory Firm, Westwood has a fiduciary and fundamental duty to seek best execution for client transactions.

Westwood, as a matter of policy and practice, seeks to obtain best execution for client transactions, i.e., seeks to obtain not necessarily the lowest commission but the best overall qualitative execution in the particular circumstances.

5.2.	Responsibility.
Westwood’s trading desk is responsible for the implementation and monitoring of our best execution policy, practices, disclosures and recordkeeping. The Trade Order Management Committee (“TOMC”) is responsible for monitoring our best execution policy, practices, disclosures and recordkeeping.

5.3.	Background.
Best execution has been defined by the SEC as the “execution of securities transactions for clients in such a manner that the client’s total cost or proceeds in each transaction is the most favorable under the circumstances.” The best execution responsibility takes into account the circumstances of each particular transaction, and an adviser must consider the full range and quality of a broker-dealer’s services, including execution capability, commission rates, and the value of any research, financial responsibility, and responsiveness, among other things.

5.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm’s best execution policy and conducts reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate:

5.4.1.	Trade Order Management Committee
Westwood has established the Trade Order Management Committee.

a.	The TOMC is comprised of representatives from Trading, Legal & Compliance, Performance & Risk Analytics, Data Management, and others, as needed;

b.
The TOMC has responsibility for monitoring our Firm’s trading practices, gathering relevant information, reviewing broker financials, stability of the business, and overall commissions, among other things;

c.
The Trading Desk conducts quarterly testing of the Firm’s brokerage and best execution practices. The TOMC reviews the results of this testing on a quarterly basis, along with an evaluation of the Firm’s brokerage and best execution practices, and evaluates services provided by brokers. These reviews are documented in the TOMC meeting minutes.

5.4.2.	Selection.
In selecting broker-dealers to execute client transactions, Westwood generally considers all relevant information, including but not limited to:

a.	The price of the security;

b.	The size and difficulty of the order;

c.	The quality of execution and liquidity services provided by the broker- dealer;

d.	Commission rates;

e.	The broker-dealer’s research and investment ideas;

f.	The broker-dealer’s ability to obtain timely execution;

g.	The broker-dealer’s execution policies and commitment to providing best execution;

h.	The size and volume of the broker-dealer’s order flow;

i.	The reliability, efficiency, accuracy, integrity of the broker-dealer’s general execution and operational capabilities; and

j.	The financial condition of the broker-dealer.

Westwood may also maintain and update an "Approved Broker-Dealer List" based upon the Firm's reviews.

5.4.3.	Form ADV.
A summary of Westwood’s brokerage and best execution practices is disclosed in our Form ADV Part 2.

5.4.4.	Best Execution File.
A Best Execution file is maintained, which (a) compiles the information obtained and used in Westwood’s periodic best execution reviews and analysis, and (b) documents the Firm’s best execution practices.

5.4.5.	Large Trader.
Westwood is a “Large Trader” and follows the procedures set forth in 4.4.5 above.

6.	DIRECTED BROKERAGE

6.1.	Policy.
Westwood permits clients to select the broker that executes securities transactions for the client’s account (known as “directed brokerage”). Westwood may accept client instructions for directing the client’s brokerage transactions to a particular broker- dealer. Any client instructions to Westwood are to be in writing with appropriate disclosures that for any directed brokerage arrangements Westwood will not negotiate commissions, may not obtain volume discounts or aggregate directed transactions, and that commission charges will vary among clients and best execution may not be obtained.

Westwood may not be able to aggregate such client’s order with orders for other clients Consequently, Westwood may not be able to obtain best execution for a client that directs brokerage. Further, a client that directs brokerage may pay higher commissions because Westwood may not participate in the negotiation of commission rates for those transactions.

When instructed in writing by a client, Westwood directs trading to a broker-dealer specified by the client and discloses to the client that the ability to negotiate commissions and obtain volume discounts may be compromised.

6.2.	Responsibility.
The Firm’s Chief Investment Officer and the heads of key investment divisions (who are currently Mark Freeman, Patricia Perez-Coutts, David Clott, and Shawn Mato) have the responsibility for the implementation and monitoring of our directed brokerage policy, practices, disclosures and recordkeeping. The CCO is responsible for maintaining the disclosures regarding our directed brokerage policy.

6.3.	Background.
Clients may direct advisers to use a particular broker-dealer under various circumstances, including where a client has a pre-existing relationship with the broker or participates in a commission recapture program, among other situations. Advisers may also elect not to exercise brokerage discretion and, therefore, require clients to direct brokerage. Advisers should recommend to clients the use of broker-dealers providing reasonable, competitive and quality brokerage services and advise clients if a client's directed broker does not provide competitive and quality services.

Westwood does not recommend, request or require clients to direct brokerage.

6.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm’s directed brokerage policy and conducts reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate:

6.4.1.	Any directed brokerage instructions and arrangements are to be in writing and must be reviewed and approved by the Legal and Compliance department.

6.4.2.	Westwood provides appropriate disclosures in Part 2A of Form ADV: Firm Brochure and in the Firm’s advisory agreement:

a.
If a client elects to direct brokerage transactions to a particular broker- dealer, Westwood may not be able to aggregate such client’s order with orders for other clients. Consequently, Westwood may not be able to obtain best execution for a client that directs brokerage.

b.	A client that directs brokerage may pay higher commissions because Westwood may not participate in the negotiation of commission rates for those transactions.

c.	Clients that direct their brokerage to a specific broker-dealer, including any wrap account clients, may not participate in IPO allocations.

6.4.3.
Client brokerage instructions are maintained in each client’s document file, and on a quarterly basis the TOMC will review the status of directed accounts as it relates to meeting the client’s requirements.

6.4.4.	Any relationships and conflicts of interest relating to arrangements in which brokers refer clients to the Firm are disclosed to clients.

7.	COMMISSION SHARING ARRANGEMENTS

7.1.	Policy.
Westwood utilizes research, research-related products and other brokerage services on a soft dollar commission basis. Westwood makes a good faith determination of the value of the research product or services in relation to the commissions paid. Westwood also maintains soft dollar arrangements for those research products and services that assist Westwood in its investment decision-making process.

In the event Westwood obtains any mixed-use products or services on a soft dollar basis, Westwood makes a reasonable allocation of the cost between that portion which is eligible as research or brokerage services and that portion which is not so qualified. The portion eligible as research or other brokerage services is paid for with discretionary client commissions, and the non-eligible portion, (e.g., computer hardware, accounting systems, etc.), which is not eligible for the Section 28(e) safe harbor, is paid for with Westwood’s own funds. For any mixed-use products or services, Westwood maintains appropriate records of its reviews and good faith determinations of its reasonable allocations.

Westwood periodically reviews the Firm’s soft dollar arrangements, budgets, and allocations and monitors the Firm’s policy. As part of Westwood’s policy and soft dollar practices, appropriate disclosures are included in Part 2A of Form ADV and are periodically reviewed and updated to accurately disclose the Firm’s policies and practices.

7.2.	Responsibility.
The Investment Policy Committee (“IPC”) has the responsibility for the implementation and monitoring of our soft dollar policy, practices, disclosures, and recordkeeping.

7.2.1.	Implementation.
The General Counsel and CCO has the primary responsibility for the implementation and monitoring of our soft dollar policy, practices, disclosures and recordkeeping. The IPC has the primary responsibility for reviewing and approving soft dollar relationships.

7.2.2.	Vendor Liaison.
The Data Management Team is responsible for oversight of the research tools employed and often acts as research vendor liaison with respect to the Firm’s global and emerging markets strategies. The Data Management Team is responsible for oversight of the research tools database and acts as research vendor liaison for all other strategies.

7.2.3.	Contract Administration.
The Data Management Team is involved with ongoing contract administration for the various services and products paid for with soft dollars with respect to the Firm’s global and emerging markets strategies. The Data Management Team is responsible for ongoing contract administration for services/products paid for with soft dollars for all other strategies.

7.3.	Background.
Soft dollars generally refers to arrangements whereby a discretionary investment adviser is allowed to pay for and receive research, research-related or execution services from a broker-dealer or third-party provider, in addition to the execution of transactions, in exchange for the brokerage commissions from transactions for client accounts.

Section 28(e) of the Securities Exchange Act of 1934 allows and provides a safe harbor for discretionary investment advisers to pay an increased commission, above what another broker-dealer would charge for executing a transaction, for research and brokerage services, provided the adviser has made a good faith determination that the value of the research and brokerage services qualifies as reasonable in relation to the amount of commissions paid. Further, under SEC guidelines, the determination as to whether a product or service is research or other brokerage services, and eligible for the Section 28(e) safe harbor, is whether it provides lawful and appropriate assistance to the investment manager in performance of its investment decision-making responsibilities. Westwood intends to use soft dollars only for those products and services that fall within the Section 28(e) safe harbor.

In Interpretative Release Commission Guidance Regarding Client Commission Practices under Section 28(e), dated July 24, 2006, the SEC revised and clarified "brokerage and research services" in view of evolving technologies and industry practices. The Release updated prior Section 28(e) guidance and revised definitions including eligible and non-eligible research products and services for the Section 28(e) safe harbor. The SEC Release was effective July 24, 2006.

In 2008, the SEC proposed guidance about the responsibilities of boards of directors of investment companies regarding portfolio trading practices, including soft dollars and best execution practices. (See Release Nos. 34-58264, IC-28345, and IA-2763, 7/20/2008).

On July 30, 2013, staff of the SEC's Division of Trading and Markets issued a no-action letter confirming that commissions from certain fixed-income trades conducted on an agency basis can qualify for the Section 28(e) safe harbor, and that commissions from these fixed-income trades may be used to purchase third-party research, provided that (i) all applicable conditions of the Section 28(e) safe harbor are met and (ii) the institutional asset managers are otherwise complying with federal securities laws. (See Carolina Capital Markets, Inc., SEC No-Action letter, available 7/30/2013).

7.4.	Procedure.

7.4.1.	Commission Allocation, Soft Dollar Commitments and Research Tools.
Westwood has adopted the following procedures to implement the Firm’s commission sharing arrangement policy and conducts reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate:

a.	The Investment Policy Committee (“IPC”) is responsible for the review and monitoring of soft dollar arrangements for all strategies other than our global and emerging markets strategies;

i.	The IPC meets periodically to review commission allocation (actual vs. target) and the percentage of commission dollars directed to the commission sharing arrangements in place;

ii.	The Chief Investment Officer is responsible for the approval of any new soft dollar arrangements;

iii.	The Chief Investment Officer initially reviews and approves, and thereafter the IPC reviews each of the Firm's soft dollar arrangements and brokerage allocations for soft dollar research services and products on a periodic basis;

iv.	Westwood has adopted Commission Allocation, Research Tool Selection and Soft Dollar Monitoring Procedures for strategies other than our global and emerging markets strategies; and

v.
The IPC meets at least annually to review contractual commitments for research tools and data services, commission allocation, new product/service recommendations and modification of soft dollar procedures, if necessary.

b.	The entire WIA investment team is responsible for the review and monitoring of soft dollar arrangements for the Firm’s global and emerging markets strategies.

i.
The entire WIA investment team meets on a semi-annual basis to review commission allocation (actual vs. target) as well as the percentage of commission dollars directed to the commission sharing arrangements in place;

ii.	The SVP, Lead Portfolio Manager is responsible for the approval of any new soft dollar arrangements for those strategies; and

iii.
The SVP, Lead Portfolio Manager initially reviews and approves, and the entire WIA investment team thereafter reviews, each of the soft dollar arrangements and brokerage allocations for soft dollar research services and products with respect to those strategies on a periodic basis.

c.
Form ADV disclosures regarding Westwood’s soft dollar policy and soft/mixed use services and products are reviewed for consistency with the Firm's policy and practices, and such disclosures provide specific information regarding the soft dollar services and products received during the Firm's preceding fiscal year.

7.4.2.	Services.

a.
The brokerage and research services received by Westwood generally include proprietary or third party research, general economic and market information, portfolio strategy advice, industry and company comments, technical data, evaluations of securities, trading execution software, pricing services, credit research analysis, general reports, consultations, performance measuring data, on-line pricing, brokerage execution-related services, and special execution capabilities, newswire and quotation services (e.g., Reuters, Bloomberg, First Call), and recommendations as to the purchase or sale of securities.

b.
To the extent that certain items have research and non-research components (“mixed-use”), Westwood allocates soft dollars for only those portions of the service or product that are research or execution- related. This analysis is conducted on a case-by-case basis depending upon the total costs for a service or product and the extent to which the product or service is used by Westwood for research or brokerage execution-related services. For any mixed-use products or services, Westwood maintains appropriate records of its reviews and good faith determinations of its reasonable allocations.

7.4.3.	Disclosures.

Form ADV disclosures regarding Westwood’s soft dollar policy and soft/mixed-use services and products are reviewed by compliance personnel for consistency with the Firm’s policy and practices on at least an annual basis and provide specific information regarding the soft dollar services and products received.

7.4.4.	Conflict of Interest.

a.
Westwood may use the products and services received from broker- dealers to service all Westwood accounts. Thus, not all such services may be used for the benefit of the client who pays the brokerage commission resulting in the receipt of such research or brokerage services;

b.
The use of brokerage commissions to obtain research and brokerage- related products and services creates a conflict of interest between Westwood and its clients because the clients pay for such products or services, which may not be exclusively for the benefit of the advisory clients and which may be primarily or exclusively for the benefit of Westwood;

c.
To the extent that Westwood is able to acquire products and services without expending its own resources (including management fees paid by clients), Westwood’s use of commission sharing would tend to increase its profitability;

d.	The availability of these non-monetary benefits may influence Westwood to select one broker-dealer over another to perform services for clients; and

e.	The use of “mixed-use” products or services creates a conflict to the extent that Westwood allocates the cost of the product or service to soft dollars.

7.4.5.	Reports.
Westwood provides a commission sharing report to clients upon request. Clients may direct Westwood as to how to prepare this report.

8.	PRINCIPAL TRADING

8.1.	Policy.
Westwood’s policy and practice is to NOT engage in any principal transactions, and our Firm’s policy is appropriately disclosed in Part 1A and Part 2A of the Firm’s Form ADV.

8.2.	Responsibility.
The Firm’s Chief Investment Officer and the heads of key investment divisions (who are currently Mark Freeman, Patricia Perez-Coutts, David Clott, and Shawn Mato) have the responsibility for the implementation and monitoring of our principal trading policy and disclosures that the Firm does not engage in any principal transactions with advisory clients.

8.3.	Background.
Principal transactions are generally defined as transactions where an adviser, acting as principal for its own account or the account of an affiliated broker-dealer, buys any security from or sells any security to any advisory client. As a fiduciary and under the anti-fraud section of the Advisers Act, principal transactions by advisers are prohibited unless the adviser (a) discloses its principal capacity in writing to the client in the transaction and (b) obtains the client’s consent to each principal transaction before the settlement of the transaction.

8.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm’s principal trading policy and conducts reviews to monitor and ensure the Firm’s policy is observed, implemented properly, and amended or updated, as appropriate:

8.4.1.	Westwood’s policy of prohibiting any principal trades with advisory clients has been communicated to relevant individuals, including management, traders and portfolio managers, among others;

8.4.2.	Westwood’s policy is appropriately disclosed in the Firm's Form ADV, Parts 1A and 2A;

8.4.3.	The Compliance department periodically monitors the Firm’s advisory services and trading practices to help ~~e~~nsure no principal trades occur for advisory clients; and

8.4.4.
In the event of any change in the Firm's policy, management must approve any such change, and any principal transactions would only be allowed after meeting strict regulatory requirements, after appropriate reviews, approvals, and disclosures were made, and if it were determined that proper records would be maintained.

9.	INSIDER TRADING

9.1.	Policy.
Westwood’s policy prohibits any supervised person from acting upon, misusing or disclosing any material, non-public information, known as inside information. Any instances or questions regarding possible inside information must be immediately brought to the attention of the Chief Compliance Officer, General Counsel or senior management, and any violations of the Firm’s policy will result in disciplinary action up to and including termination.

9.2.	Firm-Specific Policy Comment.
Illegal insider trading is against the policy of the Firm. Such trading can cause significant harm to the Firm’s reputation for integrity and ethical conduct. Individuals who fail to comply with the requirements of this Insider Trading Policy are subject to disciplinary action at the sole discretion of the Firm, including dismissal for cause.

9.3.	Responsibility.
Westwood’s General Counsel is responsible for the implementation and monitoring of the Firm’s Insider Trading Policy, practices, disclosures and recordkeeping.

9.4.	Background.
Various federal and state securities laws and the Advisers Act (Section 204A) require every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such adviser’s business, to prevent the misuse of material, non-public information in violation of the Advisers Act or other securities laws by the investment adviser or any person associated with the investment adviser.

In August 2011, the Commonwealth of Massachusetts became the first state to regulate the use of investment consultants by investment advisers when it adopted a rule requiring an adviser to first obtain a written certification that discloses all confidentiality restrictions that the consultant has that are relevant to its work for the adviser. The consultant must sign and date the attestation that acknowledges that the consultant will not provide the adviser with any material, non-public information.

9.5.	Procedure.
Westwood has adopted the following procedures to implement the Firm's Insider Trading Policy, which, while maintained as a separate document, is incorporated by reference and made a part of these Policies and Procedures (Exhibit B), and conducts reviews to monitor and ensure the Firm's policy is observed, implemented properly and amended or updated, as appropriate:

9.5.1.	Handling of Information.
The Firm records must always be treated as confidential. No supervised person shall at any time make any recommendation or express any opinion as to trading in the Firm’s securities. Information learned about other entities in a special relationship with the Firm, such as acquisition negotiations, is confidential and must not be given to outside persons without proper authorization. All confidential information in the possession of a supervised person is to be returned to the Firm at the termination of his or her relationship with the Firm.

9.5.2.	Trading.
Supervised persons of the Firm shall not effect any transaction in the Firm’s securities if they possess material, non-public information about the Firm. This restriction generally does not apply to the exercise of stock options under the Company's stock option or deferred compensation plans, but would apply to the sale of any shares acquired under such plans. In addition to the personal trading restrictions set forth in Westwood’s Code of Ethics, every supervised person is subject to the following insider trading restrictions:

a.
Personal Brokerage Account Disclosure: All Westwood employees must disclose personal brokerage and/or securities accounts and initial/annual securities holdings and must report at least any reportable transactions in their employee and employee-related personal accounts;

b.
Pre-Clearance by Chief Compliance Officer or Designee. Every employee of the Firm must receive pre-clearance through the CCO or his or her designee before he or she effects any transaction in the Firm’s securities.

c.
Trading Window/Black-out Communications. Westwood directors, officers, employees at the Vice President level and above, and employees in the Accounting and Legal & Compliance departments may only trade in the Firm’s securities during the Trading Window Period as defined in Exhibit B. Certain persons may also be subject to blackout periods when material, non-public information exists.

d.
Trading in Securities of Other Entities. No supervised person is permitted to effect any transaction in the securities of another entity, the value of which is likely to be affected by Westwood actions that have not yet been publicly disclosed.

e.	Applicability to Family Members. The restrictions on personal trading and insider trading also apply to family members.

f.
Rule 10b5-1 Trading. The Investment Policy restrictions do not apply to purchases or sales of securities of the Firm made by the persons covered hereby who have entered into a written trading plan that complies with Rule 10b5-1 of the Exchange Act and that has been approved by the Chief Compliance Officer.

g.
Review of Personal Trading Activity. Pursuant to the Code of Ethics, the CCO or a designated officer reviews all personal investment activity for supervised persons and supervised person-related accounts on a periodic basis using the Schwab CT system.

9.5.3.	Reporting.
Persons subject to the Insider Trading Policy are required to report to the CCO if they have reason to believe that material, non-public information of the Firm has been disclosed to an outside party without authorization or if they have reason to believe that someone has acted, or intends to act, on inside information.

9.5.4.	Supervised Person - Questions.
The General Counsel, Chief Investment Officer, Chief Compliance Officer, and/or Chief Financial Officer are available to provide guidance to supervised persons on possible insider trading situations or questions.

9.5.5.	Policy Acknowledgment.
The Insider Trading Policy is distributed to all employees, and new employees upon hire, and requires a written acknowledgment by each supervised person. If the policy is amended or revised, it is redistributed to all supervised persons and the new policy will require a written acknowledgment of receipt and understanding by each supervised person.

9.5.6.	Potential Conflicts.
Supervised persons must report to their supervisor or CCO all business, financial or personal relationships that may result in access to material, non-public information.

9.5.7.	Policy Review.
Westwood’s Insider Trading Policy is reviewed and evaluated regularly and is updated as may be appropriate. The policy is also reviewed and evaluated by the Westwood Holdings Group Board on a periodic basis and updated as may be appropriate.
Any violations of the Insider Trading Policy are reviewed by the Trade Management & Compliance Committee (“TMCC”) and recorded in the Firm’s compliance log.

9.5.8.	Report of Violations.
The General Counsel & Chief Compliance Officer prepares a written report to the Westwood Holdings Group Board of Directors of any violations of the Firm’s Insider Trading Policy for implementing corrective and/or disciplinary action.

9.5.9.	Use of Expert Networks.
Westwood does not utilize expert networks.

10.	CODE OF ETHICS

10.1.	Policy.
Westwood, as a matter of policy and practice, and consistent with industry best practices and SEC requirements (SEC Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act), has adopted a written Code of Ethics. The Code applies to any officer, employee-director, or employee of Westwood (each such individual hereinafter referred to as a “Covered Person”).

Our Firm's Code of Ethics requires high standards of business conduct, compliance with federal securities laws, reporting and recordkeeping of personal securities transactions and holdings, reviews and sanctions. The Firm's current Code of Ethics, and as amended, while maintained as a separate document, is incorporated by reference and made a part of these Policies and Procedures.

Westwood’s policy allows Covered Persons to maintain personal securities accounts, provided any personal investing by a Covered Person in any accounts in which the Covered Person has a beneficial interest, including any accounts for any immediate family or household members, is consistent with Westwood’s fiduciary duty to its clients and is consistent with regulatory requirements.

Each Covered Person must identify any personal investment ~~a~~ccounts and report all reportable transactions and investment activity on at least a quarterly basis to the Firm’s CCO, or other designated officer.

10.2.	Responsibility.
The CCO has the primary responsibility for the preparation, distribution, administration, periodic reviews, and monitoring of our Code of Ethics regarding practices, disclosures, sanctions, and recordkeeping.

In addition, the Trade Management & Compliance Committee (“TMCC”) is responsible for, among other things, reviewing employees’ personal securities transactions and activities for compliance with the Code of Ethics. The TMCC is made up of the President
& CEO, the General Counsel & CCO, and the Head of Westwood Trust Operations.

10.3.	Background.
In July 2004, the SEC adopted an important rule (Rule 204A-1), similar to Rule 17j-1 under the Investment Company Act, requiring SEC advisers to adopt a code of ethics that would require, among other things, setting ethical standards and compliance with securities laws, safeguarding material, non-public information about clients’ transactions and portfolio holdings, preparing initial and annual reports of securities holdings for access persons, and preparing a Form ADV Part 2 summary disclosure about the adviser’s code of ethics. The new rule was designed to prevent fraud by reinforcing fiduciary principles that govern the conduct of advisory firms and their personnel.

The Code of Ethics rule had an effective date of August 31, 2004 and a compliance date of February 1, 2005. Among other things, the Code of Ethics rule requires the following:

•	Setting a high ethical standard of business conduct reflecting an adviser’s fiduciary obligations;

•	Compliance with the federal securities laws;

•	Access persons to periodically report personal securities transactions and holdings, with limited exceptions;

•	Prior approval for any IPO or private placement investments by access persons;

•	Reporting of violations;

•	Delivery to and acknowledgment of the Code of Ethics by each employee;

•	Reviews and sanctions;

•	Recordkeeping; and

•	Summary Form ADV disclosure.

An investment adviser's Code of Ethics and related policies and procedures represent a strong internal control with supervisory reviews to detect and prevent possible insider trading, conflicts of interest and potential regulatory violations.

10.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm’s Code of Business Conduct policy (Exhibit I) and the Code of Ethics (Exhibit C), and the Firm conducts reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended, as appropriate:

10.4.1.	Account Identification.
All Covered Persons must acknowledge receipt of the Firm’s Code of Ethics initially upon hire and annually thereafter through electronic certification in Schwab Compliance Technologies (“Schwab CT”). Part of the acknowledgement/certification requires a Covered Person to identify accounts required to be disclosed pursuant to the Code of Ethics.

10.4.2.	Policy Acknowledgment.
The Code of Ethics is distributed to all employees, and new employees upon hire, and requires a written acknowledgment by each Covered Person. If the policy is amended or revised, it is redistributed to all supervised persons and the new policy will require a written acknowledgment of receipt and understanding by each supervised person. The current Code of Ethics is also maintained on the Firm’s website for easy access by Covered Persons.
The Firm provides initial and annual education about the Code of Ethics and each Covered Person’s responsibilities and reporting requirements under the Code of Ethics.

10.4.3.	Personal Transaction Restrictions.
Covered Persons are prohibited from purchasing or selling for their personal accounts any securities that Westwood is purchasing or owns in client accounts, with the exception of five trades per month, each totaling $5,000 or less, in securities with market caps in excess of $5 billion. These trades must be submitted for pre-clearance and are monitored by the Compliance department.

10.4.4.	Pre-clearance Process.
Using the Schwab CT system, Covered Persons must pre-clear personal securities transactions through the CCO or designee, who are responsible both for confirming that the trade complies with our Code of Ethics and also for conferring with the relevant personnel, as needed, to confirm

Westwood’s ownership of the security or any intended trades involving the security.

10.4.5.	Duplicate Statements.
All Covered Persons must provide electronic feeds to or duplicates of brokerage statements and trade confirmations of all required information for covered personal securities transactions to the CCO or other designated officer. Beginning in 2017, Westwood has limited the brokers that Covered Persons may utilize for their personal brokerage accounts (other than managed accounts).

10.4.6.	Covered Securities.

a.
“Securities” is defined to include any financial instruments treated as a security for investment purposes and any related instruments such as futures, forward or swap contracts entered into with respect to one or more securities. However, the term security does not include securities issued by the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short- term debt instruments, including repurchase agreements, or units of bank-regulated commingled funds.

b.	Exempt Securities & Transactions. All personal securities transactions are covered except:

i.	Participation on an ongoing basis in an automatic investment plan, including 401(k) plans or an issuer’s dividend reinvestment or stock purchase plan;

ii.	Participation in any transaction over which no Covered Person had any direct or indirect influence or control, and involuntary transactions (such as mergers, inheritances, gifts, etc.);

iii.	Shares of registered open-end investment companies other than shares of investment companies advised by the Firm or its affiliates or subadvised by the Firm; and

iv.	Securities transactions processed for a Covered Person account that has been formed for the sole purpose of product development.

10.4.7.	Personal Transaction Reviews.
The TMCC reviews all Covered Persons’ reports of personal securities transactions for compliance with the Firm’s policies, including the Insider Trading Policy, regulatory requirements and the Firm’s fiduciary duty to its clients, among other things.
The General Counsel & CCO, or other designated individual obtains and reviews Covered Persons’ personal transactions and holdings reports as needed.

10.4.8.	Client Requests.
The Compliance department and/or Client Service is responsible for receiving and responding to any client requests for the Firm’s Code of Ethics.

10.4.9.	Policy Review.
The Chief Compliance Officer, with other designated officers, conducts a review of the Firm's Code of Ethics at least annually and updates the Code of Ethics as may be appropriate. Other materials are reviewed, as well, including but not limited to, acknowledgments and/or certifications, initial and annual holdings reports, reports of personal securities transactions, violations and sanctions, and other documentation.
The Firm’s Form ADV is reviewed and amended, when necessary, to appropriately disclose a summary of the Firm’s Code of Ethics, which includes an offer to deliver a copy of the Code upon request by an existing or prospective advisory client.

10.4.10.	Anti-Corruption Procedures.
Westwood has adopted written policies and procedures with respect to off- shore business undertakings. These policies and procedures have been developed to be proportionate to the Firm's risk and are designed to deter and detect foreign bribery. They are applicable to all officers, directors, and employees, as well as other entities over which our Firm has control, with respect to foreign business activities we conduct. Our policies include the following:

a.
Our Firm's policies regarding gifts, entertainment, charitable contributions and solicitation activities are generally applicable to any of our business activities, except with respect to any interaction with a foreign government official;

b.	Because of regulatory implications, our Firm policy prohibits providing anything of value to a foreign government official without first obtaining approval from a designated officer of the Firm;

c.	Our Firm's policy prohibits facilitation payments;

d.
We conduct risk-based due diligence prior to the engagement of third- parties such as joint-venture partners, consultants, representatives, contractors, agents and other intermediaries, and any other individuals/entities representing our Firm;

e.	We provide any such third parties with our Firm's anti-corruption/anti- bribery policies and obtain their written commitment to abide by such policies;

f.	We have a financial/accounting system that ensures the maintenance of accurate records and accounts;

g.	Our policies ensure that no Covered Person will suffer any adverse consequences for refusing to pay bribes—even if that may result in the loss of business;

h.
We will provide appropriate anti-corruption compliance training for the Firm's Covered Persons having possible exposure to corruption; additionally, new Covered Persons will undergo appropriate training upon joining the company when such training is relevant to the individual's job function;

i.	Westwood’s CCO should be contacted directly with any questions concerning the Firm's practices (particularly when there is an urgent need for advice on difficult situations in foreign jurisdictions);

j.
As part of our Annual Holdings Report and Certifications, Westwood requires certification by each officer, director or supervised person of his or her commitment to abide by the Firm's anti-corruption policy;

k.
We require mandatory reporting to Westwood’s CCO of any incident or perceived incident of bribery, and, consistent with our Firm's Whistleblower reporting procedures, such reports will be investigated and handled promptly and discreetly; and

l.	Violations of the Firm's policies may result in disciplinary actions up to and including termination of employment.

11.	DISCLOSURE BROCHURES

11.1.	Policy.
Westwood, as a matter of policy, complies with relevant regulatory requirements and maintains required disclosure brochures on a current and accurate basis. Our Firm's Form ADV Part 2 provides information about the Firm’s advisory services, business practices, professionals, policies and any actual and potential conflicts of interest, among other things.

In addition, registered investment companies must maintain a current prospectus that makes full and fair disclosure to investors. As adviser to registered investment companies, various pooled funds, and Undertakings for Collective Investment in Transferable Securities (collectively “Funds”), Westwood, along with the administrator and Fund counsel, is responsible for ensuring compliance with disclosure requirements on behalf of the Funds.

11.2.	Responsibility.
The CCO is responsible for maintaining Westwood’s required Brochures on a current and accurate basis, making appropriate amendments and filings, ensuring initial delivery of the applicable Brochures to new clients and annual delivery of the Brochures or a Summary of Material Changes, and maintaining all appropriate files.

11.3.	Background.
In July 2010, the SEC unanimously approved and adopted Amendments to Form ADV (Release No. IA-3060, File No. S7-10-00, publicly available 7/28/2010), significantly changing the form and content of disclosures that registered investment advisers are generally required to provide to clients and prospective clients. The new Part 2 is comprised of three parts:

•	Part 2A, Firm Brochure;

•	Part 2A Appendix 1, Wrap Fee Program Brochure (only required to be filed by investment advisers who sponsor wrap programs); and

•	Part 2B, Brochure Supplement.

An adviser's Form ADV Part 2 is a narrative disclosure document, written in plain English. Investment advisers are required to respond to each of the required items in a consistent, uniform manner that will facilitate clients' and potential clients' ability to evaluate and compare firms. Each brochure must follow the prescribed format, including a table of contents that lists the eighteen separate items for SEC-registered advisers (nineteen for state-registered advisers), using the headings provided in the current 'form'. All advisers are required to respond to each item, even if it is inapplicable to the adviser's business; however, if required disclosure is provided elsewhere in the brochure, the adviser can direct the reader to that item rather than duplicate disclosure.

As a registered investment adviser, Westwood has a duty to comply with the disclosure brochure delivery requirements of Rule 204-3 under the Advisers Act, or similar state regulations.

Funds must maintain a current prospectus that makes full and fair disclosure to investors. To satisfy these requirements, Funds must file an annual post-effective amendment to their registration statement on Form N-1A that complies with all statutory and form requirements. If events occur after the effective date of a registration statement or post-effective amendment that would have an impact on the disclosure in the registration statement, the Funds must amend the disclosure to make it not misleading either by filing a post-effective amendment or a supplement. Each Fund’s annual and semi-annual reports sent to Fund shareholders (portions of which are incorporated by reference into each Fund’s registration statement) must be accurate and not misleading and generally comply with all applicable regulatory requirements.

11.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm’s disclosure brochures policy and conducts reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate:

11.4.1.	Form ADV.

1.	Initial Delivery.

i.
A representative of Westwood provides a copy of the Firm Brochure (and/or Wrap Fee Program Brochure, if applicable), to each prospective client either prior to or at the time of entering into an advisory agreement with the client;

ii.	Westwood maintains records evidencing delivery of the Disclosure Brochures to each client; and

iii.	The CCO maintains dated copies of all Westwood’s Brochures so as to be able to identify which Brochures were in use at any time.

2.	Annual Delivery.
Westwood delivers to each client, annually within 120 days of the Firm’s fiscal year end and without charge, if there are material changes since the Firm’s last Annual Updating Amendment ("AUA"), either (a) a current copy of the Firm Brochure (and/or Wrap Fee Program Brochure, if applicable), or (b) a summary of material changes and an offer to provide clients with a copy of the Firm's current Brochures without charge. The summary of material changes includes, as applicable, the following contact information by which a client may request a copy of the Brochures:

•	Westwood’s website;

•	An e-mail address;

•	A phone number; and

•	The website address for the IARD, through which the client may obtain information about Westwood.

More specifically, on an annual basis, Westwood sends a copy of our ADV Parts 1 and 2 (Exhibit D) to our clients via email. A record of the ADV delivery is maintained in our email system. Included in this delivery is a copy of our Privacy Disclosure. Westwood delivers the Form ADV via a hard copy mailing if so requested by a client. Westwood maintains a record of all hard copy deliveries in our CRM system. This Annual Delivery is generally completed in March or April every year.

11.4.2.	Prospectus and Offering Documents.
Westwood maintains a current prospectus or offering document for all Funds that makes full and fair disclosure to investors.
To satisfy regulatory requirements, the Firm’s registered investment companies file an annual post-effective amendment to their registration statement on Form N-1A that complies with all statutory and form requirements. If events occur after the effective date of a registration statement or post-effective amendment that have an impact on the disclosure in the registration statement, the registered investment company amends the disclosure to ensure it is accurate and up-to-date and files a post-effective amendment or a supplement. Each registered investment company’s annual and semi-annual reports sent to shareholders (portions of which are incorporated by reference into each registered investment company’s registration statement) must be accurate and not misleading and generally comply with all applicable regulatory requirements.

a.	Registered investment company counsel, with the assistance of SEI Investments Global Funds Services (“SEIGFS”), is responsible for the following:

i.	Deciding whether a change to the registered investment company’s prospectus and/or SAI is “material” and therefore would be required to be filed under Rule 485(a);

ii.	Managing the PEA process;

iii.
Updating the prospectuses and forwarding them for review to the Adviser, SEIGFS Legal Services Group, SEIGFS Fund Accounting, the independent public accountants, any other group as appropriate and receiving their comments; and

iv.	Coordinating the PEA process and communicating changes, the filing date, all appropriate exhibits to the registration statement and other information to the financial printer.

b.	Westwood, as Adviser to mutual funds, is responsible for the following:

i.	Reviewing prospectus and Statement of Additional Information drafts and forwarding comments and requested information to counsel; and

ii.	Reviewing the accuracy and completeness of the semi-annual and annual reports, as well as filings on Form N-CSR and Form N-Q.

c.	The transfer agent is responsible for reviewing the accuracy and completeness of account statements sent to shareholders.

d.
Westwood, as adviser to pooled funds, will work with SEI Trust along with outside counsel, when necessary, to review and update the fund offering documents. Westwood, SEI Trust and outside counsel, when necessary, will determine whether a change to the pooled fund offering documents is “material” and therefore must be mailed to the pooled fund participants.

e.
Westwood, as Adviser to Undertakings for Collective Investment in Transferable Securities (“UCITS”) funds, will work with the fund administrator along with outside counsel, when necessary, to review and update the fund offering documents. Westwood, the fund administrator, and outside counsel, when necessary, will determine whether a change to the fund offering documents is “material” and therefore must be filed with the Central Bank of Ireland, and/or mailed to the fund shareholders as required by applicable regulations.

11.4.3.	Review and Amendment.

a.
The General Counsel & CCO and a designated group of individuals periodically review the Firm’s required Brochures to ensure they are maintained on a current and accurate basis and properly reflect and are consistent with the Firm’s current services, business practices, fees, investment professionals, affiliations and conflicts of interest, among other things;

b.
The General Counsel & CCO and other designated individuals are responsible for reviewing the prospectus, SAI, annual and semi-annual reports, and all mutual fund filings for accuracy and completeness of information;

c.
When changes or updates to the Brochures are necessary or appropriate, the CCO makes any and all amendments timely and promptly, delivers either the revised Brochures or a summary of material changes to clients, and maintains records of the amended filings and subsequent delivery to the clients as required; and

d.
If the amendment adds disclosure of an event, or materially revises information already disclosed, in response to Item 9 of Part 2A or Item 3 of Part 2B (Disciplinary Information), respectively, a designated employee promptly delivers (i) the amended Firm Brochure and/or Brochure Supplement(s), as applicable, along with a statement describing the material facts relating to the change of disciplinary information, or (ii) a statement describing the material facts relating to the change in disciplinary information.

12.	REGULATORY REPORTING

12.1.	Policy.
Westwood’s policy is to maintain the Firm’s regulatory reporting requirements on an effective and good standing basis at all times.
U.S. Registrations. As a registered investment adviser with the SEC, Westwood monitors, on an ongoing and periodic basis, any regulatory filings or other matters that may require amendment or additional filings with the SEC, any other applicable regulatory authorities, and/or any states for the Firm and its associated persons. Westwood Management Corp. is also a “Notice Filer” with Texas, Indiana, Florida, California, Illinois, Iowa, Louisiana, Maryland, Massachusetts, Michigan, Nebraska, New Jersey, Nevada, New York, North Carolina, Pennsylvania and Virginia. Westwood Advisors, LLC is a notice filer in Illinois, Iowa, Nebraska, Nevada and Texas.

Any regulatory filings for the Firm are to be made promptly and accurately. Our Firm’s regulatory filings include Form ADV, Form PF, Schedules 13D, 13G, Form 13F, Form 13H, FBAR, FATCA, TIC Form SLT and/or TIC B Forms (if applicable), and any others that may be appropriate. Westwood’s parent company, Westwood Holdings Group, Inc., also must comply with various rules and regulations related to its status as a publicly traded company on the New York Stock Exchange.

Canadian Registrations. Westwood International Advisors Inc. (“WIA”) is registered as a portfolio manager, exempt market dealer, and investment fund manager in Ontario, and as a portfolio manager and exempt market dealer in Quebec. Westwood Management Corp. (“WMC”) is relying on the international adviser exemption in Ontario, Quebec, and the Northwest Territories.

Any regulatory filings for WIA are to be made promptly and accurately. WIA’s regulatory filings include Form 31-103F1, audited financial statements, Form 31-103F4 (if applicable), Form 13-502F4, and any others that may be applicable.

12.2.	Responsibility.
The CCO and the General Counsel have the responsibility for the implementation and monitoring of our regulatory reporting policy, practices, disclosures and recordkeeping.

12.3.	Background.

12.3.1.
Form ADV serves as an adviser's registration and disclosure brochure. Form ADV, therefore, provides information to the public and to regulators regarding an investment adviser. Regulations require that material changes to Form ADV be updated promptly and that Form ADV be updated annually. Forms 13D, 13F and 13G are filings required under the Securities Exchange Act related to client holdings in equity securities.

Pursuant to rules adopted by the SEC implementing Sections 404 and 406 of the Dodd-Frank Act, SEC-registered investment advisers with at least
$150 million in private fund assets under management are required to periodically file Form PF.

Schedules 13D, 13G, and Form 13F filings are required under the Securities Acts related to client holdings in equity securities. Form 13H filings are required under the Exchange Act for firms designated as large traders. Form D filings under Regulation D of the Securities Act of 1933 allow issuers of private securities to make offerings, e.g., hedge and private equity fund offerings to investors without registration under the 1933 Act. The SEC has proposed amendments to Form D pursuant to (a) rules adopted permitting general solicitation and general advertising in Rule 506 offerings and (b) 'Bad Actor' provisions that disqualify securities offerings involving certain "felons" and other 'bad actors' from relying on Rule 506 where an issuer or certain other 'covered persons' have had a disqualifying event.

U.S. Department of the Treasury TIC Form SLT is filed with the Federal Reserve Bank of New York to report certain foreign-resident holdings of long-term U.S. securities and/or U.S.-resident holdings of long-term foreign securities; TIC B Forms require reporting of cross-border claims on and liabilities to foreign residents by various 'financial institutions' which include investment advisers and managers, hedge funds, private equity funds, pension funds and mutual funds, among many others. FBAR filings are required for every U.S. person who has a financial interest in, or signature or other authority over, any foreign financial accounts, including bank, securities, or other types of financial accounts in a foreign country, and each such person must report that relationship each calendar year by filing an FBAR with Treasury on or before June 30 of the succeeding year, if the aggregate value of these financial accounts exceeds $10,000 at any time during the calendar year.

12.3.2.
Ontario Securities Commission: As a Portfolio Manager, the Firm is required to file with the OSC within 90 days of its financial year end or within 90 days of the end of each calendar quarter, as the case may be, the following: annual audited financial statements, annual Form 31-103F1, quarterly Form 31-103F1.

The annual and quarterly financial statements must be prepared in accordance with National Instrument 52-107 Acceptable Accounting Principles, Auditing Standards and Reporting Currency, and the statements must be prepared on a non-consolidated basis.

The government of Canada has enacted regulations to assist in the fight against terrorism. These regulations impose a number of duties:

a.	Freeze Property: Any property held by a listed person or entity must be held and frozen.

b.
Duty to disclose: Promptly report to the RCMP and Canadian Security and Intelligence Service (“CSIS”) any property held for any listed person or entity and any details about actual or proposed transactions concerning this property.

c.	Duty to review and make filings: Review records on a continuing basis for any dealings with listed persons or entities and report findings on a monthly basis to the OSC.

d.	Reports are to be filed no later than the 15th day of each calendar month for the previous calendar month, signed by a senior officer of the Firm.

12.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm’s regulatory reporting policy and conducts reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate:

12.4.1.	Required Filings.

Westwood makes an annual filing of Form ADV within 90 days of the end of each fiscal year, the Annual Updating Amendment, to update all disclosures, including certain information required to be updated only on an annual basis.

a.
The General Counsel & CCO and designees amend/update the Form ADV as necessary pursuant to comments/notes made during the year requesting changes and on account of regulatory changes that occurred during the year.

b.	The General Counsel & CCO is responsible for filing the Form ADV. If the General Counsel & CCO is unavailable, a member of the Legal department is responsible for filing the Form ADV.

In compliance with the requirements of the OSC, Westwood makes an annual filing within 90 days of our financial year end and quarterly filings within 90 days of each quarter end. As applicable, such filings include:

a.	Annual audited financial statements for the financial year;

b.	A completed Form 31-103F1, showing the calculation of the Firm’s excess working capital as of the end of the financial year and as of the end of the previous year; and

c.	A completed Form 31-103F1, showing the calculation of the Firm’s excess working capital as of the end of the quarter and as of the end of the previous quarter.

The filings are prepared in accordance with National Instrument 52-107 Acceptable Accounting Principles, Auditing Standards and Reporting Currency, and the statements are prepared on a non-consolidated basis. In connection with such filing, the CFO is responsible for monitoring the capital position of the Firm as often as necessary (and at least on a monthly basis) to ensure its working capital calculation is not less than zero.

The Firm maintains the following records to demonstrate its financial position, the determination of its capital, and its compliance with the filing requirements of the OSC:

a.	Bank reconciliations for operating bank accounts;

b.	Monthly financial statements;

c.	Monthly capital calculations (i.e., Form 31-103F1s);

d.	Annual audited financial statements;

e.	Insurance documentation including evidence of renewal of insurance; and

f.	UN Suppression of Terrorism Report.
In addition to its annual filing, Westwood complies with the Canadian government’s anti-terrorism protocol. The Firm is prepared (i) to hold and freeze any property held by a listed person and (ii) to promptly report to the RCMP and CSIS any property held for any listed person or entity and any details the Firm learns about actual or proposed transactions concerning such property. Westwood also reviews records on a continuing basis for any dealings with listed persons or entities and reports findings on a monthly basis to the OSC. Such reports are filed no later than the 15th day of each calendar month for the previous calendar month and are electronically signed by a senior officer of the Firm.

12.4.2.	Material Changes.
Westwood promptly updates our Disclosure Document and certain information in Form ADV, Part 1 and Part 2, as appropriate, when material changes occur.

All employees should report to the Legal and Compliance department any information in Form ADV that such employee believes to be materially inaccurate or which such employee believes to omit material information.

12.4.3.	Schedules 13D, 13G, and Form 13F, 13H and D, FBAR, TIC Forms (e.g., Forms B, C, and SLT), and Form P.
As applicable, the Disclosure Committee will review Schedules 13D, 13G, and Form 13F, 13H and D, FBAR, TIC Forms (e.g., Forms B, C, and SLT, as applicable) and Form PF filing requirements among others and make such filings and keep appropriate records as required.

a.	The Disclosure Committee is made up of the Chief Financial Officer, General Counsel & Chief Compliance Officer, VP of Finance, AVP-
Controller, and other designated officers, as necessary; and

b.	The AVP-Controller is responsible for filing the forms.

13.	PERFORMANCE

13.1.	Policy.
Westwood, as a matter of policy and practice, prepares and distributes performance information relating to the investment performance of the Firm and advisory clients. Performance information is treated as advertising / marketing materials and designed to obtain new advisory clients and to maintain existing client relationships. Westwood’s policy requires that any performance information and materials must be truthful and accurate, prepared and presented in a manner consistent with applicable rules and regulatory guidelines, and reviewed and approved by a designated officer. Westwood’s policy prohibits any performance information or materials that may be misleading, fraudulent, deceptive and/or manipulative.

13.2.	Firm Specific.
For purposes of compliance with the GIPS standards, the firm (“Westwood” or the “Firm”) is defined as the assets of Westwood Management Corp. (“WMC”), Westwood Advisors, L.L.C. (“Westwood Advisors”), and Westwood International Advisors Inc. (“WIA”). WMC, Westwood Advisors, and WIA are wholly owned subsidiaries of Westwood Holdings Group, Inc. (NYSE: WHG). WMC and Westwood Advisors are both SEC registered investment advisers under the Investment Advisers Act of 1940. WMC provides investment advisory services, primarily managing equity and fixed income portfolios, and Westwood Advisors provides investment advisory services, primarily to individual clients and entities as part of Westwood’s Wealth Management division. WIA is a registered portfolio manager with the Ontario Securities Commission and the Autorité des marchés financiers in Quebec that provides investment advisory services for global and emerging markets equity portfolios. Registration does not imply a certain level of skill or training. On February 1, 2018, Westwood redefined the Firm by adding the assets of Westwood Advisors so that all SEC registered investment advisers under WHG would be included in the Firm definition. Firm verification is conducted by ACA Performance Services on an annual basis. All eligible presentations that we submit are fully compliant with GIPS standards, and we present net performance numbers (and gross performance numbers, when available) in the disclosure statement. All documentation to support our performance and composites is maintained and reviewed by our auditors to ensure accurate performance reporting to clients and prospects.

Westwood strives to have accurate disclosures in the Form ADV, Part 1 and Part 2, Prospectuses and Summaries of Additional Information and offering documents. If any policies or procedures change or any disclosure in any prospectus changes, Westwood acts quickly to ensure that the disclosures are updated to accurately reflect the modification.

13.3.	Responsibility.
The Performance Analysts, under the supervision of the Chief Information Officer & Director of Operations, as appropriate, have the responsibility for implementing and monitoring our policy for the preparation, presentation, review and approval of any performance information to ensure any materials are consistent with our policy and regulatory requirements. The Performance Analysts are also responsible for maintaining, as part of Westwood books and records, copies of all performance materials, including the supporting records to demonstrate the calculation of any performance information for the entire performance information period consistent with applicable recordkeeping requirements, as well as records of reviews and approvals.

13.4.	Background.
The Advisers Act and rules thereunder do not prohibit an investment adviser from making representations about its investment performance when soliciting clients, or from including performance information in advertisements. However, the information contained in the material or advertisement must not contain any untrue statement of a material fact and must not otherwise be false or misleading. According to the SEC staff, whether any particular advertisement is false or misleading depends on the facts and circumstances involved in its use, including (a) the form and content of the advertisement; (b) the implications or inferences drawn from the advertisement in its total context; and (c) the sophistication of the prospective client.

Written General Solicitation Materials Containing Performance Data.
In conjunction with the SEC's adoption of final rules that eliminate the prohibition against general solicitation or general advertising in certain private offerings relying on the Rule 506 and Rule 144A safe harbor exemptions under the 1933 Act, the SEC also proposed amendments to Regulation D, Form D and Rule 156 under the 1933 Act. Among other things, the proposed amendments are intended to improve the SEC's ability to evaluate the development of market practices in Rule 506 offerings.

In addition, proposed Rule 509 would, in part, require private funds to include additional disclosures in written general solicitation materials that contain performance data so that potential investors are aware of the limitations on the usefulness of such data and have greater context to understand the data presented.

Staff Guidance – Clover Capital Management.
In order to assist investment advisers in determining an appropriate use of their performance in advertisements, the SEC staff set forth significant guidance in a 1986 no-action letter issued to Clover Capital Management, Inc. The guidance took the form of a list, which is discussed below, but is not intended to be exhaustive of all prohibited performance advertising practices and is not intended to create a safe harbor that may be relied on by advisers as the exclusive factors that need to be considered in determining the disclosures necessary to make an advertisement not false or misleading. However, the Clover list does address the significant disclosures an adviser should consider in performance advertisements. Clover also lists a number of advertising practices involving "model" results – results for model portfolios that do not reflect the performance of an actual account – that the SEC staff believes are inappropriate.

In connection with the use of model or actual performance results, the SEC staff believes that the following omissions would be misleading:

•	Failing to disclose the effect of material market or economic conditions on the results portrayed;

•	Failing to reflect the deduction of advisory fees, brokerage commissions, and other expenses that a client would have paid;

•	Failing to disclose whether and to what extent the results portrayed include the reinvestment of dividends and other earnings;

•	Suggesting potential profits without also disclosing the possibility of loss;

•	Comparing results to an index without disclosing all material factors relevant to the comparison; and

•	Failing to disclose any material conditions, objectives, or investment strategies used to obtain the performance advertised.

In connection with the use of model performance results, the SEC staff believes that the following omissions or practices would be misleading:

•	Failing to disclose prominently the limitations inherent in model results;

•	Failing to disclose, if applicable, material changes in the conditions, objectives, or investment strategies of the model portfolio during the period portrayed and, if so, the effect thereof;

•
Failing to disclose, if applicable, that some of the securities or strategies reflected in the model portfolio do not relate, or relate only partially, to the services currently offered by the adviser; and

•	Failing to disclose, if applicable, that the adviser's clients actually had investment results that were materially different from those portrayed in the model.

In connection with the use of actual performance results, the SEC staff believes that if, when showing a composite number, performance results relate only to a selected group of client accounts, failure to disclose the basis on which the selection of included accounts was made and the effect of this practice on the results portrayed (if material) would be misleading. Furthermore, comparisons to accounts with different investment strategies or programs could also be viewed as misleading.

Net-of-Fees Requirement.
As noted above, the SEC staff has taken the view that an advertisement would be misleading if it includes performance that fails to reflect the deduction of advisory fees, brokerage commissions and other expenses that a client would have paid. The SEC staff has stated that the performance shown must be net of actual fees or net of the highest fees paid by any client included in a performance composite for the period shown.

In no-action letters issued after Clover, the SEC staff reaffirmed the requirement of Clover that performance results must be advertised net of fees and expenses, but clarified that fees charged by a custodian of a separately managed account need not be included in the category of fees and charges required to be deducted from gross performance. The rationale for this position is that the client, rather than the adviser, usually selects and pays the custodian.

In addition, the SEC staff provided an additional no-action letter that provides further limited relief from Clover's net-of-fees requirement for certain presentations to sophisticated clients. Specifically, the SEC staff stated that it would not object if an adviser used gross performance results in one-on-one presentations to wealthy individuals, pension funds, universities, and other institutions, provided that the adviser at the same time provides in writing the following:

•	Disclosure that the performance results do not reflect the deduction of investment advisory fees;

•	Disclosure that the client's return will be reduced by the advisory fees and other expenses it may incur as a client; and

•	A representative example (in the form of a table, chart, graph, or narrative) showing the effect of compounded advisory fees, over a period of years, on the value of a client's portfolio.

This no-action letter also permits advisers to provide gross performance results to consultants as long as the adviser instructs the consultant to provide these results to prospective clients of the adviser only on a one-on-one basis and the consultant provides the disclosures set forth above. As a general matter, advisers may also provide gross performance results if net results are also provided "side-by-side" or otherwise with equal prominence.

Supporting Records.
Rule 204-2(a)(16) under the Advisers Act requires a registered adviser that uses performance in its advertisements to maintain books and records necessary to demonstrate the calculation of the performance of any or all managed accounts. An adviser may satisfy this requirement by keeping (i) client account statements, assuming the account statements reflect all debits, credits and other transactions in a client's account for the period of the statement and (ii) all worksheets necessary to demonstrate the calculation of the performance or rate of return. Detailed information about the Firm's policies and procedures regarding the retention of books and records is discussed later in these policies and procedures and highlights the fact that books and records supporting the use of performance in advertisements must be retained longer than most other types of books and records.

13.5.	Procedure.
Westwood has adopted the following procedures to implement the Firm's performance reporting policy and conducts reviews to monitor and ensure the Firm's policy is observed, implemented properly and amended or updated, as appropriate:

13.5.1.	Review.
Performance information and materials are reviewed and approved prior to use by the institutional client service team member responsible for the strategy. A Performance Analyst will review materials to ensure compliance with GIPS standards when necessary. The various product specialists, who are members of the institutional client service team, are responsible for obtaining and documenting such approval of performance-related material.

All performance information contained within marketing materials is accompanied by disclosures necessary to make the presentation not misleading.

13.5.2.	Documentation.
The Portfolio Accounting, Performance Measurement & Client Reporting team is responsible for maintaining copies of any performance materials and supporting documentation for the calculation of performance materials.

As also discussed under the Advertising section of this manual, the Legal and Compliance group may, on occasion, approve certain regular reports to be distributed to Fund investors or Managed Account clients and not require re-submittal for approval each time embedded data are updated, on the conditions that the overall format of the report is not changed (including any applicable compliance disclosures) and the data are the only change to the report.

14.	VALUATION OF SECURITIES

14.1.	Policy.
As a registered adviser and as a fiduciary to our advisory clients, Westwood has adopted a policy that requires that all client portfolios and investments reflect current, fair and accurate market valuations. Any pricing errors, adjustments or corrections are verified, preferably through independent sources or services, and reviewed and approved by the Firm's designated persons or Valuation Committee.

14.2.	Responsibility.
The Valuation Committee has overall responsibility for the Firm's pricing policy, and for determining pricing sources and pricing practices, including any reviews and re- pricing practices, to help ensure fair, accurate and current valuations.

14.3.	Background.
As a fiduciary, our Firm must always place our clients’ interests first and foremost and this includes pricing processes, which must ensure fair, accurate and current valuations of client securities of whatever nature. Proper valuations are necessary for accurate performance calculations and fee billing purposes, among other purposes. Because of the many types of investments that are available, various pricing services and sources, and diverse characteristics of many investment vehicles, independent sources, periodic reviews and testing, exception reporting, and approvals and documentation or pricing changes are necessary with appropriate summary disclosures as to the Firm’s pricing policy and practices.

On May 12, 2011, the Financial Accounting Standards Board (“FASB”) and the International Accounting Standards Board (“IASB”) issued new guidance on fair value measurement and disclosure requirements under U.S. generally accepted accounting principles (“GAAP”) and International Financial Reporting Standards (“IFRS”).

Among other things, the update defines fair value as the price that would be received to sell an asset or would be paid to transfer a liability in an orderly transaction in the principal (or most advantageous) market at the measurement date under current market conditions (i.e., an exit price) regardless of whether that price is directly observable or estimated using another valuation technique. Furthermore, when measuring fair value, a reporting entity must consider the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date.

Additional guidance is provided on valuation techniques such as market approach, cost approach and income approach.

14.4.	Procedure.

14.4.1.	Pricing of Securities.
Westwood has adopted the following procedures to implement the Firm's securities valuation policy and conducts reviews to monitor and ensure the Firm's policy is observed, implemented properly and amended or updated, as appropriate:

a.
Westwood utilizes, to the fullest extent possible, recognized and independent pricing services and/or qualified custodians for timely valuation information for advisory client securities and portfolios. Westwood utilizes the Bloomberg pricing feed (BVAL) as the primary pricing source and/or provider and for fixed income security types has implemented a pricing feed from Markit;

b.
The Bloomberg primary pricing feed integrates with Markit Enterprise Data Management (“Markit EDM”) and APX daily to provide security pricing feeds that maintain fair value master files. The secondary pricing feed that maintain fair value master files. The secondary pricing feed from Markit also integrates with Markit EDM and is used to validate pricing received from Bloomberg and will provide exception-based reporting for pricing deviating outside of set tolerance levels. If a price is found to be inaccurate, the Data Management team investigates and can manually enter the correct price. The only individuals who have system access to change prices are in the Data Management and Operations Department. A full audit history for all security prices is maintained in Markit EDM and APX;

c.
Daily, the Data Management team reviews all security pricing in order to identify any pricing errors or price movements of more than 10% from the previous day’s closing price. Any material differences are reported to the Valuation Committee, and the Committee will determine which price is most appropriate to use in valuing the security;

d.
Whenever valuation information for specific illiquid, foreign, derivative, private or other investments is not available through pricing services or custodians, Westwood’s designated officer, traders or portfolio managers obtain and document price information from at least one independent source, whether it is a broker-dealer, bank, pricing service or other source;

e.
The Valuation Committee, comprised of individuals with various responsibilities across the firm and its affiliates, meets quarterly to discuss and set the policies and procedures around our standard pricing functions including sources, markets, and methodology used to price complex securities where we go outside of our normal pricing sources, including manual pricing. The Committee will also meet on an ad hoc basis in order to resolve any issues with regards to valuation and pricing of securities which may arise;

f.	The committee shall be notified of any new security types that have not been historically traded or processed through our operating platform;

g.	The maintenance, enforcement and accountability of these policies will be carried out by the Chief Operating Officer;

h.	The Valuation Committee arranges for periodic and frequent reviews of valuation information from whatever source to promptly identify any incorrect, stale or mispriced securities;

i.
Any errors in pricing or valuations are resolved as promptly as possible, preferably upon a same day or next day basis, with repricing information obtained, reviewed and approved by the Valuation Committee, relevant investment team member(s), Trading Department, and/or fixed income portfolio trader;

j.	These procedures are written and tested by our outside auditor quarterly.

14.4.2.	Fee Calculation.

a.
Fees are generally calculated utilizing the Revenue Center reporting system; however, there are a few clients who prefer to use the Custodian’s statement for fee computation. Fees are always calculated on reconciled numbers so any inaccuracy between the custodian and Westwood would have been highlighted and corrected prior to the fees being calculated. Reconciliations are performed daily, where available via REX, and monthly as well.

b.
In general, a large percentage of our fee arrangements are based on the market value of the client’s statement at quarter-end. There is also a small portion of clients who are billed based on average market value rather than a quarter-end market value. Westwood also has a limited number of performance-based fee arrangements.

15.	BOOKS AND RECORDS

15.1.	Policy.
As a registered investment adviser, Westwood is required to, and as a matter of policy does, maintain various books and records on a current and accurate basis, which are subject to periodic regulatory examination. Our Firm’s policy is to maintain Firm and client records and files in an appropriate, current, accurate and well-organized manner, and such records and files are physically located across various areas of the Firm depending on the nature of the records.

Westwood’s policy is to maintain required Firm and client records and files in an appropriate office of Westwood for at least the first two years and, if they are moved off-site at any point thereafter, then in a readily accessible facility and location for a total of not less than five years from the end of the applicable fiscal year. Certain records for the Firm’s performance, advertising and corporate existence are kept for longer periods.

15.2.	Responsibility.
The relevant designated department employees have the overall responsibility for the implementation and monitoring of our books and records policy, practices, disclosures and recordkeeping for the Firm.

15.3.	Background.
Registered investment advisers, as regulated entities, are required to maintain specified books and records. There are generally two groups of books and records that must be maintained. The first group is financial records for an adviser as an ongoing business, such as financial journals, balance sheets, bills, etc. The second general group of records is client-related files as a fiduciary to the Firm’s advisory clients, and these include agreements, statements, correspondence and advertising, and trade records, among many others.

15.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm’s books and records policy and conducts reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate:

15.4.1.
Westwood’s filing systems for books, records and files, whether stored in physical files or electronic media, are designed to meet the Firm’s policy, business needs and regulatory requirements as follows:

a.	Arranging for easy location, access and retrieval;

b.	Having available the means to provide legible true and complete copies;

c.
For records stored on electronic media, back-up files are made and such records are stored separately (all data is stored in a cloud-based technology utilizing IaaS (Infrastructure as a Service) utilizing Microsoft’s Azure platform, with the primary location in the San Antonio, TX area and the physical back-up in the Chicago, IL area);

d.	Reasonably safeguarding all files, including electronic media, from loss, alteration or destruction (see back-up procedures in Disaster Recovery Policy);

e.	Limiting access by authorized persons to Westwood’s records (see additional Privacy procedures related to passwords and safeguarding practices);

f.	Ensuring that any non-electronic records that are electronically reproduced and stored are accurate reproductions;

g.
Maintaining client and Firm records for five years from the end of the fiscal year during which the last entry was made with longer retention periods for advertising, performance, Code of Ethics and Firm corporate/organization documents; and

h.
Allowing the managers of various departments across the firm to be responsible for their own internal recordkeeping systems, controls, and Firm and client files to ensure that appropriate procedures are in place to meet their respective business needs.

15.4.2.	Periodic Reviews.
The designated officer, individual or department managers may conduct periodic reviews to monitor Westwood’s recordkeeping systems, controls, and Firm and client files.

15.4.3.	Books and Records.
Westwood keeps and maintains certain books and records as appropriate for the Firm’s business, pursuant to Rule 204-2 of the Advisers Act, as itemized below:

a.	A journal or journals, including cash receipts and disbursement records, and any other records of original entry, forming the basis of entries in any ledger.

b.	General and auxiliary ledgers (or other comparable records) reflecting asset, liability, reserve, capital, income and expense accounts.

c.	All check books, bank statements, canceled checks and cash reconciliations, typically in electronic format.

d.
All bills or statements (or copies thereof), paid or unpaid, relating to the Firm’s business as an investment adviser. For example, copies of client checks both front and back and similar evidence of payment of invoices are maintained, typically in electronic format.

e.	All trial balances, financial statements, and internal audit working papers relating to the Firm’s business as an investment adviser, typically in electronic format.

f.
A memorandum, typically in electronic format, of each order given for the purchase or sale of a security, of any instruction received from any client concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction. Such memoranda:

i.	Show the terms and conditions of the order (buy or sell);

ii.	Show any instruction, modification or cancellation;

iii.	Identify the person who recommended the transaction to the client;

iv.	Identify the person who placed the order;

v.	Show the account for which the transaction was entered;

vi.	Show the date of entry;

vii.	Identify the bank, broker or dealer by or through whom executed; and

viii.	Identify orders entered into pursuant to the exercise of the Firm's discretionary authority.

g.	Originals of all written communications received and copies of all written communications sent by the Firm relating to:

i.	Any recommendation made or proposed to be made and any advice given or proposed to be given;

ii.	Any receipt, disbursement or delivery of funds or securities; or

iii.	The placing or execution of any order to purchase or sell any security;

iv.	The performance or rate of return of any or all managed accounts or securities recommendations, provided, however:

1)	That the Firm shall not be required to keep any unsolicited market letters and other similar communications of general public distribution not prepared by or for the Firm; and

2)
That if the Firm sends any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than 10 persons, the Firm shall not be required to keep a record of the names and addresses of the persons to whom it was sent; except that if such notice, circular or advertisement is distributed to persons named on any list, the Firm shall retain with the copy of such notice, circular or advertisement a memorandum describing the list and the source thereof.

h.
A list or other record of all accounts in which the Firm is vested with any discretionary power with respect to the funds, securities or transactions of any client. As used in this rule the term "discretionary power" shall not include discretion as to the price at which or the time when a transaction is or is to be effected, if, before the order is given by the Firm, the client has directed or approved the purchase or sale of a definite amount of the particular security.

i.	All powers of attorney and other evidence of the granting of any discretionary authority by any client to the Firm, or copies thereof.

j.	All written agreements (or copies thereof, electronic or otherwise) entered into by the Firm with any client or otherwise relating to the business of the Firm as an investment adviser.

15.4.4.	Personal Securities Trades.
A record of every transaction in a security in which any Westwood supervised person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as required in Westwood’s Code of Ethics.

15.4.5.	Disclosure Brochures/Form ADV Part 2.
A copy of each written statement and each amendment or revision thereof, given or sent to any client or prospective client in accordance with the provisions of Rule 204-3 under the Act, (the "Brochure Rule") and a record of the dates that each written statement, and each amendment or revision thereof, was given, or offered to be given, to any client or prospective client who subsequently becomes a client.

15.4.6.	Referrals.
Westwood International Advisors Inc. has entered into agreements with select individuals and/or entities to compensate such individuals or entities for the referral of advisory clients. Westwood International Advisors Inc. will retain all written acknowledgments of receipt obtained from clients (pursuant to SEC Rule 275.206(4)-3(a)(2)(iii)(B)) and copies of the Disclosure Brochures delivered to clients by solicitors pursuant to SEC Rule 275.206(4)-3.

15.4.7.	Performance Advertising.
All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the Firm circulates or distributes, directly or indirectly, to any person (other than persons connected with the Firm) are maintained; provided, however, that, with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits, and other transactions in a client's account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts shall be deemed to satisfy the requirements of this paragraph.

15.4.8.	Corporate Records.
Articles of incorporation, charters, minute books, and stock certificate books of the Firm shall be maintained in Westwood’s principal office and preserved for at least three years following any termination of the Firm.

15.4.9.	Duplicates.
Westwood does not maintain duplicate records where a record made and kept pursuant to any provision of any applicable rule contains all the information required under any other provision.

15.4.10.	Adviser Discontinuing Business.
In the event that Westwood ceases to do business, the Firm shall, before ceasing to conduct or discontinuing business as an investment adviser, arrange for and be responsible for the preservation of the books and records required to be maintained and preserved under Rule 204-2 of the Advisers Act for the remainder of the period specified in such rule, and shall notify the Commission in writing, at its principal office, of the exact address where such books and records will be maintained during such period.

15.4.11.	Retention of Records.

a.
Retention of records. All books and records will be kept for a period of not less than five (5) years from the end of the applicable fiscal year. They shall be retained on-site at Westwood’s office during the first two

(2) years and be accessible for the remaining three (3) years.

b.
Performance advertising records. These records shall be maintained and preserved in an easily accessible place for a period of not less than five years, the first two years on-site at Westwood’s office, from the end of the fiscal year during which Westwood last published or otherwise disseminated, directly or indirectly, the notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication.

15.4.12.	Maintenance of Electronic Records.

a.	General. The records required to be maintained and preserved pursuant to this part are maintained and preserved for the required time by the Firm either on:

i.	Micrographic media, including microfilm, microfiche, or any similar medium; or

ii.	Electronic storage media, including any digital storage medium or system that meets the terms of this section.

b.	Procedures. Westwood:

i.	Arranges and indexes the records in a way that permits easy location, access and retrieval of any particular record; and

ii.	Would provide promptly any of the following that the Commission (by its examiners or other representatives) may request:

1.	A legible, true, and complete copy of the record in the medium and format in which it is stored;

2.	A legible, true, and complete printout of the record; and

3.	Means to access, view, and print the records.

iii.	Separately stores, for the time required for the preservation of the original record, a duplicate copy of the record on any medium allowed by this section.

c.	Special requirements for electronic storage media. In the case of records on electronic storage media, Westwood has established procedures:

i.	To maintain and preserve the records so as to reasonably safeguard them from loss, alteration or destruction;

ii.	To limit access to the records to properly authorized personnel and the Commission (including its examiners and other representatives); and

iii.	To reasonably ensure that any reproduction of a non-electronic original record on electronic storage is complete, true, and legible when retrieved.

d.
Backup Media/Storage. Westwood stores and is able to retrieve data electronically to meet Business Continuation and Audit requirements. All data is stored in a cloud-based technology utilizing IaaS (Infrastructure as a Service) utilizing Microsoft’s Azure platform. The primary location is in the San Antonio, TX area with the physical back- up in the Chicago, IL area. Specific locations can be provided by Microsoft upon request as addresses are not public. Microsoft employs geo-synchronous replication to automatically ensure the back-up site is never more than 4 hours behind our primary production site. If the primary facility were to fail, we automatically fail-over to the backup location.

16.	EMAIL AND OTHER ELECTRONIC COMMUNICATIONS

16.1.	Policy.
Westwood’s policy provides that e-mail, instant messaging, and other electronic communications are treated as written communications and that such communications must always be of a professional nature. Our policy covers electronic communications for the Firm, to or from our clients, any personal e-mail communications within the Firm and social networking sites. Personal use of the Firm's e-mail and any other electronic systems is discouraged. Also, all Firm and client-related electronic communications must be on the Firm’s systems, and use of personal e-mail addresses, personal social networks and other personal electronic communications for Firm or client communications is prohibited.

To the extent that an employee utilizes a social networking site for business purposes, all communications are to be fundamentally regarded as advertising (i.e., testimonials are prohibited as are any untrue statements of material fact; information provided must not be false or misleading, etc.) and specific securities recommendations are expressly prohibited. Our Firm's Social Media policy and procedures are now separately set forth in this document.

16.2.	Responsibility.
Each supervised person has an initial responsibility to be familiar with and follow the Firm’s e-mail policy with respect to his or her individual e-mail communications. The Compliance Department has the overall responsibility for making sure all supervised persons are familiar with the Firm’s e-mail policy, and for implementing and monitoring our e-mail policy, practices and recordkeeping.

16.3.	Background.
As a result of recent financial industry issues and several regulatory actions against major firms involving very significant fines, financial industry regulators (e.g., SEC and FINRA) are focusing attention on advisers and broker-dealer policies and practices on the use of e-mail, other electronic communications and retention practices.

The Books and Records rule (Rule 204-2(a)(7)) provides that specific written communications must be kept including those relating to (a) investment recommendations or advice given or proposed; (b) receipt or delivery of funds or securities; and (c) placing and execution of orders for the purchase or sale of securities.

All electronic communications are viewed as written communications, and the SEC has publicly indicated its expectation that firms retain all electronic communications for the required record retention periods. If a method of communication lacks a retention method, then it must be prohibited from use by the firm. Further, SEC regulators also will request and expect all electronic communications of supervised persons be monitored and maintained for the same required periods. E-mails consisting of spam or viruses are not required to be maintained.

In January 2012, the SEC issued a National Examination Risk Alert concerning investment advisers' use of social media noting that a firm's use of such technology must comply with various provisions of federal securities laws, including, but not limited to, anti-fraud, recordkeeping and compliance provisions.

16.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm's information technology (“IT”) policies and conducts reviews to monitor and ensure that the Firm's policy is observed, implemented properly and amended or updated, as appropriate:

16.4.1.	Email Education.
Westwood’s e-mail policy is communicated to all employees within the Firm, and any changes in our policy are promptly communicated.

16.4.2.	Maintenance/Monitoring.
E-mails and any other electronic communications relating to the Firm’s advisory services and client relationships are archived and monitored by the Compliance Department on an ongoing or periodic basis through appropriate software programming and/or sampling of e-mail.

The CCO or a designee may conduct Internet searches to monitor the activities of employees to determine if such persons are engaged in activities not previously disclosed to and/or approved by the Firm.

16.4.3.	Retrieval.
Electronic communications records are archived and arranged for easy access and retrieval so as to provide true and complete copies with appropriate backup and separate storage for the required periods.

16.4.4.	Time Period.
Electronic communications are archived in electronic media, with printed copies, if appropriate, for a period of two years on-site at our offices and at an off-site location for an additional three years.

17.	CORPORATE RECORDS

17.1.	Policy.
As a registered investment adviser and legal entity, Westwood has a duty to maintain accurate and current “Organization Documents.” As a matter of policy, Westwood maintains all Organization Documents and related records. All Organization Documents are maintained in a well-organized and current manner and reflect current directors and officers, as appropriate. Our Organization Documents will be maintained for the life of the Firm in a secure manner and location and for an additional three years after the termination of the Firm.

17.2.	Responsibility.
The General Counsel has the responsibility for the implementation and monitoring of our Organization Documents policy, practices, and recordkeeping.

17.3.	Background.
Organization Documents, depending on the legal form of an adviser, may include the following, among others:

•	Articles of Incorporation, By-laws, etc. (for corporations);

•	Agreements and/or Articles of Organization (for limited liability companies);

•	Partnership Agreements and/or Articles (for partnerships and limited liability partnerships);

•	Charters;

•	Minute Books;

•	Stock certificate books/ledgers;

•	Organization resolutions; and

•	Any changes or amendments of the Organization Documents.

17.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm's corporate records policy and conducts reviews to monitor and ensure the Firm's policy is observed, implemented properly and amended or updated, as appropriate:

•	Westwood maintains the Organization Documents for each entity in a secure location; and

•
Organization Documents are maintained on a current and accurate basis and are periodically reviewed and updated by the designated officer so as to remain current and accurate with Westwood’s regulatory filings and disclosures, among other things.

18.	ADVERTISING

18.1.	Policy.
Westwood uses various advertising and marketing materials to obtain new clients and to maintain existing client relationships. Additionally, Westwood may, from time to time, distribute materials that could be considered advertisements (e.g., periodic presentation materials that are provided to prospective investors). As detailed below, the Advisers Act defines the term “advertisement” very broadly. Westwood requires that any such materials must contain truthful and accurate statements of material fact, consistent with applicable rules, and must be reviewed and approved by the CCO & General Counsel or designee. Westwood’s policy furthermore prohibits the use of any advertising or marketing materials that may be misleading, fraudulent, deceptive and/or manipulative.

18.2.	Firm Specific Policy.
For purposes of compliance with the GIPS standards, the firm (“Westwood” or the “Firm”) is defined as the assets of Westwood Management Corp. (“WMC”), Westwood Advisors, L.L.C. (“Westwood Advisors”), and Westwood International Advisors Inc. (“WIA”). On February 1, 2018, Westwood redefined the Firm by adding the assets of Westwood Advisors so that all SEC registered investment advisers under the parent company, Westwood Holdings Group, Inc., would be included in the Firm definition. The firm subscribes to the Global Investment Policy Standards (“GIPS”) for performance calculations and presentations. With very few exceptions, all of Westwood’s composites are examined by ACA Performance Services on an annual basis. Each presentation that we submit is fully compliant with GIPS standards, and we present both gross and net performance numbers in the disclosure statement when such information is available. All documentation to support our performance and composites is maintained and reviewed by our auditors to ensure accurate performance reporting to clients and prospects.

Westwood Management Corp. does not submit after-tax returns to clients, prospects or the public.

Westwood strives to have accurate disclosures in the ADV, ADV Part 2 and all Prospectuses and Statements of Additional Information. If any policies or procedures change or any disclosure in a prospectus changes, Westwood acts quickly to ensure that the disclosures are updated to accurately reflect the modification.

18.3.	Responsibility.
The head of Client Service & Sales and the Compliance Department jointly share responsibility for implementing and monitoring our advertising policy, and for reviewing and approving any advertising and marketing materials to ensure consistency with our policy and regulatory requirements. They are also responsible for maintaining, as part of Westwood’s books and records, copies of all advertising and marketing materials with a record of reviews in accordance with applicable recordkeeping requirements.

18.4.	Background.
An advertisement is defined to include written communication addressed to more than one person; any notice, article, announcement or other communication in any publication or broadcast over radio or television; any seminar or meeting whose attendees have been invited by any general solicitation or general advertising which offers any analysis, report or publication regarding securities, any graph, chart, formula or other device for making securities decisions; or, any other investment advisory services regarding securities. This definition generally encompasses, among other things:

•	Form letters, including those sent via e-mail;

•	Information about advisory services posted on publicly available websites; and

•	Standardized periodic written communications sent to existing clients and/or used as presentation materials to prospective clients (e.g., monthly or quarterly investment reports).

The SEC anti-fraud rules under the Advisers Act prohibit advisers from engaging in advertising practices which are fraudulent, deceptive or manipulative in nature. The manner in which investment advisers portray themselves, the services they render and their investment returns to existing and prospective clients is highly regulated. SEC no-action letters also provide guidelines and prohibitions relating to an adviser's advertising and marketing practices. The guidelines described above apply equally importantly to one person as to more than one person.

Private Funds.
Importantly, investments in Westwood Funds are offered to investors on a private placement basis pursuant to a registration exemption under the Securities Act of 1933 (“the 1933 Act”) and an exclusion from the definition of an "investment company" under the Investment Company Act of 1940 (“the 1940 Act”). Until the SEC's adoption of final rules implementing the Congressional mandate under the Jumpstart Our Business Startups (“JOBS”) Act, a key condition of the Funds’ ability to rely on the 1933 Act exemption and the 1940 Act exclusion required that no offer of interests in the Funds be made by any form of general solicitation or general advertising. For purposes of this exemption, a general solicitation or general advertisement may occur when Westwood or any of our related persons offers or sells interests in the Funds through various means, including:

•
Advertisements or other communications published in any magazine, newspaper or other print media (e.g., billboard or signage), broadcast via television or radio, or posted on a publicly accessible website;

•
Articles published in any newspaper, magazine or similar media in which any related person of our Firm directly or indirectly assisted or encouraged such publication, particularly articles containing direct quotes from any employee or other person associated with Westwood; and

•	Presentations at seminars or meetings whose attendees have been invited by any general solicitation or general advertising.

Previously, a violation of these exemptions could have caused the Funds to lose their exempt status. However, the JOBS Act was signed into law on April 5, 2012, mandating, among other things, that the SEC amend Rule 506 to provide that the prohibition contained in Rule 502(c) will not apply to offers and sales of securities made pursuant to the Private Offering Exemption provided that all purchasers of the securities are accredited investors.

On July 10, 2013, the SEC adopted amendments to Rule 506 of Reg. D and Rule 144A under the 1933 Act. New Rule 506(c) permits private funds to claim an exemption from registration while marketing their securities via general advertising and solicitation, provided that: (i) the issuer takes "reasonable steps" to verify that investors are accredited investors; (ii) all purchasers of securities are accredited investors; and (iii) Rules 501, 502(a) and 502(d) are satisfied.

Private funds still have the ability to engage in non-public offerings pursuant to Rule 506(b). In its adopting release, the SEC preserved Rule 506(b), which permits issuers to offer and sell securities to a limited number of sophisticated non-accredited investors and an unlimited number of accredited investors, provided such issuers do not undertake general solicitation activities.

Furthermore, the SEC has proposed certain amendments imposing additional filing and disclosure obligations on issuers engaged in general solicitation. For example, such issuers would be required to file reports on Form D to provide advance notice of, or report the termination of, an offering in reliance on Rule 506(c). Failure to complete these filings timely would result in a disqualifying event that would prevent the issuer from using the Rule 506 exemption for a year beginning after the required Form D filings are made. Such issuers would also be required to include certain disclosures in general solicitation materials used for private offerings that rely on Rule 506(c) and provide copies of such materials to the SEC for a two-year period.

Importantly, whether fund offerings are made pursuant to Rule 506(b) or 506(c), all materials associated with such offerings that are considered advertisements continue to be subject to the anti-fraud provisions of applicable regulatory rules, regulations or interpretive positions.

Accordingly, the Firm requires that all communications which could possibly be considered as "advertisements" (whether written or in electronic format) should comply with applicable regulatory rules, regulations or interpretive positions.

18.5.	Procedure.
Westwood has adopted the following procedures to implement the Firm’s advertising policy and conducts reviews to monitor and ensure that the Firm's policy is observed, implemented properly and amended or updated, as appropriate:

18.5.1.	Review.

a.
All advertisements and promotional materials, and all communications that could meet the definition of an "advertisement", must be uploaded to the SharePoint portal to be reviewed and approved by the Compliance Department prior to use;

b.
The Compliance Department must also review any written communications prepared for existing clients or prospective clients, including but not limited to any requests for proposals (“RFPs”), requests for information (“RFIs”), and quarterly letters;

c.
The Compliance Department may, on occasion, approve a certain regular report such as the unaudited monthly newsletters to be distributed to Fund investors, and not require the report to be re- submitted for approval each time embedded data are updated, on the condition that the overall format of the report is not changed (including any applicable compliance disclosures), and that the data are the only change to the report. This approval is provided on a case-by-case basis;

d.	From time to time, the Compliance Department may review reports and presentation templates to ensure that only approved materials are distributed;

e.	All reviews are to ensure that the advertisements and promotional materials do not contain any fraudulent, deceptive and/or manipulative statements, including, but not limited to:

i.	Testimonials;

ii.	Reference to past specific recommendations in violation of Rule 206(4)-1(2);

iii.
Representations that any graphs, charts or formula or device can be used to determine which securities to buy or sell or when to buy or sell them unless accompanied by explicit disclosure regarding the limitations and risks associated with their use;

iv.	Any representation that a service will be provided free of charge unless there is in fact no condition or obligation; or

v.	Any untrue statement of a material fact or which may be false and/or misleading.

18.5.2.	Approval.
For some presentation materials, individual slides are approved using an automated process that documents approval. For other items, the individual preparing such items submits a Review Request Form through SharePoint, and the approver then responds with an email indicating when the document has been reviewed and approved.

18.5.3.	Authorization.
Each employee is responsible for ensuring that only approved materials are used and that approved materials are not modified without the express written approval of the Compliance Department.

18.5.4.	Additional Client Communications.
Our Firm's policies and procedures regarding the use of social media are consistent with our policies governing advertising and marketing, i.e., prohibiting any communications that may be misleading, fraudulent, deceptive and/or manipulative, or could be construed as a testimonial of our Firm or our related persons.

18.5.5.	Documentation.
The marketing department is responsible for maintaining copies of any approved advertising and marketing materials for a total period of five years following the last time any material is disseminated.

19.	ADVISORY AGREEMENT

19.1.	Policy.
Westwood’s policy requires a written investment advisory agreement for each client relationship which includes a description of our services, discretionary/non- discretionary authority, advisory fees, important disclosures and other terms of our client relationship. Westwood’s advisory agreements meet all appropriate regulatory requirements and contain a non-assignment clause and do not contain any “hedge clauses.”

As part of Westwood’s policy, the Firm also obtains important relevant and current information concerning the client’s identity, occupation, financial circumstances and investment objectives, among many other things, as part of our advisory and fiduciary responsibilities.

19.2.	Responsibility.
The General Counsel is responsible for the implementation and monitoring of the Firm’s advisory agreement policy, practices, disclosures and recordkeeping.

19.3.	Background.
Written advisory agreements form the legal and contractual basis for an advisory relationship with each client, and, as a matter of industry and business best practices, provide protections for both the client and an investment adviser. An advisory agreement is the most appropriate place for an adviser to describe its advisory services, fees, liability, and disclosures for any conflicts of interest, among other things. It is also a best business practice to provide a copy of the advisory agreement to the client and for the agreement to provide for all client financial and personal information to be treated on a confidential basis.

19.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm's advisory agreement policy and conducts reviews to monitor and ensure the Firm's policy is observed, implemented properly and amended or updated, as appropriate:

19.4.1.	Management Approval.
Westwood’s advisory agreements and advisory fee schedules, and any changes, for the Firm’s services are approved by the General Counsel.

19.4.2.	Review.

a.	The fee schedules are periodically reviewed by Westwood to be fair, current and competitive; and

b.
A designated officer or the CCO periodically reviews the Firm’s disclosure brochure, marketing materials, advisory agreements and other material for accuracy and consistency of disclosures regarding advisory services and fees.

19.4.3.	Investment Objectives.

a.	Performance-based fee arrangements, if any, are appropriately disclosed, reviewed to evaluate client suitability, and approved by the General Counsel and CFO; and

b.
Written client investment objectives or guidelines are obtained or recommended as part of a client's advisory agreement. The client also fills out a new client questionnaire, which helps to determine the client’s investment objectives, should guidelines not be available.

19.4.4.	Investment Objectives Review.

a.	Client investment objectives or guidelines are monitored on an ongoing basis for consistency with client investments/portfolios; and

b.	The Performance Evaluation and Technology Committee (“PETC”) periodically reviews client accounts to ensure that they are consistent with client restrictions.

19.4.5.
Any solicitation/referral arrangements and solicitor/referral fees must be in writing and reviewed and approved by the General Counsel and CFO, meet regulatory requirements, and have appropriate records maintained.

Any additional compensation arrangements are to be monitored by the General Counsel and CFO, approved and disclosed with appropriate records maintained.

20.	SOLICITOR ARRANGEMENTS

20.1.	Policy.
It is Westwood’s policy to be very selective regarding entering into solicitation agreements.

20.2.	Firm Specific Policy.
Westwood, as a matter of policy and practice, may enter into agreements with select individuals or entities to compensate such individuals or entities for the referral of advisory clients to the Firm, provided appropriate disclosures and regulatory requirements are met.

Westwood does not allocate brokerage commissions, directly or indirectly, to any broker or dealer as compensation for promoting or selling any mutual fund that Westwood advises or sub-advises.

20.3.	Responsibility.
The General Counsel & CCO has the responsibility for the implementation and monitoring of our cash solicitation policy, practices, disclosures and recordkeeping.

20.4.	Background.

20.4.1.	Managed Accounts.
Under the SEC Cash Solicitation Rule (Advisers Act Rule 206(4)-3) and comparable rules adopted by most states, investment advisers may compensate persons who solicit advisory clients for a firm if appropriate agreements exist, specific disclosures are made and other conditions are met under the rules. Under the SEC rule, a solicitor is defined as "any person who, directly or indirectly, solicits any client for, or refers any client to, an investment adviser.” The definition of client includes any prospective client.

Any cash referral fee must be paid pursuant to a written agreement to which the investment adviser is a party. This written agreement must describe the solicitor's activities and compensation for those activities and contain the solicitor's undertaking to perform those duties under the agreement consistent with the firm's instructions and the Advisers Act and rules thereunder.

The separate written disclosure document must contain basic information relating to the solicitation (including names of the solicitor and the investment adviser, the nature of the relationship or affiliation between the adviser and the solicitor, a description of the terms of the compensation and the amount the client is being charged in addition to the advisory fee as a consequence of the solicitation agreement). In addition, the adviser must receive from the investor prior to or at the time of entering into any written or oral investment advisory contract with such investor, a signed and dated acknowledgment showing the investor received (i) the investment adviser's written disclosure statement and (ii) the solicitor's written disclosure document.

An investment adviser must make a bona fide effort to ascertain that the solicitor has complied with the terms of the agreement between the parties and must have a reasonable basis for believing the solicitor has complied.

Rule 12b-1(h)(2) permits a fund to use its selling broker to execute transactions in portfolio securities only if the fund or its adviser has implemented policies and procedures designed to ensure that its selection of selling brokers for portfolio securities transactions is not influenced by considerations about the sale of fund shares. These procedures must be approved by the fund's board of directors, including a majority of the independent directors, and must be reasonably designed to prevent: (i) the persons responsible for selecting broker-dealers to effect transactions in fund portfolio securities transactions (e.g., trading desk personnel) from taking into account, in making those decisions, broker-dealers' promotional or sales efforts, and (ii) the fund, its adviser and principal underwriter from entering into any agreement or other understanding under which the fund directs brokerage transactions or revenue generated by those transactions to a broker-dealer to pay for distribution of the fund shares. These procedures must be designed to prevent funds from entering into informal arrangements to direct portfolio securities transactions to a particular broker.

20.4.2.	Private Funds.
The Cash Solicitors Rule applies to situations in which an adviser pays cash fees to solicitors who refer persons or entities to the adviser and who open Managed Accounts with the Firm. The Rule provides requirements for how such relationships must be structured and specific disclosures that must be made at the time of these referrals. However, in the Mayer Brown, LLP Interpretive Letter released in 2008, the SEC clarified that, generally, the Cash Solicitors Rule will not apply to a registered investment adviser's cash payment to a person solely to compensate that person for soliciting investors or prospective investors for, or referring investors or prospective investors to, an investment pool or private fund managed by the adviser (rather than referring a prospective client to an adviser for the receipt of investment advice).

Solicitation arrangements involving private funds raise concerns under the Exchange Act because interests in private funds are securities, and any person who is engaged in the business of effecting securities transactions for the account of another generally must be registered as a broker under the Exchange Act. This means that any individual receiving a payment for soliciting investors in a private fund generally, subject to certain limited exceptions, must be a registered representative of a registered broker- dealer; such an individual would not be required to be a registered representative of a registered broker-dealer if the individual qualifies for the safe harbor provided in Rule 3a4-1 of the Exchange Act or if he or she is a non-U.S. person who has referred non-U.S. investors to a non-U.S. fund.

20.4.3.	The Bad Actor Rule.
Effective September 23, 2013, new SEC Rule 506(d) disqualifies securities offerings from reliance on the private placement exemption of Rule 506 of the Securities Act of 1933, as amended (the 1933 Act), if certain felons and other "bad actors" are involved in the offering.

Included among those identified as 'covered persons' under the Bad Actor Rules, is any person who has been or will be compensated for solicitation of investors, as well as any director, executive officer, or other officer participating in the offering, general partner or managing member of any compensated solicitor, and each promoter connected in any capacity with the issuer at the time of sale.

Disqualifying events are limited to "financial" bad acts and include:

1.
Criminal convictions; injunctions; restraining, final, disciplinary, cease and desist, stop, suspension and false representation orders indicative of fraud; deception, misrepresentation or non-compliance with federal or state laws, regulations or agency rules regulating securities, financial institution, insurance, and commodities futures trading activities; related misrepresentations to the U.S. Postal Service; and

2.	Suspensions and expulsions from membership in, and suspensions and bars from association with members of, certain securities industry self- regulatory organizations, such as FINRA and the NYSE.

Disqualification will not arise because of disqualifying events that occurred before September 23, 2013, the effective date of the rule amendments. However, disqualifying events that existed before the effective date and that would otherwise be disqualifying must be disclosed in writing to investors a reasonable time before the Rule 506 sale.

20.4.4.	Soliciting of Government Entities and Public Pension Plans.
During 2009, several states adopted regulations prohibiting or limiting the use of "placement agents" by advisers and others for soliciting the advisory business of government entities and public pension plans. Further, in July 2010, the SEC adopted a new anti-fraud Political Contributions Rule (Rule 206(4)-5) under the Investment Advisers Act, relating to and restricting political contributions by advisers and their "covered associates" to officials of state and state political subdivision governments in order to influence the awarding of investment contracts for managing public pension plan assets and government investments.
The SEC Political Contribution Rule was effective September 13, 2010, with an initial compliance date of March 14, 2011. However, on June 22, 2011, the SEC adopted amendments to this rule making it applicable to exempt reporting advisers and foreign private advisers. In addition, the amendments make it permissible for SEC-registered municipal advisers to engage in solicitation activities for investment advisory services on behalf of an investment adviser. Furthermore, the SEC extended the compliance date for third-party solicitor provisions under the rule from September 13, 2011 to June 13, 2012. This extension is intended to provide time for the MSRB and FINRA to adopt pay-to-play rules (if they choose to do so) and give third-party solicitors additional time to come into compliance with such rules.

As the compliance deadline of June 13, 2012 approached, the SEC once again extended the date by which advisers must comply with the ban on third-party solicitation. The revised compliance date will become effective nine months after the compliance date of a final rule to be adopted by the SEC pursuant to which municipal advisor firms must register under the Securities Exchange Act of 1934. The SEC will issue the new compliance date once the aforementioned final rule is adopted.

On June 25, 2015, the SEC published Political Contributions by Certain Investment Advisers: Ban on Third-Party Solicitation; Notice of Compliance Date (Release No. IA-4129; File No. S7-18-09) announcing the compliance date for the ban on third-party solicitation is July 31, 2015. Importantly, under the rule the term "regulated person" is defined as (i) an SEC- registered investment adviser, (ii) a registered broker or dealer subject to pay-to-play rules adopted by a registered national securities association, or
(iii)a registered municipal advisor that is subject to pay-to-play rules adopted by the MSRB. The Commission must find, by order, that the rules applicable to broker-dealers and municipal advisors (i) impose substantially equivalent or more stringent restrictions than rule 206(4)-5 imposes on investment advisers, and (ii) are consistent with the objectives of rule 206(4)-5. Currently, however, neither FINRA nor the MSRB have yet adopted pay to play rules. Accordingly, until the later of (i) the effective date of such a FINRA pay to play rule or (ii) the effective date of such an MSRB pay to play rule, the SEC's Division of Investment Management would not recommend enforcement action to the Commission against an investment adviser or its covered associates under rule 206(4)-5(a)(2)(i) for the payment to any person to solicit a government entity for investment advisory services.

20.5.	Procedure.
Westwood has adopted the following procedures to implement the Firm's solicitor arrangement policy and conducts reviews to monitor and ensure the Firm's policy is observed, implemented properly and amended or updated, as appropriate:

•
The General Counsel or a member of the Legal team reviews and approves any solicitor arrangements including approval of the particular solicitor's agreement(s), reviews of the solicitor’s background, compensation arrangements, and related matters;

•
Written certification is required, initially and thereafter at least annually, regarding the absence of a bad actor disqualification from each 'covered person' that is compensated for soliciting investors, including their directors, general partners and managing members;

•
The General Counsel or a member of the Legal team monitors the Firm's solicitor arrangements to note any new or terminated relationships, and makes sure appropriate records are maintained and solicitor fees paid and Form ADV disclosures are current and accurate;

•
The General Counsel or a member of the Legal team also monitors the Firm’s use of any "placement agents" for the solicitation of or arrangements for providing advisory services to any government entity or public pension plan; and

•
Due to the complex nature of the laws and regulations regarding cash payments for investor referrals, any such arrangements must be pre-cleared by the General Counsel or a member of the Legal team, who may, as necessary, consult outside legal counsel.

20.5.1.	Relationships.
Westwood’s Legal team monitors the Firm's business and client relationships to ensure no referral fees are paid to any persons as solicitors and that no brokerage is allocated, directly or indirectly, to any broker or dealer as compensation for promoting or selling any mutual fund that Westwood advises or subadvises.
Westwood International Advisors Inc. has entered into an agreement with an entity to compensate such entity for the referral of advisory clients. Westwood International Advisors Inc. retains all written acknowledgments of receipt obtained from clients (pursuant to SEC Rule 275.206(4)- 3(a)(2)(iii)(B)) and copies of the Disclosure Brochures delivered to clients by solicitors pursuant to SEC Rule 275.206(4)-3.

20.5.2.	Disclosures.
Westwood’s Legal team also periodically reviews the Form ADV disclosures to ensure disclosures are accurate and current, and that such disclosures are consistent with the Firm’s policies.

20.5.3.	Managed Accounts.
In the managed accounts group, in some cases the onus is on Westwood Management and Westwood Advisors LLC to deliver the ADV, and in other cases that responsibility lies with the sponsor of the program. In all of our managed accounts, there exists a written contract for services provided.

21.	CUSTODY

21.1.	Policy.
As a matter of policy and practice, Westwood Management Corp. and Westwood International Advisors do not permit employees or the Firm to accept or maintain custody of client assets beyond the authority to debit advisory fees. Westwood Advisors LLC is required to hold the assets of the private funds that it manages. Therefore, while it is our policy that we will not accept or hold, directly or indirectly, client funds or securities, or have any authority to obtain possession of them, with the sole exception of direct debiting of advisory fees, Westwood Advisors, LLC is allowed to have custody of client assets solely to hold private fund assets.

21.2.	Responsibility.
The CCO and General Counsel have the responsibility for the implementation and monitoring of our policies, practices, disclosures and recordkeeping to ensure we are not deemed a custodian.

In the event any employee of Westwood Management Corp. or Westwood International Advisors receives funds, securities, or other assets from a client, such employee must immediately notify the CCO and arrange to return such funds, securities, or other assets to the client within three business days of receiving them.

21.3.	Background.
In a major revamping and updating of the SEC Custody Rule (Rule 206(4)-2), the SEC adopted final rule amendments released December 30, 2009, imposing more rigorous requirements for SEC advisers maintaining custody or deemed to have custody of client assets.

In the National Exam Program Risk Alert, Significant Deficiencies Involving Adviser Custody and Safety of Client Assets, issued by OCIE on March 4, 2013, SEC staff grouped custody-related deficiencies into four categories: (i) failure by advisers to recognize they have custody; (ii) failure to comply with the rule's "surprise exam" requirement; (iii) failure to comply with the "qualified custodian" requirements; and
(iv)failure to comply with the audit approach for pooled investment vehicles. The Alert includes detailed examples of the deficiencies observed.

The custody rule under the Investment Advisers Act of 1940 defines custody as "holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them." The custody definition includes three examples to clarify what constitutes custody for advisers as follows:

1.
Possession of client funds or securities (but not of checks drawn by clients and made payable to third parties) unless you receive them inadvertently and you return them to the sender promptly but in any case within three business days of receiving them;

2.
Any arrangement (including a general power of attorney) under which you are authorized or permitted to withdraw client funds or securities maintained with a custodian upon your instruction to the custodian; and

3.
Any capacity (such as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle, or a trustee of a trust) that gives you or your supervised person legal ownership of or access to client funds or securities.

Note. If a related person of the adviser is appointed as trustee as a result of a family or personal relationship with the grantor or beneficiary of the trust, and not as a result of employment with the adviser, the role of the supervised person as trustee will not be imputed to the adviser; thus, the adviser will not be deemed to have custody of such client's assets.

Use of Qualified Custodians. The custody rule requires advisers with custody to maintain client funds and securities with "qualified custodians," which include U.S. banks and insured savings associations; registered broker-dealers; futures commission merchants registered under the U.S. Commodity Exchange Act (but only with respect to clients' funds and security futures, or other securities incidental to futures transactions); and certain foreign custodians.

Exceptions. (1) Shares of mutual funds may be held with the fund's transfer agent in lieu of a qualified custodian.
(2) Certain privately offered securities provided such securities meet specified conditions.

Use of Affiliated Custodians. However, when the adviser or its related person serves as qualified custodian for client assets in connection with advisory services provided by the adviser (“affiliated custodian”), the adviser is required to undergo a surprise annual audit and annually obtain, or receive from the related person, an internal control report regarding the affiliated custodian’s controls applicable to custody of client assets. An independent public accountant registered with and subject to regular inspection by the PCAOB must issue the report.

Exceptions. A limited exception from the surprise examination requirement is available when the adviser is deemed to have custody as a result of a related person having custody. An adviser that can evidence that it is operationally independent from a related person that serves as a qualified custodian for client assets would not have to obtain a surprise examination of client assets held by the related person. The rule sets forth the conditions that must be met.

A limited exception to obtaining an internal control report from a related person is available when the related person is deemed to have custody of client assets but does not act as qualified custodian to such assets. For example, an adviser to a private fund the general partner ("GP") of which is a related person of the adviser would not need to obtain an internal control report from the GP (i) if the GP is not serving as the qualified custodian and (ii) the prime broker that is serving as the qualified custodian is not a related person of the adviser.

Account Statements to Clients. Advisers must also have a reasonable belief after "due inquiry" that the qualified custodians provide at least quarterly account statements directly to the adviser's clients.

If the adviser elects to also send account statements to its advisory clients in addition to those sent by the qualified custodian(s), the adviser must include a legend in its account statements urging clients to compare the account statements they receive from the custodian with those received from the adviser.

Notice to Clients. Advisers that open an account with a qualified custodian on the client's behalf, either (i) as a separate account under the client's name or (ii) in accounts under the adviser's name as agent or trustee (provided such account contains only client funds and securities), must promptly notify the client in writing, detailing the qualified custodian's name, address and the manner in which the client's funds or securities are maintained.

Exceptions. Investment-related limited partnerships, limited liability companies or other pooled investment vehicles (collectively 'pooled investment vehicles') that are annually audited with copies of the audited financials delivered to all investors within specified timeframes.

Surprise Annual Audit. Advisers deemed to have custody of clients' funds or securities are required to obtain a surprise annual examination of client assets by an independent public accountant, except as provided below.

The independent accountant must file its certificate on Form ADV-E with the SEC within 120 days of the commencement of the examination. Any material discrepancies found by the accountant must be reported to the SEC within one day. Effective January 1, 2011, investment adviser firms submit Form ADV-E filings electronically via the IARD; while the reporting public accountants utilize a separate Form ADV-E Surprise Examination Filing Website.
Exceptions. (1) Advisers deemed to have custody solely as a result of their ability to directly debit advisory fees from clients' accounts. (2) Investment-related limited partnerships, limited liability companies or other pooled investment vehicles (collectively 'pooled investment vehicles' or ‘private funds’) that are annually audited with copies of the audited financials delivered to all investors within specified timeframes.
NOTE: The exception for private funds applies to the assets of the private fund. If an adviser has a separate advisory relationship with the investors in a private fund, the nature of that advisory relationship must be analyzed separately and may constitute custody under the Custody Rule.

Form ADV Disclosures: Although advisers that deduct fees directly from client accounts are deemed to have custody and must comply with the applicable rule requirements, advisers that have custody solely because they deduct advisory fees may continue to answer "No" to the custody questions in Item 9 of Form ADV Part 1.

Form ADV Part 1. Except as provided below, advisers are required to promptly amend their responses to most subsections of Item 9 (and related Schedule D disclosures) when previously reported information becomes inaccurate. Advisers need only update their responses to the following when filing their annual updating amendment: (i) the approximate amount of funds and securities and (ii) total number of clients for which you and/or your related persons have custody; (iii) the date a surprise exam commenced; and (iv) the number of persons acting as qualified custodians for your clients.

Form ADV Part 2. Advisers must disclose whether they require or solicit prepayment of more than $1,200 in fees per client, six months or more in advance in response to Item 18.A. of Part 2A of Form ADV and if so, must include a balance sheet for its most recent fiscal year. An adviser that has not completed its first fiscal year must include a balance sheet dated not more than 90 days prior to the filing date of the Firm Brochure. The balance sheet must be prepared in accordance with GAAP, audited by an independent public accountant, and accompanied by a note stating the principles used to prepare it, the basis of securities included, and any other explanations required for clarity.

In addition, an adviser having discretionary authority or custody of client assets, or who solicits or requires the aforementioned prepayment of fees, is required to disclose any financial condition reasonably likely to impair its ability to meet contractual commitments to its clients.
Exceptions. An adviser that is also (i) a qualified custodian as defined in SEC Rule 206(4)-2 or a similar state rule; or
(ii)an insurance company, is not required to respond to Item 18.A.

Mutual Fund Exemption. Advisers are exempt from all provisions of the custody rule with respect to clients that are registered investment companies. These accounts are subject to the requirements of section 17(f) of the Investment Company Act and custody rules adopted thereunder.

21.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm's custody policy and conducts reviews to monitor and ensure the Firm's policy is observed, properly implemented and amended or updated, as appropriate:

a.
Except as may be permitted by the Custody Rule and with the express written approval of the CCO, securities and funds of advisory clients of Westwood Management Corp., Westwood International Advisors, Inc. and Westwood Advisors, LLC are maintained with an unaffiliated qualified custodian or, in the case of accounts holding shares of open-end mutual funds, the shares are held at the fund's transfer agent and held in the client's name or under Westwood’s name as agent or trustee for the clients. Westwood may conduct a review of a random sample of client accounts to verify that securities and funds of advisory clients are held as stated above;

b.
After due inquiry, Westwood has a reasonable belief that the qualified custodians holding client assets provide at least quarterly account statements directly to those clients or an "independent representative" of their choosing;

c.	If Westwood receives inadvertently from a client any funds or securities, these assets shall be returned to the client promptly, i.e., within three business days of receipt;

d.
With the express exception of Westwood Advisors LLC and assets of private funds that it manages, no employee of Westwood shall knowingly accept actual possession of any client funds or securities. Persons receiving a request from a client to deposit assets with a qualified custodian may assist the client to complete necessary forms and/or mailings, but shall not take physical possession of the funds or securities; and

e.	To avoid being deemed to have custody, Firm procedures prohibit the following practices:

i.	Any employee, officer, and/or the Firm from having signatory power over any client’s checking account;

ii.	Any employee, officer, and/or the Firm from managing a client's portfolio by directly accessing online accounts using the client's personal username and password without restrictions;

iii.	Any employee, officer, and/or the Firm from having the power to unilaterally wire funds from a client’s account, with the exception of assets of private funds managed by Westwood Advisors, LLC;

iv.	Any employee, officer, and/or the Firm from holding any client’s securities or funds in Westwood’s name at any financial institution;

v.	Any employee, officer, and/or the Firm from physically holding cash or securities of any client;

vi.	Any employee, officer, and/or the Firm from having general power of attorney over a client’s account;

vii.
Any employee, officer, and/or the Firm from holding client assets through an affiliate of Westwood where the Firm, its employees or officers have access to advisory client assets, with the exception of Westwood Trust acting as a qualified custodian of the commingled funds and Westwood Advisors LLC its ability to withdraw funds or securities from the accounts of private funds that it manages;

viii.
Any employee, officer, and/or the Firm from receiving the proceeds from the sale of client securities or interest or dividend payments made on a client’s securities or check payable to the Firm except for advisory fees;

ix.	Any employee, officer, and/or the Firm from acting as a trustee or executor for any advisory client trust or estate;

x.
Any employee, officer, and/or the Firm from acting as general partner and investment adviser to any investment partnership, with the exception of Westwood Advisors LLC’s management of private funds; and

xi.	The Firm or any "related person" acting as a qualified custodian for any advisory client assets, (not including the Westwood Trust commingled funds).

21.5.	Directly Deducting Advisory Fees.

Westwood Management Corp. and/or Westwood Advisors sometimes obtain authority to directly debit advisory fees from clients' accounts, in which case Westwood Management Corp. and/or Westwood Advisors are deemed to have custody even though Form ADV Part 1 Item 9 is still checked "No" (this is the sole basis upon which the adviser is deemed to have custody).

As an adviser with authority to directly debit advisory fees from client accounts, Westwood Management and/or Westwood Advisors:

a.	Conduct periodic testing of a sample of client fee calculations to verify accuracy;

b.	Test the overall reasonableness of fees in comparison to aggregate assets under management; and

c.	Segregate duties among employees responsible for:

i.	Processing billing invoices or listings of fees due from clients that are used by custodians to deduct advisory fees from clients' accounts;

ii.	Reviewing such invoices/fee listings for accuracy; and/or

iii.	Reconciling those invoices/fee listings with deposits of advisory fees by the custodians into our Firm's bank account to confirm accurate fee amounts were deducted.

22.	PRIVACY

22.1.	Policy.
As a registered investment adviser, Westwood must comply with SEC Regulation S-P, which requires registered advisers to adopt policies and procedures to protect the “non-public personal information” of natural person consumers and customers and to disclose to such persons policies and procedures for protecting that information. Non- public personal information includes non-public “personally identifiable financial information” plus any list, description or grouping of customers that is derived from non-public personally identifiable financial information. Such information may include personal financial and account information, information relating to services performed for or transactions entered into on behalf of clients, advice provided by Westwood to clients, and data or analyses derived from such non-public personal information.

Further, and as an SEC-registered advisory Firm, our Firm must comply with SEC Regulation S-AM, to the extent that the Firm has affiliated entities with which it may share and use consumer information received from affiliates.

Westwood must also comply with the California Financial Information Privacy Act (“SB1”) when the Firm does business with California consumers.

22.2.	Firm-Specific Policy Comment.
Westwood’s policy is to protect the confidentiality, integrity and security of any non- public personal information of our clients and prospective clients and to prevent unauthorized access to, or the use or disclosure of, such information.

Appropriate notices are provided to prospective and existing clients concerning our Firm’s policies and procedures regarding the privacy rules. The notices also include information about a client’s right and the means to opt-out of the disclosure of non- public personal information to non-affiliated third parties.

22.3.	Responsibility.
The CCO is responsible for reviewing, maintaining and enforcing these policies and procedures to ensure they meet Westwood’s client privacy goals and objectives while at a minimum ensuring compliance with applicable federal and state laws and regulations. The CCO may recommend to the Firm’s CEO any disciplinary or other action as appropriate. The CCO is also responsible for distributing these policies and procedures to supervised persons and conducting appropriate training for supervised persons to ensure supervised persons’ adherence to these policies and procedures.

22.4.	Background.
Regulation S-P / Privacy Rule. The purpose of these regulatory requirements and privacy policies and procedures is to provide administrative, technical and physical safeguards which assist supervised persons in maintaining the confidentiality of non- public personal information (“NPI”) collected from the consumers and customers of an investment adviser. All NPI, whether related to an adviser's current or former clients, is subject to these privacy policies and procedures. Any doubts about the confidentiality of client information must be resolved in favor of confidentiality.

For these purposes, NPI includes non-public "personally identifiable financial information" plus any list, description or grouping of customers that is derived from non-public personally identifiable financial information. Such information may include personal financial and account information, information relating to services performed for or transactions entered into on behalf of clients, advice provided by an investment adviser to clients, and data or analyses derived from such NPI.

Regulation S-AM. SEC Regulation S-AM, effective September 10, 2009, with a postponed compliance date from January 1, 2010 to June 1, 2010, requires SEC investment advisers, and other SEC regulated entities, to the extent relevant, to implement limitations on the Firm's use of certain consumer information received from an affiliated entity to solicit that consumer for marketing purposes. Regulation S-AM provides for notice and opt-out procedures, among other things. The compliance date was extended to allow registered Firms to establish systems to meet the new regulatory requirements.

22.5.	Procedure.
Westwood has adopted the following procedures to implement the Firm's privacy policy and conducts reviews to monitor and ensure the Firm's policy is observed, implemented properly and amended or updated, as appropriate:

22.5.1.	Non-Disclosure of Client Information.
Westwood maintains safeguards to comply with federal and state standards to guard each client's non-public personal information ("NPI").

a.	Westwood restricts access to client information to those employees who need to know such information to provide services to the client; and

b.	Westwood does not share any NPI with any non-affiliated third parties, except in the following circumstances:

i.	As necessary to provide the service that the client has requested or authorized, or to maintain and service the client’s account;

ii.	As required by regulatory authorities or law enforcement officials who have jurisdiction over Westwood, or as otherwise required by any applicable law; and

iii.	To the extent reasonably necessary to prevent fraud and unauthorized transactions.
Employees are prohibited, both during and after termination of their employment, from disclosing NPI to any person or entity outside Westwood, including family members, except under the circumstances described above.
An employee is permitted to disclose NPI only to such other employees who need to have access to such information to deliver our services to the client.

22.5.2.	Safeguarding and Disposal of Client Information.
Westwood restricts access to NPI to those employees who need to know such information to provide services to our clients.

a.	Any employee who is authorized to have access to NPI is required to keep such information in a secure compartment or receptacle on a daily basis;

b.	All electronic or computer files containing such information is firewall protected from access by unauthorized persons; and

c.
Any conversations involving NPI, if appropriate at all, are required to be conducted by supervised persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Safeguarding standards encompass all aspects of Westwood that affect security. This includes not just computer security standards but also such areas as physical security and personnel procedures. Examples of important safeguarding standards include:

a.
Access controls on customer information systems, including controls to authenticate and permit access only to authorized individuals and controls to prevent employees from providing customer information to unauthorized individuals who may seek to obtain this information through fraudulent means (e.g., requiring employee use of user ID numbers and passwords, etc.);

b.
Access restrictions at physical locations containing customer information, such as buildings, computer facilities, and records storage facilities to permit access only to authorized individuals (e.g., intruder detection devices, use of fire and burglar resistant storage devices);

c.
Procedures designed to ensure that customer information system modifications are consistent with the Firm's information security program (e.g., independent approval and periodic audits of system modifications);

d.
Dual control procedures, segregation of duties, and employee background checks for employees with responsibilities for or access to customer information (e.g., require data entry to be reviewed for accuracy by personnel not involved in its preparation; adjustments and correction of master records should be reviewed and approved by personnel other than those approving routine transactions, etc.);

e.
Monitoring systems and procedures to detect actual and attempted attacks on or intrusions into customer information systems (e.g., data should be auditable for detection of loss and accidental and intentional manipulation);

f.
Response programs that specify actions to be taken when the Firm suspects or detects that unauthorized individuals have gained access to customer information systems, including appropriate reports to regulatory and law enforcement agencies;

g.
Measures to protect against destruction, loss, or damage of customer information due to potential environmental hazards, such as fire and water damage or technological failures (e.g., use of fire resistant storage facilities and vaults; backup and store off-site key data to ensure proper recovery); and

h.
Information systems security that incorporates system audits and monitoring, point-to-point encryption of electronic correspondence, security of physical facilities and personnel, the use of commercial or in- house services (such as networking services), and contingency planning.

Any employee who is authorized to possess "consumer report information" for a business purpose is required to take reasonable measures to protect against unauthorized access to or use of the information in connection with its disposal. There are several components to establishing 'reasonable' measures that are appropriate for the Firm:

a.	Assessing the sensitivity of the consumer report information we collect;

b.	The nature of our advisory services and the size of our operation;

c.	Evaluating the costs and benefits of different disposal methods; and

d.	Researching relevant technological changes and capabilities.

Some methods of disposal to ensure that the information cannot practicably be read or reconstructed that Westwood may adopt include:

a.	Procedures requiring the burning, pulverizing, or shredding of papers containing consumer report information;

b.	Procedures to ensure the destruction or erasure of electronic media; and

c.	After conducting due diligence, contracting with a service provider engaged in the business of record destruction, to provide such services in a manner consistent with the disposal rule.

22.5.3.	Privacy Notices.
Westwood provides each natural person client with initial notice of the Firm’s current policy when the client relationship is established. Westwood also provides each such client with a new notice of the Firm’s current privacy policies at least annually. See Westwood’s Privacy Disclosure (Exhibit F).

If Westwood shares non-public personal information ("NPI") relating to a non-California consumer with a non-affiliated company under circumstances not covered by an exception under Regulation S-P, the Firm delivers to each affected consumer an opportunity to opt out of such information sharing.

If Westwood shares NPI relating to a California consumer with a non- affiliated company under circumstances not covered by an exception under SB1, the Firm delivers to each affected consumer an opportunity to opt in regarding such information sharing.

If, at any time, Westwood adopts material changes to its privacy policies, the Firm provides each such client with a revised notice reflecting the new privacy policies.

The CCO is responsible for ensuring that required notices are distributed to Westwood consumers and customers.

23.	DISASTER RECOVERY

23.1.	Policy.
As part of its fiduciary duty to its clients and as a matter of best business practices, Westwood has adopted policies and procedures for disaster recovery and for continuing Westwood’s business in the event of an emergency or a disaster. These policies are designed to allow Westwood to resume providing service to its clients in as short a period of time as possible. These policies are, to the extent practicable, designed to address those specific types of disasters that Westwood might reasonably face given its business and location.

23.2.	Responsibility.
The Chief Operating Officer is responsible for maintaining and implementing Westwood’s Disaster Recovery and Business Continuity Plan.

23.3.	Background.
Since the terrorist activities of September 11, 2001, and various catastrophic natural disasters, up to and including Hurricanes Katrina and Sandy, all advisory firms need to establish written disaster recovery and business continuity plans for the firm’s business. This will allow advisers to meet their responsibilities to clients as a fiduciary in managing client assets, among other things. It also allows a firm to meet its regulatory requirements in the event of any kind of an emergency or disaster, such as a bombing, fire, flood, earthquake, power failure, the loss of a key principal, or any other event that may disable the firm, key personnel, or prevent access to its offices.

In response to the substantial and wide-spread damage caused by Hurricane Sandy in October 2012, the SEC, FINRA and CFTC communicated with a number of leading market participants to ascertain the storm's impact on various aspects of their operations. Following the issuance of a joint advisory by the SEC, CFTC and FINRA on August 16, 2013, the SEC's Office of Compliance Inspections and Examinations (“OCIE”) issued a Risk Alert focused specifically on business continuity and disaster recovery planning by investment advisers. While both the joint advisory and the Risk Alert identify the same six key areas, the SEC's alert provides more detailed guidance including (i) general observations and notable practices, (ii) weaknesses noted, and
(iii)possible future considerations. Advisers should consider the following areas in their review of business continuity and disaster recovery planning ("BCP") practices:
(1)    preparation for widespread disruption; (2) planning for alternative locations; (3) preparedness of key vendors; (4) telecommunications services and technology; (5) communications plans; (6) regulatory and compliance considerations; and (7) BCP review and testing.

23.4.	Procedure.

23.4.1.	Adoption of Plan.
Westwood has adopted the following procedures to implement the Firm's Business Continuity Plan (Exhibit G) policy and conducts internal reviews to monitor and ensure such policy is observed, implemented properly and amended or updated, as appropriate:

a.	Westwood’s Chief Operating Officer is responsible for documenting computer back-up procedures, including frequency, procedure, persons responsible, etc.;

b.	Westwood’s Chief Operating Officer is responsible for designating back- up storage locations and persons responsible to maintain back-up data in separate locations;

c.
Westwood’s senior management is responsible for the identification and listing of key or mission critical people in the event of an emergency or disaster, maintained and kept current on an ongoing basis, including such persons’ names, addresses, e-mail, fax, cell phone and other information, and distributing this information to all personnel;

d.
Westwood’s Chief Operating Officer is responsible for developing a communication plan to contact essential management, staff and essential service providers (i.e., senior management, portfolio managers, risk managers, brokers and trading, vendors and disaster recovery specialists) and distributing this information to personnel as needed;

e.
Westwood’s Chief Operating Officer is responsible for designating and arranging for home or alternate office site recovery locations for mission critical persons to meet to continue business, and for obtaining or arranging for adequate systems equipment for these locations;

f.	Westwood’s Chief Operating Officer is responsible for establishing back- up telephone/communication systems for clients, personnel and others to contact the Firm and for the Firm to contact clients;

g.	Westwood’s Chief Operating Officer is responsible for determining and assessing back-up systems for key vendors and mission critical service providers; and

h.	The CCO and the Chief Operating Officer are responsible for conducting periodic and actual testing and training for mission critical and all personnel.
Basic elements considered while developing the Disaster Recovery plan included:

a.	Financial assessments and operations;

b.	Means of communication between and among managers, employees and investors;

c.	The physical location of the parties;

d.	The ability to evaluate the impact of an event on Westwood;

e.	Regulatory and reporting obligations; and

f.	Mechanisms to ensure the safety of assets and to keep them preserved until they can be redeemed to ensure the orderly liquidation of the assets in the event that Westwood business cannot continue.

Overall implementation and monitoring of the Firm's BCP is the responsibility of the Chief Operating Officer, supported by key personnel whose primary BCP roles and responsibilities have been defined. Where necessary and appropriate, Westwood may also utilize outsourced service providers to assist in fulfilling one or more of the following functions:

Telecommunications Services and Technology.

a.	Maintain an inventory of office equipment, including hardware and software, as well as key vendors;

b.	Documentation of computer/server/network back-up procedures, i.e., frequency, procedure, persons responsible, etc., and the designated locations and retrieval procedures for the back-up information;

c.
Identification and listing of key or mission critical people in the event of an emergency or disaster, maintained and kept current on an ongoing basis, including their names, addresses, e-mail, fax, cell phone and other information; developing a communication plan to contact essential management, staff and essential service providers (i.e., senior management, portfolio managers, risk managers, brokers and trading, vendors and disaster recovery specialists) and distributing this information to personnel as needed;

d.
Creation of g-mail accounts for mission critical staff that would enable e-mail communications to continue in the event of internal systems failures. Note that any such communications remain subject to the Firm’s recordkeeping obligations and policies and procedures;

e.	Evaluation of and, as appropriate, provisions for offsite technology available to key or mission critical people to facilitate their working from remote locations;

f.
Review of current communications service providers to assess the need for multiple communications carriers to maintain fax, voicemail, landline and VoIP services, particularly for mission critical staff; and

g.	Designing and arranging for continuance of trading, reporting and other essential systems within a reasonable time period.

Communications.

a.
Proactively communicate with clients (either directly or via an e-mail blast) prior to a major storm to determine whether they have any transactions (e.g., cash raised, funds transferred, wire instructions executed, etc.) they will need executed if an extended outage occurs;

b.	Communicating the status of Westwood’s operations to clients through
(i)    recorded messages on the Firm's main phone line; (ii) notifications posted on the Firm's website; (iii) e-mail blasts that include instructions for contacting the Firm and employees who are working remotely; and/or (iv) the use of third-party vendors in the event of a protracted disruption; and

c.	Providing trading counterparties and key vendors with contact information.

Alternative Locations.

a.	Establishment of home sites or alternate office sites to continue to conduct business;

b.	Determine the accessibility of such locations for mission critical staff and their ability to travel to such locations, including lodging requirements, if any;

c.	Assessment of operational and logistical requirements (e.g., backup generator capacity, furniture, office equipment and supplies, etc.); and

d.	Availability of current BCP, contact lists and other necessary documents, procedures and manuals—ideally in paper form—in the event that electronic files cannot be accessed.

Preparedness of Key Vendors.

a.	Obtain and/or critically review key vendors' Statement on Standards for Attestation Engagements No. 16 reports ("SSAE 16 reports") and BCPs;

b.	Assessment of back-up systems for key vendors and mission critical service providers; and

c.	Consideration of the impact of business interruptions encountered by third parties and identifying ways to minimize the impact.

Regulatory and Compliance Obligations.

a.	Update BCP pursuant to any applicable new regulatory requirements;

b.	Assess upcoming regulatory obligations, particularly in advance of anticipated major storms, etc.; and

c.	Ensure that key staff members separately retain login data required to access regulatory reporting systems (e.g., user name and passwords for EDGAR, the IARD and CRD systems).

BCP Review and Testing.

a.	Conduct BCP testing and training for mission critical systems and all personnel annually;

b.	Conduct annual testing of the disaster recovery systems and operational functionality from home or remote offices; and

c.	Review of Westwood’s Disaster Recovery Plan periodically, and at least annually by the Chief Information Officer or other applicable employees.

Key Personnel.
The Chief Operating Officer has worked with personnel responsible for information technology, accounting, trading and operations to develop a plan that is specifically drafted for Westwood. Our policies include contingencies in the event of the death or incapacity of key principals.

Threat Awareness.
The Chief Operating Officer will continue to be aware of resources available from federal and local governments to gather information about threat dissemination services that are targeted to the financial services industry and that provide threats to both physical and cyber security. To the extent that federal, state and local governments offer threat alert services among other resources, the Chief Operating Officer will investigate subscribing to these services as part of the Firm’s disaster recovery planning. Examples of such resources include:

a.
DisasterAssistance.gov which provides news, information and resources to help businesses, individuals and families prepare for, respond to and recover from disasters. Resources include the latest information on (i) declared disasters such as wildfires, hurricanes, floods and earthquakes; (ii) guidance pertaining to evacuations, accessing shelter, food, water and medical services; and (iii) assistance locating loved ones and pets; and

b.
Financial Services Information Sharing and Analysis Center, www.fsisac.com, an industry forum for collaboration on critical security threats facing the global financial services sector. Members worldwide receive timely notification and information designed to help protect critical systems and assets from physical and cyber security threats.

24.	COMPLAINTS

24.1.	Policy.
As a registered adviser, and as a fiduciary to our advisory clients, our Firm has adopted this policy, which requires a prompt, thorough and fair review of any advisory client complaint, and a prompt and fair resolution which is documented with appropriate supervisory review.

24.2.	Responsibility.
Westwood’s General Counsel & CCO and Chief Financial Officer have the primary responsibility for the implementation and monitoring of the Firm's complaint policy, practices and recordkeeping for the Firm.

24.3.	Background.
Based on an adviser's fiduciary duty to its clients and as a good business practice of maintaining strong and long-term client relationships, any advisory client complaints of whatever nature and size should be handled in a prompt, thorough and professional manner. Regulatory agencies may also require or request information about the receipt, review and disposition of any written client complaints.

24.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm's complaints policy and conducts reviews to monitor and ensure the Firm's policy is observed, implemented properly and amended or updated as appropriate:

24.4.1.	Complaint File.
Westwood maintains a Complaint File for any written complaints received from any advisory clients. The CCO maintains records and supporting information for each written client complaint in the Firm's complaint file, including but not limited to the following information:

a.	Client name and account number;

b.	Date the complaint was received;

c.	Nature of the complaint;

d.	Date of acknowledgment of written client complaint;

e.	Current status of the client complaint; and

f.	Date that the client was informed of the Firm’s results.

g.	If the complaint is written, the person receiving the complaint must forward a copy to the CCO to be retained.

Client complaints, which allege a compliance-related violation or a violation of industry rule, prudent business practices or securities laws, should be recorded in writing. Client complaints involving the Firm’s or an employee’s sales practice must be requested from the client in writing and addressed to the CCO. Complaints of an administrative or service-related matter do not need to be in writing.

24.4.2.	Receipt of Complaint.
Any person receiving any written client complaint must forward the client complaint immediately to Westwood’s CCO.

24.4.3.	Acknowledgment.
If appropriate, the CCO or other senior manager will promptly send the client a letter acknowledging receipt of the client's written or verbal complaint indicating that the matter is under review and that a response will be provided promptly.

24.4.4.	Initiate Review.
The CCO will forward the client complaint information (including any written documentation) to the appropriate person or department, depending on the nature of the complaint, for research, review and information to respond to the client complaint.

24.4.5.	Response.
The CCO, and/or other senior manager will then either review and approve or draft a letter to the client responding to the client's complaint and providing background information and a resolution of the client's complaint. Any appropriate supervisory review or approval will be completed, and, as part of this process, management and the CCO may also undertake to determine if there is a need to revise our policies or an opportunity for education of Westwood staff on the issue.

The CCO will maintain records and supporting information, including any response, for each written client complaint in the Firm's complaint file.

25.	ANTI-MONEY LAUNDERING

25.1.	Policy.
Westwood seeks to prevent the misuse of the funds it manages, as well as prevent the use of its personnel and facilities for the purpose of money laundering and terrorist financing. Westwood has adopted and enforces policies, procedures and controls with the objective of detecting and deterring the occurrence of money laundering, terrorist financing and other illegal activity.

Anti-money laundering (“AML”) compliance is the responsibility of every employee. Therefore, any employee detecting any suspicious activity is required to immediately report such activity to the Compliance Department. The employee making such report should not discuss the suspicious activity or the report with the client in question.

25.2.	Responsibility.
Westwood has designated an AML Officer to generally monitor the Firm’s activities and client relationships for any suspicious client(s) and/or client investment activities that may require inquiry to detect or determine if any possible money laundering activity may exist. The Firm’s AML Officer or other designated employee is responsible for initially screening new accounts.

In this capacity, the AML Officer is responsible for coordinating and monitoring the Firm’s AML program as well as maintaining the Firm’s compliance with applicable AML rules and regulations. The AML Officer will review any reports of suspicious activity that have been observed and reported by supervised persons, and will communicate all such reports with the Compliance Department as needed.

25.3.	Background.

25.3.1.	Regulatory.
On October 26, 2001, the President signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”). Prior to the passage of the USA PATRIOT Act, regulations applying the anti-money laundering provisions of the Bank Secrecy Act (“BSA”) were issued only for banks and certain other institutions that offer bank-like services or that regularly deal in cash. The USA PATRIOT Act required the extension of the anti-money laundering requirements to financial institutions, such as registered and unregistered investment companies, that had not previously been subjected to BSA regulations.

In April 2003, the Department of the Treasury proposed new rules that would require SEC-registered advisers, and certain unregistered advisers, to adopt an anti-money laundering program. These proposed rules were withdrawn in October 2008 by FinCEN of the Department of the Treasury due to the passage of time and to re-assess financial industry developments.

Foreign Sanctions Evaders List. The Treasury Department's Office of Foreign Assets Control created a new list – the Foreign Sanctions Evaders List ("FSE List") in February 2014, identifying non-U.S. persons and entities that have engaged in conduct evading U.S. economic sanctions with respect to Iran or Syria. As OFAC has elected to maintain a separate FSE List rather than incorporate the FSE entries on the SDN List, advisers should screen their counterparties against both lists.

While currently there are no anti-money laundering rules imposed directly on investment advisers, advisers may agree to perform some or all of a broker-dealer's CIP (Customer Identification Program) obligations subject to certain conditions set forth in a series of no-action letters issued by the SEC's Division of Trading and Markets (the "Division").

On January 11, 2013, the Division once again extended relief that allows broker-dealers to rely on registered investment advisers to satisfy the broker-dealer's CIP obligations for shared customers under certain conditions. The Division originally provided relief in a no-action letter issued on February 12, 2004 (the "2004 Letter") which was subsequently extended in 2005, 2006, 2008, 2010 and 2011. Notably, in addition to retaining the conditions of the 2004 Letter, the no-action letter issued on January 11, 2011 (the "2011 Letter") imposed new requirements on the adviser that must be set forth in a contract entered into by the adviser and the broker- dealer. The no-action position in the 2011 Letter was extended for an additional two years again in 2013 and again in December 2016.

25.3.2.	What is Money Laundering?
In general, money laundering encompasses any activity—such as opening accounts, investing and transferring of funds or other property—for the purpose of concealing or disguising the illicit origin of the property or of assisting any person who is involved in committing such an offense or offenses to evade the legal consequences of criminal activity. Money laundering typically involves three separate stages: placement, layering and integration. In the initial, or placement, stage, the money launderer introduces his illegal profits into the financial system. This may involve breaking up large amounts of cash into less conspicuous smaller sums that are then deposited directly into a bank account, or by purchasing a series of monetary instruments (travelers' checks, money orders, or other instruments not connected with an account identifiable with the source of the funds). Launderers collect and deposit these smaller items to mass them into a single account from which they can begin the second phase of laundering of funds. As outlined below, monitoring of deposits of cash and third-party instruments are intended to prevent attempts to place funds of illicit origin with investment advisers.

After the funds enter the financial system, the so-called layering stage takes place. Launderers will often move the funds repeatedly to make tracing the funds to their original illegal source more difficult. Frequent purchases, sales or wires of funds typify this stage of the process. Launderers will often use facilities in jurisdictions that do not cooperate with international money laundering detection and enforcement efforts as the source or destination of such transfers. As outlined below, special surveillance of accounts associated with such countries and reviews of unusually high transaction volumes are intended to prevent the use of investment advisers by money launderers for this purpose.

Finally, money launderers reach the third phase of the process: integration. This involves return of the funds to apparent legitimacy through re- investment into the economy, often commingled with legitimate funds. Procedures for account opening and documentation together with monitoring of fund movements are intended to aid in the detection of attempts to launder funds through investment advisers.

Participation in money laundering can lead to significant consequences for a firm and for any person who becomes involved in the money laundering activity or any "cover up." Consequences may include:

•
Criminal Penalties - Each instance of money laundering carries a fine of up to $500,000 or twice the value of the monetary instruments involved, whichever is greater, or imprisonment of up to 20 years, or both;

•	Civil Penalties - Civil penalties can also include substantial fines and property forfeitures; and

•
Damaged Reputation - Besides the criminal and civil penalties, money laundering prosecution or even an investigation can severely tarnish and even destroy your reputation and the reputation of the firm.

Any supervised person of a service provider who assists money laundering
- for example by assisting a financial transaction that launders money - may be just as guilty as the person who is actually laundering the money. Supervised persons who assist when they know that the funds are criminally derived are clearly guilty. In addition, any supervised person who turns a blind eye to plainly suspicious conduct, or who should have known that the transaction was part of a money-laundering scheme, may also be just as guilty as if he or she were deliberately assisting in the process.

25.4.	Procedure.
Westwood has adopted procedures to implement the Firm’s anti-money laundering policy and conducts reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate. For provisions specific to Westwood International Advisors Inc., please see the WIA Policies & Procedures Addendum. The policies and procedures applicable to the other Firm entities are set forth below:

25.4.1.	Client Identification Procedures - Know Your Customer Policy.

a.	As part of the Firm’s AML program, the Firm has established procedures to ensure that all clients’ identities have been verified before an account is opened;

b.	The Firm's CCO monitors various regulatory requirements, including existing and proposed rules relating to anti-money laundering requirements and reporting, among other things;

c.	The Firm's client relationship managers manage and monitor client cash flows and investment activities and are aware to report any suspicious activity to the CCO;

d.	The Firm will not accept any new client relationships or continue any existing client relationships, which are deemed unacceptable, for any reason, by senior management;

e.
Before opening an account for an individual client, Westwood requires satisfactory documentary evidence of a client’s name, address, date of birth, social security number or, if applicable, tax identification number. Westwood also makes reasonable efforts to ascertain the following information about customers where possible:

i.	Occupation;

ii.	Name, address and telephone number of employer (if appropriate);

iii.	A representation about source of the initial funding for the account;

iv.	A signed agreement; and

v.
In addition to such information, the names/identifying information of all new clients is cross referenced with the Office of Foreign Asset Control (“OFAC”) database to ensure that the client is not suspected of terrorist activity.

f.
Before opening an account for a corporation or other legal entity, Westwood requires satisfactory documentary evidence of the entity’s name and address and that the acting principal has been duly authorized to open the account. Such information may also include: the legal form of the entity (corporation, partnership, etc.), whether it is subject to regulation in the United States or elsewhere; resolutions showing the authority of the person to act on behalf of the entity; information about the owners, directors and officers of the entity; and the source of the funds for the account.

g.	The Company retains records of all documentation that has been relied upon for client identification for a period of five years.

25.4.2.	Suspicious Activity Reports (SARs).

a.
Filing Suspicious Activity Reports. Westwood will file SARs to report suspicious transactions relating to possible money laundering. The Chief Compliance Officer makes all determinations concerning whether to file SARs. The Chief Compliance Officer considers suspicious activity that is detected from surveillance and from reports made by any supervised person of the Firm.

b.
Reporting Suspicious Activity. If any supervised person reasonably suspects a person or entity is using the Company to engage in money laundering or other conduct that may violate criminal laws, that supervised person must immediately bring the matter to the attention of the Chief Compliance Officer. The supervised person must not discuss with the customer the possibility of filing a report or any other action the Company may take with respect to that customer, under any circumstances. If the Chief Compliance Officer agrees that the transaction appears suspicious, documentation relating to the transaction will be gathered and maintained for further investigation.

c.	Examples of Suspicious Activity that supervised persons should report to the Chief Compliance Officer include:

i.	Sudden and inconsistent change in transactions or patterns;

ii.	An account that receives numerous small incoming transfers and almost immediately wires large portions of the funds to another city or country;

iii.	Frequent transfers for amounts just under the threshold for currency reporting without apparent reason;

iv.	Any client asking to be exempted from currency transaction reporting requirements;

v.	A client who is reluctant to provide information needed for account opening or a transaction report;

vi.	A client who declines to proceed with a transaction after being informed that a currency transaction or similar report must be filed;

vii.	An individual or group, whether or not a client, requesting that a supervised person not file required recordkeeping or reporting forms;

viii.
A business that is reluctant to provide complete information regarding details about its business activities, the purpose of the business, prior banking relationships, officers or directors, or its location;

ix.	A client who is unwilling to provide personal background information when opening an account;

x.	A client who provides unusual or suspicious business or identification documents that the Firm cannot readily verify;

xi.	A client whose home phone is disconnected;

xii.	A client who includes no record of past or present employment in account opening information;

xiii.	A client with multiple accounts under a single name or multiple names, with a large number of inter-account or third party transfers without adequate explanation;

xiv.	A client who is from, or has accounts in, a country that the Secretary of the Treasury had declared as non-cooperative with international money laundering enforcement; and

xv.	A client, or a person publicly associated with the client, who has a criminal record.

25.4.3.	Prohibited Clients.
Westwood will not open accounts or accept funds or securities from, or on behalf of, any person or entity whose name appears on either the List of Specially Designated Nationals and Blocked Persons or the Foreign Sanctions Evaders List maintained by the U.S. Office of Foreign Assets Control, from any Foreign Shell Bank, or from any other prohibited persons or entities as may be mandated by applicable law or regulation.

Westwood will also not accept high-risk clients (with respect to money laundering or terrorist financing) without conducting enhanced, well- documented due diligence regarding any such prospective client.

25.4.4.	Procedures for opening accounts Associated with Non-Cooperative Jurisdictions.
Both the Secretary of the Treasury and the Financial Action Task Force on Money Laundering (“FATF”) can declare a jurisdiction non-cooperative on money laundering enforcement.

To open new accounts for clients from those countries or who bank through those countries, supervised persons must seek review and approval by the CCO. If such accounts were to open, the CCO would conduct a detailed review of all activity in those accounts at least annually.

25.4.5.	Annual Training and Review.
Westwood conducts firm-wide annual training programs for personnel regarding the AML program. Such training programs review applicable laws, regulations and recent trends in money laundering and their relation to Westwood’s business. Attendance at these programs is mandatory for appropriate personnel, and session and attendance records are retained for a five-year period.

The AML program is reviewed periodically for compliance with current AML laws and regulations.

25.4.6.	Shell Banks and Correspondent Accounts.
Federal law prohibits Westwood Management Corp. and Westwood Advisors, LLC from doing business of any kind with a foreign shell bank. A shell bank is any financial institution that does not do business from a fixed address and is not an affiliate of another regulated financial institution.

26.	ERISA

26.1.	Policy.
Westwood may act as an investment manager for advisory clients which are governed by the Employment Retirement Income Security Act (“ERISA”). As an investment manager and a fiduciary with special responsibilities under ERISA, and as a matter of policy, Westwood is responsible for acting solely in the interests of the plan participants and beneficiaries. Westwood’s policy includes managing client assets in a manner consistent with the “prudent man rule,” exercising proxy voting authority if not retained by a plan fiduciary, maintaining any ERISA bonding that may be required, and obtaining written investment guidelines/policy statements, as appropriate.

26.2.	Responsibility.
The CCO has the responsibility for the implementation and monitoring of our ERISA policy, practices, disclosures and recordkeeping.

26.3.	Background.
ERISA imposes duties on investment advisers that may exceed the scope of an adviser’s duties to its other clients. For example, ERISA specifically prohibits certain types of transactions with ERISA plan clients that are permissible (with appropriate disclosure) for other types of clients.

Under Department of Labor (“DOL”) guidelines, when the authority to manage plan assets has been delegated to an investment manager, the manager has the authority and responsibility to vote proxies, unless a named fiduciary has retained or designated another fiduciary with authority to vote proxies. In instances where an investment manager's client agreement is silent on proxy voting authority, the investment manager would still have proxy voting authority. (Plan document provisions supersede any contractual attempt to disclaim proxy authority.) In the event plan documents are silent and an adviser's agreement disclaims proxy voting, the responsibility for proxy voting rests with the plan fiduciary. In certain instances, the Internal Revenue Code may impose requirements on non-ERISA retirement accounts that may mirror ERISA requirements.

In March 2006, the DOL issued guidance for employers, including advisers, to file annual reports (LM-10) to disclose financial dealings, including gifts and entertainment, with representatives of a union subject to a $250 de minimis amount.

Union officers and employees have a comparable reporting obligation (Form LM-30) to report any financial dealings with employers, including the receipt of any gifts or entertainment above the de minimis amount.

QPAM Exemption.
The DOL adopted an amendment to ERISA prohibited transaction exemption 84-14 (the "QPAM Exemption"), expanding the coverage of the exemption to include in-house pension and other employee benefit plans maintained by investment advisers for their own employees. Under the amended exemption, a QPAM may manage an investment fund containing assets of an employee benefit plan sponsored by the QPAM and rely on the QPAM Exemption to avoid prohibited transactions that might occur in the management of such assets if: (i) the QPAM adopts written policies and procedures that are designed to assure compliance with the conditions of the amended exemption;
(ii) the QPAM engages an independent auditor to conduct an annual exemption audit; and (iii) any other applicable requirements already provided in the QPAM Exemption are satisfied.

QDIA Regulation.
The DOL adopted the QDIA Regulation (ERISA Section 404(c)(5)) to provide relief to a plan sponsor from certain fiduciary responsibilities for investments made on behalf of participants or beneficiaries who fail to direct the investment of assets in their individual accounts.

For the plan sponsor to obtain safe harbor relief from fiduciary liability for investment outcomes, the assets must be invested in a "qualified default investment alternative" (“QDIA”) as defined in the regulation. While investment products are not specifically identified, the regulation provides for four types of QDIAs:

1.	A product with a mix of investments that take into consideration the individual's age or retirement date (e.g., a life-cycle or target date fund);

2.
An investment service that allocates contributions among existing plan options to provide an asset mix that takes into consideration the individual's age or retirement date (i.e., a professionally-managed account);

3.	A product with a mix of investments that takes into account the characteristics of the group of supervised persons as a whole rather than each individual (a balanced fund, for example); and

4.
A capital preservation product for only the first 120 days of participation (an option for plan sponsors wishing to simplify administration if supervised persons opt-out of participation before incurring an additional tax).

A QDIA must either be managed by (i) an investment manager; (ii) a plan trustee, (iii) a plan sponsor, or (iv) a committee primarily comprised of supervised persons of the plan sponsor that is a named fiduciary, or be an investment company registered under the Investment Company Act of 1940.

ERISA Disclosures - Final Regulation 408(b)(2).
Revising its previously issued final regulation, on January 25, 2012, the DOL issued its final rule under ERISA section 408(b)(2), which requires investment advisers and other covered service providers to provide to the responsible plan fiduciary of certain of their ERISA plan clients advance disclosures concerning their services and compensation. This regulation amends a prohibited transaction rule under ERISA and the Internal Revenue Code. That rule stated that it is a prohibited transaction for a 'covered plan' to enter into an arrangement with a covered service provider unless the arrangement is reasonable and the compensation being received by the service provider is reasonable. The final regulation imposes specific disclosure requirements intended to enable the plan's responsible plan fiduciary to determine whether a service provider arrangement is reasonable and identifies potential conflicts of interest.

Westwood provides a quarterly update of 408(b)(2) to each ERISA client.

This final rule also revised the compliance date to July 1, 2012 (an extension of 90 days from the previous compliance date of April 1, 2012). This revised compliance date further resulted in a 90-day extension of the compliance deadline for certain ERISA 'participant-directed plans' subject to DOL Rule 404a-5 (fiduciary requirements for disclosure in participant-directed individual account plans).

Investment Advice – Participants and Beneficiaries.
On October 25, 2011, the DOL once more issued a final regulation (the 'replacement final regulation' (the "Final Rule")) implementing the statutory exemption from the prohibited transaction provisions of ERISA for investment advice rendered to plan participants. The Final Rule is effective December 27, 2011, and applies to transactions occurring on or after that date.

Under the Final Rule, a fiduciary adviser is permitted to render investment advice to participants – and receive compensation for such advice – pursuant to an "eligible investment advice arrangement." Such arrangement must provide for either:

•	Level compensation, meaning that any direct or indirect compensation received by the fiduciary adviser may not vary depending on the participant's selection of a particular investment option, or

•	A computer model, which an independent expert must certify as being unbiased.

ERISA also prohibits investment managers from refusing to take proxy voting responsibility when plan documents do not reserve that responsibility for the plan trustees or other parties. In certain instances, the Internal Revenue Code may impose requirements on non-ERISA retirement accounts that may mirror ERISA requirements.

26.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm’s ERISA policy and conducts reviews to monitor and ensure the Firm's policy is observed, properly implemented and amended or updated, as appropriate:

26.4.1.	Prudent Man Rule.
Westwood has an ongoing awareness and conducts periodic reviews of each ERISA client’s investments and portfolio for consistency with the “prudent man rule.”

26.4.2.	Oversight.
Westwood’s Senior Trade Operations Analyst is responsible for overseeing and conducting periodic reviews to ensure that any proxy voting functions are properly met and that ERISA plan client proxies are voted in the best interests of the plan participants.

26.4.3.	Periodic Review of Objectives.
Westwood has an ongoing awareness and conducts periodic reviews of any client’s written investment policy statement/guidelines so as to be current and reflect a client’s objectives and guidelines.

26.4.4.	Bonding.
Westwood verifies that the plan fiduciaries have established and will maintain and renew any ERISA bonding that may be required; or if plan documents require the investment manager to maintain required ERISA bonding, Westwood ensures that such bonding is obtained and renewed on a timely basis.

26.4.5.	Defined Benefit Plan / Defined Contribution Plan.
Provide the responsible plan fiduciary of an ERISA-covered defined benefit plan or defined contribution plan with required disclosures to enable the plan fiduciary to determine the reasonableness of total compensation received for services rendered and to identify potential conflicts of interest. Such disclosures are reviewed on at least an annual basis to ensure accuracy, with any revisions promptly delivered to the responsible plan fiduciary.

26.4.6.	Form LM-10.
Westwood monitors for and makes any annual DOL filings (Form LM-10) for reporting financial dealings with union representatives.

26.4.7.	25% Plan Asset Rule.
If Westwood acts as investment manager, general partner or managing member of any private or hedge fund or pooled investment vehicle, the Firm monitors periodically the percentage of ERISA plan and IRA assets in each fund for ERISA 25% Plan Asset Rule purposes.

26.4.8.	Interest Affiliations.
Westwood identifies and monitors any party in interest affiliations or relationships existing between the Firm and any client ERISA plans to avoid any prohibited transactions.

26.4.9.	Third Party Service Providers.
Westwood ensures oversight of third party service providers with regard to current disclosure requirements.

27.	PROXY VOTING

27.1.	Policy.
Westwood, as a matter of policy and as a fiduciary to our clients, has responsibility for voting proxies for portfolio securities in a manner that is consistent with the best economic interests of the clients. Our Firm maintains written policies and procedures as to the handling, research, voting and reporting of proxy voting and makes appropriate disclosures about our Firm’s proxy policies and practices. Our policy and practice includes the responsibility to monitor corporate actions, receive and vote client proxies and disclose any potential conflicts of interest, and our policy and practice further is to make information available to clients about the voting of proxies for their portfolio securities and to maintain relevant and required records.

27.2.	Firm Specific Policy.
Westwood has engaged Broadridge for assistance with the proxy voting process for our clients. Broadridge is a leading provider of full service proxy voting services to the global financial industry. Westwood has also engaged Glass Lewis for assistance with proxy research and analysis. Glass Lewis provides complete analysis and voting recommendations on all proposals and is designed to assist investors in mitigating risk and improving long-term value. In most cases, we agree with Glass Lewis’s recommendations; however, ballots are reviewed bi-monthly by our analysts and we may choose to vote differently than Glass Lewis if we believe it in the best interest of our clients.

27.3.	Responsibility.
Westwood’s Data Management Team has the responsibility for the implementation and monitoring of our proxy voting policy, practices, disclosures and record keeping, including outlining our voting guidelines in our procedures.

27.4.	Background.
Proxy voting is an important right of shareholders, and reasonable care and diligence must be taken to ensure that such rights are properly and timely exercised.

Investment advisers who are registered with the SEC, and who exercise voting authority with respect to client securities, are required by Rule 206(4)-6 of the Advisers Act (a) to adopt and implement written policies and procedures that are reasonably designed to ensure that client securities are voted in the best interests of clients, which must include how an adviser addresses material conflicts that may arise between an adviser's interests and those of its clients; (b) to disclose to clients how they may obtain information from the adviser with respect to the voting of proxies for their securities; (c) to describe to clients a summary of its proxy voting policies and procedures and, upon request, to furnish a copy to its clients; and (d) to maintain certain records relating to the adviser's proxy voting activities when the adviser does have proxy voting authority.

27.5.	Procedure.
Westwood has adopted the following procedures to implement the Firm’s proxy voting policy, in addition to adopting the Glass Lewis Proxy Voting Guidelines (general guidelines attached as Exhibit H, guidelines specific to Taft Hartley attached as Exhibit

J), and conducts reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate:

27.5.1.	Proxy Voting Records.
With respect to proxy record keeping, the Data Management team maintains complete files for all clients. These files include a listing of all proxy material sent on behalf of our clients along with individual copies of each response. Client access to these files can be arranged upon request. A voting summary will be furnished upon request.

27.5.2.	Voting Procedures.

a.
All employees forward any proxy materials received on behalf of clients to Broadridge. Westwood has engaged Broadridge for assistance with the proxy voting process for our clients, and Glass Lewis provides voting recommendations;

b.	Broadridge has access to holders records and determines which client accounts hold the security to which the proxy relates;

c.	Absent material conflicts, Broadridge, with the vote recommendations from Glass Lewis, determines how Westwood should vote the proxy in accordance with applicable voting guidelines;

d.
Westwood’s analysts review the Glass Lewis proxy voting recommendations on a bi-monthly basis. The analysts may choose to vote differently than Glass Lewis if they believe it is in the best interest of the client;

e.
If Westwood chooses to vote differently than Glass Lewis, then Westwood overwrites the Glass Lewis recommendation on the ProxyEdge platform. If Westwood agrees with the Glass Lewis recommendations, no action is necessary; and

f.	Broadridge completes the proxy in a timely and appropriate manner.

27.5.3.	Disclosure.

a.
Westwood provides required disclosures in Form ADV Part 2A, which summarizes these proxy voting policies and procedures and includes a statement that clients may request information regarding how Westwood voted a client’s proxies;

b.	Westwood’s disclosure summary includes a description of how clients may obtain a copy of the Firm's proxy voting policies and procedures;

c.	Westwood’s proxy voting practice is disclosed in the Firm's advisory agreements; and

27.5.4.	Client Requests for Information.

a.	All client requests for information regarding proxy votes or regarding policies and procedures that are received by any supervised person should be forwarded to the Data Management Team; and

b.
In response to any request, the Data Management Team prepares a written response with the information requested, and, as applicable, includes the name of the issuer, the proposal voted upon, and how Westwood voted the client’s proxy with respect to each proposal about which the client inquired.

27.5.5.	Voting Guidelines.

a.
Westwood has engaged Broadridge and Glass Lewis for assistance with the proxy voting process for our clients. The Glass Lewis Proxy Voting Guidelines are attached as Exhibit H (general) and Exhibit J (Taft Hartley); and

b.	Westwood analysts review the Glass Lewis proxy voting recommendations using the following guidelines:

i.	In the absence of specific voting guidelines from the client, Westwood votes proxies in the best interests of each client;

ii.	Westwood’s policy is to vote all proxies from a specific issuer the same way for each client absent qualifying restrictions from a client;

iii.	Clients are permitted to place reasonable restrictions on Westwood’s voting authority in the same manner that they may place such restrictions on the actual selection of account securities;

iv.
Westwood generally votes in favor of routine corporate housekeeping proposals such as the election of directors and selection of auditors absent conflicts of interest raised by an auditor’s non-audit services;

v.	Westwood generally votes against proposals that cause board members to become entrenched or cause unequal voting rights; and

vi.	In reviewing proposals, Westwood further considers the opinion of management and the effect on management, and the effect on shareholder value and the issuer's business practices.

27.5.6.	Conflicts of Interest.

a.
Westwood conducts periodic reviews to identify any conflicts that exist between the interests of the Firm and the client by reviewing the relationship of Westwood with the issuer of each security to determine if Westwood or any of its supervised persons has any financial, business or personal relationship with the issuer;

b.
If a material conflict of interest exists, Westwood will determine whether it is appropriate to disclose the conflict to the affected clients, to give the clients an opportunity to vote the proxies themselves, or to address the voting issue through other objective means such as voting in a manner consistent with a predetermined voting policy or receiving an independent third-party voting recommendation; and

c.	Westwood will maintain a record of the voting resolution of any conflict of interest.

27.5.7.	Recordkeeping.
The Data Management Team retains the following proxy records in accordance with the SEC’s five-year retention requirement:

a.	These policies and procedures and any amendments;

b.	Each proxy statement that Westwood receives;

c.	A record of each vote that Westwood casts;

d.
Any document Westwood created that was material to making a decision how to vote proxies, or that memorializes that decision including periodic reports to the Data Management Team or proxy committee, if applicable; and

e.	A copy of each written request from a client for information on how Westwood voted such client’s proxies, and a copy of any written response.

In addition to conducting initial due diligence, Westwood monitors and reviews all third-party proxy services to evaluate any conflicts of interest, consistency of voting with guidelines, and fees and disclosures, among other things.

28.	REGISTRATION

28.1.	Policy.
As an SEC-registered investment adviser, Westwood maintains and renews its adviser registration on an annual basis through the Investment Adviser Registration Depository (“IARD”), for the Firm, for state notice filings, and for licensing of its investment adviser representatives (“IARs”).

Westwood’s policy is to monitor and maintain all appropriate Firm notice filings and IAR registrations that may be required for providing advisory services to our clients in any location. Westwood monitors the state residences of our advisory clients and will not provide advisory services unless appropriately registered as required, or unless a de minimis or other exemption exists.

28.2.	Responsibility.
The CCO has the responsibility for the implementation and monitoring of our registration policy, practices, disclosures and recordkeeping.

28.3.	Background.
In accordance with the Advisers Act, and unless otherwise exempt from registration requirements, investment adviser firms are required to be registered either with the Securities and Exchange Commission ("SEC”) or with the state(s) in which the firm maintains a place of business and/or is otherwise required to register in accordance with each individual state’s regulations and de minimis requirements. The registered investment adviser is required to maintain such registrations on an annual basis through the timely payment of renewal fees and filing of the Firm’s Annual Updating Amendment.

Individuals providing advisory services on behalf of a firm are also required to maintain appropriate registrations in accordance with each state’s regulations unless otherwise exempt from such registration requirements. The definition of investment adviser representative may vary on a state-by-state basis. Supervised persons providing advice on behalf of SEC-registered advisers are governed by the federal definition of investment adviser representative to determine whether or not state IAR registration is required. The investment adviser representative registrations must also be renewed on an annual basis through the IARD and the timely payment of renewal fees.

On February 15, 2012, the SEC adopted amendments to Rule 205-3 increasing the dollar thresholds used to determine whether an advisory client is a 'qualified client.' In addition to its primary application for ascertaining whether the adviser may charge a performance-based fee, the definition of a 'qualified client' is an important component of the federal definition of investment adviser representative.

Beginning in November 2011, FINRA implemented an annual Entitlement User Accounts Certification Process which requires the firm's designated Super Account Administrator (“SAA”) to review and update as necessary each user at their organization who is authorized to access specific applications on the IARD and/or CRD systems. If the SAA fails to complete the Certification Process within the prescribed 30 days, neither the SAA nor the firm's Accounts Administrators will be able to create, edit and clone user accounts for the firm until such time as the SAA completes the Certification Process.

28.4.	Procedure.

28.4.1.	Maintain/Monitor Registration Requirements.
Westwood has adopted the following procedures to implement the Firm's registration policy and conducts reviews to monitor and ensure the Firm's policy is observed, implemented properly and amended or updated, as appropriate:

a.
The CCO, or other designated officer, monitors the state residences of our advisory clients, and the Firm and/or its IARs do not provide advisory services unless appropriately notice-filed or licensed as required, or unless a de minimis or other exemption exists;

b.	Westwood’s CCO, or other designated officer, monitors the Firm's and IAR registration requirements on an ongoing as well as periodic basis;

c.	Notice filings and IAR licensing filings are made on a timely basis and appropriate files and copies of all filings are maintained by the CCO or her designee;

d.
Westwood makes the annual filing of Form ADV within 90 days of the end of the Firm's fiscal year (Annual Updating Amendment) to update all disclosures, including certain information required to be updated only on an annual basis; and

e.
The Firm's CCO promptly responds to and completes FINRA's annual Entitlement User Accounts Certification Process to ensure that the Firm maintains necessary and appropriate access to these systems. Annually, the SAA conducts a full review of individuals authorized as Users on the Firm's IARD/CRD system, including an assessment of each User's current authorizations. The SAA will terminate or modify such authorizations based on each individual's need to access such applications.

Periodically, but not less than annually, Westwood’s Chief Compliance Officer, or other designated officer, is responsible for overseeing the IARD/CRD Annual Renewal Program, including:

a.
Conducting a review of the current notice filings/registrations for the Firm and its IARs prior to FINRA's publication of the current year's Preliminary Renewal Statement (typically published in early November);

b.
Adding any necessary notice filings/registrations and/or withdrawing unnecessary notice filings/registrations on the IARD/CRD systems prior to the issuance of the Preliminary Renewal Statement to facilitate renewals and avoid payment of unnecessary registration fees;

c.
Ensuring that payment of the Firm's Preliminary Renewal Statement is made in a timely manner to avoid (i) termination of required notice filings and IAR registrations, and (ii) violations of regulatory requirements; and

d.
Obtaining and reviewing the Firm's Final Renewal Statement (published by FINRA on the first business day of the new year), and ensuring prompt payment of any additional registration fees or obtaining a refund for terminated registrations, if applicable.

28.4.2.	Filings.
Registration filings are made on a timely basis, and the CCO or her designee maintains appropriate files and copies of all filings.

29.	ANNUAL COMPLIANCE REVIEWS

29.1.	Policy.
It is Westwood’s policy to conduct an annual review of the Firm’s policies and procedures to determine that they are adequate, current and effective in view of the Firm’s businesses, practices, advisory services, and current regulatory requirements. Our policy includes amending or updating the Firm’s policies and procedures to reflect any changes in the Firm’s activities, personnel, or regulatory developments, among other things, either as part of the Firm’s annual review or more frequently, as may be appropriate, and maintaining relevant records of such reviews.

29.2.	Responsibility.
The CCO has the overall responsibility and authority to develop and implement the Firm’s compliance policies and procedures and to conduct an annual review to determine their adequacy and effectiveness in detecting and preventing violations of the Firm’s policies and procedures and federal securities laws. The CCO also has the responsibility for maintaining relevant records regarding the policies and procedures and documenting these reviews. Other compliance duties related to our Canadian office include:

•	Ensuring adherence to the policies and procedures of the Firm as developed and implemented by the UDP;

•	Dealing with and rectifying daily compliance issues;

•	Reviewing and approving the opening of each new segregated account;

•	Supervising the trading for client accounts including ensuring that daily blotters and weekly transaction reports are in order;

•	Providing advice to supervised persons as requested;

•	Reviewing all personal trading and ensuring that all supervised persons are acting in compliance with the Firm’s policy;

•	Reviewing all insider report questionnaires and verifying that all necessary insider reports have been filed; and

•	Bringing all significant issues and presenting the Annual Compliance Review to the Board of Directors for discussion and final approval.

29.3.	Background.
In December 2003, the SEC adopted Rule 206(4)-7, Compliance Programs of Investment Companies and Investment Advisers (“Compliance Program Rule”) under the Advisers Act and Investment Company Act, (SEC Release Nos. IA-2204 and IC- 26299). The rules are effective, and advisers and funds had to be in compliance with the rules by October 5, 2004. The rules require SEC-registered advisers and investment companies to adopt and implement written policies and procedures designed to detect and prevent violations of the federal securities laws. The rules are also designed to protect investors by ensuring all funds and advisers have internal programs to enhance compliance with the federal securities laws. Among other things, the rules require that advisers and investment companies annually review their policies and procedures for their adequacy and effectiveness and maintain records of the reviews. A CCO must also be designated by advisers and investment companies to be responsible for administering the compliance policies and procedures and the firm’s annual reviews.
The required reviews are to consider any changes in the adviser’s or fund’s activities, any compliance matters that have occurred in the past year and any new regulatory requirements or developments, among other things. Appropriate revisions of a firm’s or fund’s policies or procedures should be made to help ensure that the policies and procedures are adequate and effective. Advisers and funds were to have completed their first annual review within eighteen months of the adoption or approval of their compliance policies and procedures (i.e., no later than April 5, 2006, and annually thereafter).

29.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm’s compliance review policy and conducts reviews to monitor and ensure the Firm’s policy is observed, implemented properly and amended or updated, as appropriate:

29.4.1.	On at least an annual basis, the CCO and such other persons as may be designated undertake a complete review of all Westwood’s written compliance policies and procedures.

The review includes a review of each policy to determine the following:

a.	Adequacy;

b.	Effectiveness;

c.	Accuracy;

d.	Appropriateness for the Firm’s current activities;

e.	Current regulatory requirements;

f.	Any prior policy issues, violations or sanctions; and

g.	Any changes or updates that may otherwise be required or appropriate.

29.4.2.
The annual review process also considers and assesses the risk areas for the Firm and reviews and updates any risk assessments in view of any changes in advisory services, client base and/or regulatory developments.

29.4.3.
The CCO, or designees, coordinate the review of each policy with an appropriate person, department manager, management person or officer to ensure that each of the Firm’s policies and procedures is adequate and appropriate for the business activity covered, (e.g., a review of trading policies and procedures with the person responsible for the Firm’s trading activities).

29.4.4.
The CCO, or designees, revise or update any of the Firm’s policies and/or procedures as necessary or appropriate and obtain the approval of the person, department manager, management person or officer responsible for a particular activity as part of the review.

29.4.5.	The CCO obtains the approval of the Firm’s compliance policies and procedures from the appropriate senior management person or officer, or chief executive officer.

29.4.6.	The CCO submits a report to the Board regarding the annual reviews of the Firm’s and its service providers’ policies and procedures pursuant to the Firm’s Annual Compliance Review.

29.4.7.	The Firm’s annual review includes a consideration of any prior violations or issues under any of the Firm’s policies or procedures with any revisions or amendments to the policy or procedures designed to address such violations or issues in order to help avoid similar violations or issues in the future.

29.4.8.	Records.

a.	The CCO maintains hardcopy or electronic records of the Firm’s policies and procedures as in effect at any particular time since October 5, 2004, and any policies in effect prior to that date; and

b.
The CCO also maintains an Annual Compliance Review file for each year which includes and reflects any revisions, changes, updates, and materials supporting such changes and approvals, of any of the Firm’s policies and/or procedures.

29.4.9.	Interim Changes.
The CCO, or designees, also conduct more frequent reviews of Westwood’s policies or procedures, or any specific policy or procedure, in the event of any change in personnel, business activities, regulatory requirements or developments, or in the event other circumstances necessitate a revision or update.

Relevant records of such additional reviews and changes are also maintained by the CCO.

30.	POLITICAL CONTRIBUTIONS

30.1.	Policy.
It is Westwood’s policy to permit the Firm, and its covered persons, to make political contributions to elected officials, candidates and others in a manner that is consistent with this policy and regulatory requirements.

Westwood recognizes that it is never appropriate to make or solicit political contributions or provide gifts or entertainment for the purpose of improperly influencing the actions of public officials. Accordingly, our Firm's policy is to restrict, monitor and require prior approval of any political contributions made to government officials and candidates of state and state political subdivisions who can influence a decision to hire an investment adviser or who have the authority to hire an investment adviser.

Westwood’s Code of Ethics also provides employees with a summary of Westwood’s 'Pay-to-Play' practices.

The Firm also maintains appropriate records for all political contributions made by the Firm and/or its covered persons.

30.2.	Responsibility.
The CCO and General Counsel have the responsibility for the implementation and monitoring of our Firm's political contribution policy, practices, disclosures and recordkeeping.

30.3.	Background.
On June 22, 2011, the SEC adopted amendments to rule 206(4)-5, adding provisions extending the scope of the rule and making it applicable to exempt reporting advisers, defined as an investment adviser that is exempt from registration because it is an adviser solely to one or more venture capital funds, or because it is an adviser solely to private funds and has assets under management in the United States of less than
$150 million; and foreign private advisers, as defined under rule 202(a)(30)-1.

The amendments also permit an adviser to pay a registered municipal advisor to act as a placement agent to solicit government entities on its behalf provided that the municipal advisor is subject to a pay-to-play rule adopted by the Municipal Securities Rulemaking Board (“MSRB”) that is at least as stringent as the investment adviser pay-to-play rule.

In addition, the SEC extended the compliance date applicable to third-party solicitor provisions from September 13, 2011 to June 13, 2012 to "provide time for the MSRB and FINRA to adopt pay-to-play rules if they choose to do so." The extension also was intended to give third-party solicitors additional time to come into compliance with the applicable rules.

In July 2010, the SEC adopted "Pay-to-Play" rules; including the new anti-fraud Political Contributions by Certain Investment Advisers Rule (Rule 206(4)-5) under the Advisers Act (SEC Release No. IA-3043). The Political Contributions rule addresses certain pay-to-play practices such as making or soliciting campaign contributions or payments to certain government officials to influence the awarding of investment contracts for managing public pension plan assets and other state governmental investments.
The new rule applies to SEC registered advisers as well as advisers exempt from registration with the SEC pursuant to reliance on the private adviser exemption as provided in Section 203(b)(3) of the Advisers Act (hereafter, the "adviser"), which manage or seek to manage private investment funds in which government and governmental plans invest.

The Political Contribution Rule and amendments to Rule 204-2 were effective September 13, 2010, and the compliance date was March 14, 2011; although the Rule provides an extended date for compliance with certain of its provisions as detailed below.

By March 14, 2011, advisers with clients who are government entities must comply with the amendments to Rule 204-2, including:

•maintaining required records of all individuals who are Covered Associates under the Rule;
•maintaining required records of political contributions made by the Firm or its Covered Associates on and after that date; and
•maintaining required records identifying all government entities to which the adviser provides advisory services on and after that date

Notes: The Rule's prohibition on providing advisory services for compensation to a government entity within two years of a contribution will not apply to, and the Rule's prohibition on soliciting or coordinating contributions will not be triggered by, contributions made before March 13, 2011 (i.e., six months after the effective date of the Rule).

Additionally, advisers that pay regulated persons to solicit government entities for advisory services on their behalf must maintain a list of those persons. On June 25, 2015, the SEC published Political Contributions by Certain Investment Advisers: Ban on Third-Party Solicitation; Notice of Compliance Date (Release No. IA-4129; File No. S7-18-09) announcing the compliance date for the ban on third-party solicitation is July 31, 2015.

Concurrently, staff of the Division of Investment Management added Question I.4 to guidance provided in Staff Responses to Questions About the Pay to Play Rule to clarify the current impact of establishing the compliance date. Rule 206(4)-5 prohibits an investment adviser subject to the rule, and its covered associates, from providing or agreeing to provide, directly or indirectly, payment to any third party for a solicitation of advisory business from any government entity on behalf of such adviser, unless such third party is a "regulated person," defined as (i) an SEC-registered investment adviser, (ii) a registered broker or dealer subject to pay-to-play rules adopted by a registered national securities association, or (iii) a registered municipal advisor that is subject to pay-to-play rules adopted by the MSRB. The Commission must find, by order, that the rules applicable to broker-dealers and municipal advisors (i) impose substantially equivalent or more stringent restrictions than rule 206(4)-5 imposes on investment advisers, and (ii) are consistent with the objectives of rule 206(4)-5. As noted in Question I.4, however, neither FINRA nor the MSRB have yet adopted pay to play rules.

Accordingly, until the later of (i) the effective date of such a FINRA pay to play rule or
(ii) the effective date of such an MSRB pay to play rule, the Division would not recommend enforcement action to the Commission against an investment adviser or its covered associates under rule 206(4)-5(a)(2)(i) for the payment to any person to solicit a government entity for investment advisory services.

Likewise, advisers to registered investment companies that are "covered investment pools" must comply with the Rule requirements pertaining to such covered pools within one year after the effective date. During that interim time, contributions made by the adviser or its Covered Associates to government entity clients that have selected the adviser's registered investment company as an option of the plan or program will not trigger the prohibitions of the Rule.

30.4.	Procedure.
Westwood has adopted the following procedures to implement the Firm's political contributions policy and conducts reviews to monitor and ensure the Firm's policy is observed, implemented properly and amended or updated, as appropriate:
30.4.1 All Firm employees are deemed to be a "Covered Associate" (hereinafter “Covered Person”) of the Firm for political contributions;

30.4.2. The CCO, or other designated officer, obtains appropriate information from any new Covered Persons regarding any political contributions made within the preceding two years (from the date he or she becomes a Covered Person). Such review may include an online search of the individual's contribution history as part of the Firm's general background check;

30.4.3
All political contributions require pre-approval by the CCO or other designated officer. In general, political contributions made by Covered Persons should not exceed the rule's de minimis amount; however, with pre-approval, certain exceptions may be granted on a case by case basis; (the de minimis amount is currently set at $350, if the Covered Person can vote for the candidate and $150 if the Covered Person cannot vote for the candidate);

30.4.4
The CCO monitors and maintains records detailing political contributions made by the Firm and/or its employees. Such records are maintained in chronological order and detail, and contain the following information:

a.	The name and title of the contributor;

b.	The name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment; and

c.	The amount and approximate date of each contribution or payment.

30.4.5
Prior to accepting a new advisory client that is a government entity, the CCO or her designee will conduct a review of political contributions made by Covered Person to ensure that any such contributions did not exceed the rule's permissible de minimis amount;

30.4.6	The CCO, or her designee, on an as needed basis, will monitor and maintain records identifying all government entities to which Westwood provides advisory services, if any;

30.4.7	The CCO, or her designee, will maintain appropriate records following the departure of a covered associate who made a political contribution triggering the two-year 'time out' period;

30.4.8	The CCO, or her designee, maintains records reflecting approval of political contributions made by the Firm and/or its covered associates;

30.4.9
Prior to engaging a third party solicitor to solicit advisory business from a government entity, the CCO and General Counsel determine whether (a) such solicitor is a "regulated person" as defined under this Rule and (b) such individual has not made certain political contributions or otherwise engaged in conduct that would disqualify the solicitor from meeting the definition of "regulated person";

30.4.10
On at least an annual basis, the CCO and/or General Counsel require employees and any third party solicitors to confirm that such persons have reported any and all political contributions and continue to meet the definition of "regulated persons";

30.4.11
The CCO will maintain records of each regulated person to whom the Firm provides or agrees to provide (either directly or indirectly) payment to solicit a government entity for advisory services on its behalf; and

30.4.12
The CCO, or her designee, will monitor states' registration and/or reporting requirements pursuant to the Firm's use of any 'placement agents' (including employees of the Firm and/or its affiliates) for the solicitation of or arrangements for providing advisory services to any government entity or public pension plan.

31.	IDENTITY THEFT RED FLAGS POLICY & PROCEDURES

31.1.	Policy.
As a matter of policy, Westwood seeks to prevent the theft or misappropriation and misuse of the identities and identifying information of its clients and investors. In order to prepare this program, the Firm has evaluated the risks of identity theft in connection with its investment advisory practice including the Firm's:

•	Methods of opening client and investor accounts;

•	Methods for accessing client and investor accounts; and

•	Previous experience with identity theft.

31.2.	Responsibility.
Westwood’s Identity Theft Prevention Program has been adopted pursuant to approval by the Firm's senior management. Responsibility for the administration of the Program rests jointly with the BSA Compliance Officer and General Counsel & CCO.

31.3.	Background.
The Fair Credit Reporting Act (“FCRA”’) required the SEC and CFTC to jointly establish and maintain guidelines for financial institutions and creditors regarding identify theft, and to adopt rules requiring such institutions and creditors to establish reasonable policies and procedures for the implementation of those guidelines. Under the final rules, a financial institution or creditor that offers or maintains covered accounts must establish an identity theft red flags program designed to detect, prevent, and mitigate identity theft.

The Securities and Exchange Commission ("SEC") and the Commodity Futures Trading Commission ("CFTC") jointly issued Regulation S-ID (the "Identity Theft Red Flags Rules") which became effective on May 20, 2013.

The final rules require each SEC- and/or CFTC-regulated entity that meets the definition of a "financial institution" or a "creditor" that offers a "covered account" (as those terms are defined under the FCRA) to develop and implement by November 20, 2013, a written identity theft prevention program designed to detect, prevent and mitigate identity theft in connection with certain existing accounts and the opening of new accounts. The Firm must periodically update its identity theft prevention program and provide staff training in accordance with the Commissions' identity theft rules.

Notably, the final rules require that a firm's board of directors, an appropriate committee of the board of directors, or if the firm does not have a board, a designated senior management employee (a) provide initial approval of the Program (unless the firm already has a program in place that meets the requirements of the final rules) and (b) maintain responsibility for the ongoing oversight, development, implementation, and administration of the Program.

31.4.	Procedures.

31.4.1.	Definitions.

31.4.1.a.
Financial Institutions: Includes certain banks and credit unions, and any other person that, directly or indirectly, hold a transaction account. Section 603(c) of the FCRA defines consumer as an individual; thus, to qualify as a financial institution, an entity must hold a transaction account belonging to an individual. Examples of financial institutions for an SEC-regulated entity that holds transaction accounts belonging to individuals are as follows: (i) a broker-dealer that offers custodial accounts; (ii) a registered investment company that enables investors to make wire transfers to other parties or that offers check-writing privileges; (iii) an investment adviser that directly or indirectly holds transaction accounts and that is permitted to direct payments or transfers out of those accounts to third parties (however, an adviser that has the authority to withdraw money from an investor’s account solely to deduct its own advisory fees would NOT hold a transaction account); (iv) an adviser to a private fund that has the authority, pursuant to an arrangement with the private fund or individual, to direct such individual’s investment proceeds (e.g., redemptions, distributions, dividends, interest, or other proceeds related to the individuals account) to third parties.

31.4.1.b.
Creditors: A person that regularly extends, reviews or continues credit or makes those arrangements, or that regularly in the course of business advances funds to or on behalf of a person, based on an obligation of the person to repay the funds or repayable from specific property pledged by or on behalf of the purpose. This definition excludes from the definition advanced funds for expenses incidental to a service provided by the creditor.

31.4.1.c.
Covered Accounts: (i) An account that a financial institution or creditor offers or maintains, primarily for personal, family, or household purposes, that involves or is designed to permit multiple payments or transactions; and (ii) any other account that the financial institution or creditor offers or maintains for which there is a reasonably foreseeable risk to customers or to the safety and soundness of the financial institution or creditor of identity theft, including financial, operational, compliance, reputation, or litigation risks.

31.4.1.d.
Transaction Accounts: Includes an account on which the account holder is permitted to make withdrawals by a negotiable or transferable instrument, payment orders of withdrawal, telephone transfers, or other similar items for the purpose of making payments or transfers to third persons or others.

31.4.1.e.	Account: A continuing relationship established by a person with a financial institution, or credit to obtain a product or service for personal, family, household, or business purposes.

31.4.2.	Summary of Risk Assessment & Procedures.
Westwood provides investment management services primarily to private funds (hereinafter "the Funds") and separate accounts of individuals and institutions. Investors seeking to invest in one or more of the Funds are provided with instructions to wire their funds directly to the custodial account of the appropriate Fund from a valid bank or brokerage account held in the name of the Fund as facilitated by the Fund's third party administrator. Checks are not accepted by Westwood or the administrator for investment in the Funds.

Similarly, separate account clients are provided with instructions for wiring funds into a separate custodial account set up by Westwood in the client's name, or in the Firm's name for the benefit of the client, or the client may provide Westwood with trading authorization on an account previously established by the client himself or herself. Checks made payable to the client's custodian, which identify the client's account number and which are received by Westwood, are logged by the Firm and forwarded to the custodian with instructions to deposit the check in the client's account. Other than for the payment of advisory fees, checks received from clients made payable to the Firm or any other party other than the client's account custodian are logged by Westwood and returned to the client within three business days.

The principal risks of identity theft lie in the methods for accessing accounts and the acceptance of instructions for transfers out of an account for the payment of third party payees or otherwise.

Given that Westwood is a financial institution, the Firm must periodically determine whether it offers or maintains covered accounts. This is determined through a risk assessment that takes into consideration:

1.	The methods Westwood provides to open its accounts;

2.	The methods Westwood provides to access its accounts; and

3.	Westwood’s previous experiences with identity theft.

This assessment will be conducted periodically and fully documented.

If it is determined that there is a foreseeable and/or potential risk to Westwood’s accounts for identity theft, a program will be implemented with the elements outlined under the Red Flags Program.

31.4.3.	Identification of Red Flags.

31.4.3.a.	Identification of Red Flags.
At any time, Westwood or its staff could receive indications that the identities of clients or investors may have been compromised, stolen or are otherwise at risk. It would be critical that these "red flags" are recognized so that the Firm could take appropriate measures to safeguard clients and investors and prevent the misappropriation and misuse of client or investor identities and assets. Several risk factors must be considered in identifying relevant red flags for Westwood’s covered accounts as identified above under Risk Assessment. Red flags relevant to one type of covered account may differ from those relevant to another. Five categories of red flags Westwood has identified as being relevant to its business activities are:

1.	Alerts, notifications, or other warnings received from consumer reporting agencies or service providers, such as fraud detection services;

2.	Presentation of suspicious documents, such as documents that appear to have been altered or forged;

3.	Presentation of suspicious personal identifying information, such as suspicious address change;

4.	Unusual use of, or other suspicious activity related to, a covered account, including, but not limited to:

•	Unexplained or urgent requests for large transfers or payments to be made from the account to third parties;

•	Telephone requests for urgent transfers from the client's account on an unclear or poor connection, particularly where the client is unwilling to remain on the line or claims to be in a hurry;

•	Requests to transfer funds from the client's account to a new or recently opened bank account, and;

5.
Notice from customers, clients or investors regarding unusual transfers or account activity, victims of identity theft, law enforcement authorities, or other persons regarding possible identity theft in connection with covered accounts held by Westwood’s client custodians.

Any Westwood employee becoming aware of red flags, suspicious activity or unusual transfer requests must promptly notify the General Counsel & CCO before taking any further action to facilitate a transfer from the client's account (if applicable).

Example Scenarios that Westwood Employees should be aware of:

Originating email address is not the client's true email.
Example: A lowercase "L" and a capital "I" can sometimes be indistinguishable.

Originating email address changes during the course of emails.
Example: A fraudster might hack a client’s email address, inform the client’s advisor that his or her email has been hacked, and ask the adviser to use a new email address that the fraudster provides.

Originator makes an urgent request to send a wire to a third party.
Example: Fraudster requests a wire be sent in U.S. dollars to bank in Hong Kong because of a death in the family.

Originator states he or she is unavailable by phone.
Example: The purported client states that he or she is out of the country, about to board an airplane, at the hospital, attending a funeral, and so on.

Time zone stamp on the email does not match the account holder's geographic location.
Example: Client lives in on the East Coast, but the email time stamp does not correspond.

Signature on the letter of authorization (“LOA”) appears faded, photocopied, or traced.
Example: The signature or signature page looks different from the rest of the wire request.

The email states the client is willing to sell out all positions in order to send a wire immediately.
Example: The purported client sends a request to liquidate an account before confirming the amount that needs to be wired.

An email requesting balance information is immediately followed by a request to wire out all—or a significant portion— of the funds once the balance is obtained.
Example: The purported client states that the available funds will be sufficient rather than wait for a trade to be placed to reach the requested amount.

Consecutive wire requests are sent to the same destination in a short period of time.
Example: The purported client sends a wire request in a small denomination, and immediately after it is successfully sent, he or she initiates a wire request for a substantially larger amount to the same destination.

31.4.4.	Detection of Red Flags.
Westwood and its employees should be conscious of suspicious activity or transfer requests and actively seek to detect red flags in connection with the opening and maintenance of accounts.

31.4.4.a.	Opening Accounts.
With respect to the opening of separately managed client accounts, Westwood seeks to obtain appropriate identifying information about, and verification of the identity of, the client. This can include obtaining information such as name, address, social security number and birthdate and further verifying by obtaining a valid driver’s license or other government-issued document. For detailed guidance regarding acceptable identification and authorizations to be obtained and reviewed when opening a new account, please refer to the Firm's Anti-Money Laundering Policy and Procedures contained within the Compliance Manual and incorporated herein by way of reference.

When accepting a new investor into a Westwood Fund, Westwood and our affiliates rely on the investor identification, verification and authentication procedures adopted by each Fund's third-party administrator. To ensure that such reliance is reasonable, Westwood has reviewed each such administrator agreement to confirm that the administrator is obligated to conduct such investor identification verifications and has also requested and received a copy of each such administrator’s written policies and procedures for satisfactorily discharging its duties under the agreements entered into with Westwood or our affiliates on behalf of the Funds. Finally, from time to time, Westwood may request written certification from fund administrators that the administrator has discharged its duties under our agreements, including, but not necessarily limited to, investor identification verification and authorization. All such due diligence will be appropriately documented, and such documentation retained in the Firm's files.

31.4.4.b.	Suspicious Activity.
Westwood monitors transactions of covered accounts for any suspicious activity that could indicate identity theft.

31.4.4.c.	Address Change.
Address change requests must be verified with the authorized signer of the account.

31.4.4.d.	Wire Transfers.
Client Relationship Managers are required to call back all clients that send wire instructions through email or fax.

Westwood employees are to adhere to the following best practices:

•	Always verbally confirm final wire instructions with the client using the contact information on file, not the call- back number on an email. Do not rely on unsecure email to confirm wires.

•	Make sure the wire request is in line with the client's usual wiring habits. If a client is wiring to a new destination, ask additional questions.

•	Pay attention to spelling and grammatical errors, as well as the tone of email communications. Does it sound like the client?

•
Pay attention to the suspicious signs whenever you are asked to rush a client request. Fraudsters will sometimes use a frightening or disturbing event to establish an emotional attachment and then ask that a request be expedited.

31.4.4.e.	Transfer/Payment Requests and Address Changes.
Westwood is also committed to monitoring transfers and transactions within client accounts and seeking to authenticate clients and client requests for transfers, whether such requests direct the transfer of funds from the client's account to third party payees or to another account in the client's name, particularly (though not exclusively) when the receiving client account was only recently opened and/or the request was received via email or other electronic communication.

Should a client request that Westwood facilitate a transfer of monies from the client's account to a new or different account held in the client's name, the Firm shall:

•	Request written instructions with the client's original signature requesting that Westwood update the wire instructions on file with the Firm;

•	Verify that written instructions submitted are from the client or other authorized signatory on the account;

•	Seek to ensure that the signature on the written instructions match the signature on file with the Firm; and

•	Ensure the request is addressed to Westwood.

Any request received (ostensibly) from a client to facilitate a transfer of monies from the client's account to a third party payee must undergo the same process set forth above, and Westwood should seek to verify the request as set forth below. Similarly, any request for a change of address on a client's account must be verified by Westwood before being processed.

Verifications are to be accomplished through direct contact with the client at the telephone number held on record with Westwood or its affiliates and service providers, such as the appropriate third party fund administrator. Telephone contact with the client must be documented and is required regardless of whether the request for transfer or address change was received by email or telephone, as a fraudster impersonating the client could have easily contacted the Firm to make the request from a different phone number. When seeking verification at the client's telephone number of record, should a client deny having requested the transfer, the Westwood supervised person having spoken to the client must immediately notify the General Counsel & CCO.

31.4.4.f.	Responding to Red Flags.
To best protect our clients and investors and ensure that the Firm responds in an appropriate manner to red flags and suspicious activity, all red flags and suspicious activity recognized or uncovered by personnel should be promptly reported to the CCO and/or General Counsel.

In determining the appropriate response, Westwood should first consider the aggravating factors that may heighten the risk of identity theft. This can include:

1.	Data security incidents that result in unauthorized access to the customer’s account records held by Westwood or a third party.

2.
A notice that a customer has provided information related to a covered account held by Westwood or a third party to someone fraudulently claiming to represent Westwood or who has led the customer to a fraudulent website.

31.4.4.g.	Appropriate responses may include the following, based on a consideration of the relevant facts and circumstances:

1.	Monitoring a covered account for evidence of identity theft;

2.	Contacting the customer;

3.	Changing any passwords, security codes, or other security devices that permit access to a covered account;

4.	Reopening a covered account with a new account number;

5.	Not opening a new covered account;

6.	Closing an existing covered account;

7.	Not attempting to collect on a covered account or not selling a covered account to a debt collector;

8.	Notifying law enforcement; or

9.	Determining that no response is warranted under the particular circumstances.

31.4.4.h.	Periodic Update of Program.
The CCO and BSA Compliance Officer will periodically review the program for any updates. Westwood will take into consideration red flags relevant to our business and the covered accounts maintained. Factors to consider for possible updates are:

1.	The experiences of Westwood with identity theft;

2.	Changes in methods of identity theft;

3.	Changes in methods to detect, prevent, and mitigate identity theft;

4.	Changes in the types of accounts that Westwood offers or maintains; and

5.	Changes in the business arrangements of Westwood, including mergers, acquisitions, alliances, joint ventures, and service provider arrangements.

31.4.4.i.	Administration of Program.
The initial program will be approved by Westwood’s Subsidiaries Audit Committee, an audit committee appointed to review all Westwood subsidiary audits, regulatory examinations, etc.
The program will be administered by the BSA Compliance Officer and CCO.

31.4.4.j.	Updates and Approval.
Westwood’s identity theft program shall be reviewed and approved in writing by senior management of the Firm. Periodically and not less than annually, the CCO and BSA Compliance Officer shall review the program and present senior management with a report regarding the effectiveness of the program and any suggestions for improving the program based on changing or newly perceived risks, such as:

•	The experiences of Westwood with identity theft;

•	Changes in the types of accounts that Westwood offers or maintains;

•	Changes in methods used by fraudsters to perpetrate identity theft;

•	Changes in methods used to detect, prevent, and mitigate identity theft; and

•	Changes in the business arrangements of Westwood, including mergers, acquisitions, alliances, joint ventures, and service provider arrangements.

31.4.4.k.	Training.
It is imperative that all personnel be familiar with the Firm's identity theft program and have a thorough understanding of their role and responsibilities in protecting our clients and investors. To this end, Westwood will conduct initial and annual training regarding its identity theft program to assist personnel to recognize and appropriately respond to and report red flags and other suspicious activity. Employees are encouraged to ask the General Counsel & CCO for clarification or additional information regarding the program in general or any suspicious activity in particular.

31.4.4.l.	Oversight of Third-Party Service Providers.
Our Firm uses various service providers, including custodians and brokers, in connection with our covered accounts.

We have a process to confirm that relevant service providers that perform activities in connection with our covered accounts comply with reasonable policies and procedures designed to detect, prevent and mitigate identity theft by contractually requiring them to have policies and procedures to detect red flags. Typically, we will request an effective identity theft prevention program implementation certification from each critical service provider (e.g., Fund administrators, brokers, custodians, etc.) on an initial and annual basis.

Furthermore, when appropriate, and to ensure that our Firm's identity theft prevention program is consistently implemented, we may require certain service providers who directly or indirectly participate in the identity theft prevention effort to agree not to take certain actions without Westwood’s specific approval, such as the following:

•	Changing wire instructions;

•	Directing any redemption proceeds to an account not listed in the original subscription document;

•	Partitioning, retitling, or otherwise changing any indicia of ownership of an investment or account (including changes purportedly for estate planning and domestic relations reasons); or

•	Consenting to liens or control agreements being placed on an investment or account.

Such steps will vary depending on the services provided by the third party and may include, but are not limited to, provisions within an agreement, an on-site visit, and/or an independent control review by a firm specializing in such reviews. When entering into an agreement with a third-party service provider, the service provider must sign a confidentiality agreement or other agreement:

1.	Stating that it will not re-use or disclose a customer’s personal information except as authorized or directed by Westwood; and

2.
Requiring the service provider to maintain appropriate and adequate information security measures to protect personal information from unauthorized access or disclosure and to comply with Westwood’s privacy policies and all applicable federal and state law regulations.

32.	REGULATION D EXEMPTIONS AND FILINGS

32.1.	Policy.
It is Westwood’s policy to ensure that the private investment funds managed by Westwood fulfill the regulatory requirements that allow such funds to remain exempt from registration under the Investment Company Act of 1940 (the 1940 Act). This policy is also designed to monitor the sale of interests in private investment vehicles pursuant to private offering exemption requirements and to ensure that the appropriate filings under Regulation D, as promulgated under the Securities Act of 1933 (the 1933 Act), are made timely and accurately.

32.2.	Responsibility.
The General Counsel & CCO and outside counsel share responsibility with respect to this policy.

32.3.	Background.
Westwood may offer private investment funds under its investment management and administration. These offerings are exempt from registration requirements under the 1933 Act and the 1940 Act. The discussion below provides a summary of the laws and regulations that govern the registration exemption for Westwood’s Funds. This is by no means a comprehensive discussion of all the rules, regulations, and regulatory advisories or decisions that govern this complex area. As with all matters discussed in this Manual, Westwood personnel are encouraged to submit questions or concerns to the CCO.

32.4.	Procedure.
In order for Westwood Funds to qualify for and retain their exemption from registration, Westwood must ensure compliance with criteria including, but not limited to, the following:

•	Private offerings to a limited number of persons or institutions;

•	Offerings of limited size;

•	Intrastate offerings; and

•	Securities of municipal, state, and federal governments.

32.4.1.	1933 Act Requirements for Exemption.
Certain Westwood Funds rely on Regulation D of the 1933 Act ("Reg. D") for their exemption from registration. Westwood may rely on either Rule 506(b) or Rule 506(c) of Reg. D, but not on both, for any given Fund.

If a Fund relies on Rule 506(b) of Reg. D, there may be no general solicitation or advertising in connection with the offering of the Fund's interest. Rule 506(b) of Reg. D allows for the offering of unregistered securities that:

a.	Are limited private offerings of securities; and

b.	Interests of which are permitted to be sold to an unlimited number of "accredited investors" and sold to up to 35 non-accredited investors.

A Fund relying on Rule 506(c) of Reg. D may engage in general solicitation and general advertising, provided that:

a.	The issuer takes "reasonable steps" to verify that investors are accredited investors;

b.	All purchasers of securities are accredited investors; and

c.	Rules 501, 502(a) and 502(d) are satisfied.

It is important to note that once a general solicitation has been made to investors, however, an issuer is precluded from relying on Rule 506(b).

If at any time in the future a Westwood Fund relies on Rule 506(c), the following steps will be undertaken:

a.
Determination of verification steps that may be reasonable to establish accredited investor status using the SEC’s principle-based guidance for evaluating individual facts and circumstances and the non-exhaustive list of verification methods in Rule 506(c);

b.	Maintenance of records that adequately document the verification steps taken;

c.	Stating the appropriate Rule 506 exemption selected on the revised Form D; and

d.	Ensuring that all Fund advertising materials are in compliance with the requirements of Section 206, Rule 206(4)-8 and Rule 206(4)-1.

32.4.2.	Accredited Investor.
An "accredited investor" is defined as:

a.	A bank, insurance company, registered investment company, business development company, or small business investment company;

b.
A supervised person’s benefit plan, within the meaning of the Employee Retirement Income Security Act (ERISA), if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

c.	A charitable organization, corporation, or partnership with assets exceeding $5 million;

d.	A director, executive officer, or general partner of the company selling the securities;

e.	A business in which all the equity owners are accredited investors;

f.
A natural person who has individual net worth, or joint net worth with the person's spouse, that exceeds $1 million (excluding the value of the primary residence of such natural person) at the time of the purchase; or

g.
A natural person with income exceeding $200,000 in each of the two most recent years, or joint income with a spouse exceeding $300,000 for those years, and a reasonable expectation of the same income level in the current year.

32.4.3.	"Bad Actor" Rules.
An issuer may not rely on the Rule 506 exemption (506(b) or (c)), as described above, if the issuer or any other person covered by the rule had a "disqualifying event", as provided by amendments to Rules 501 and 506 of Regulation D, and Form D ("Bad Actor Rules").

32.4.4.	Covered Persons.
Under the Bad Actor Rules, the following are Covered Persons:

a.	The issuer (i.e., the fund), its predecessors and affiliate issuers;

b.
Any investment manager to an issuer that is a pooled investment fund, and any director, executive officer, other officer participating in the offering, general partner or managing member of any such investment manager, as well as any director, executive officer or officer participating in the offering of any such general partner or managing member;

c.	Any director, executive officer, and other officer participating in the offering;

d.	Any general partner or managing member of the issuer;

e.	Any beneficial owner of 20% or more of the issuer’s outstanding voting power;

f.	Any promoter connected with the issuer at the time of sale; and

g.
Any person that has been or will be compensated for solicitation of investors, as well as any director, executive officer, or other officer participating in the offering, general partner or managing member of any compensated solicitor.

32.4.5.	Disqualifying Events.
Under the Bad Actor Rules, Covered Persons are disqualified from Rule 506 offerings if certain disqualification events occur, including:

a.
Criminal convictions in connection with the purchase or sale of a security, the making of a false filing with the SEC or arising out of the conduct of certain types of financial intermediaries. The criminal conviction must have occurred within 10 years of the proposed sale of securities (or within five years in the case of the issuer and its predecessors and affiliated issuers).

b.
Court injunctions and restraining orders in connection with the purchase or sale of a security, the making of a false filing with the SEC or arising out of the conduct of certain types of financial intermediaries. The injunction or restraining order must have occurred within five years of the proposed sale of securities.

c.
Final orders from the Commodity Futures Trading Commission, federal banking agencies, the National Credit Union Administration, or state regulators of securities, insurance, banking, savings associations, or credit unions that:

i.	Bar the issuer from associating with a regulated entity, engaging in the business of securities, insurance or banking, or engaging in savings association or credit union activities, or

ii.	Are based on fraudulent, manipulative, or deceptive conduct and are issued within 10 years of the proposed sale of securities.

d.	Certain SEC disciplinary orders relating to brokers, dealers, municipal securities dealers, investment companies, investment advisers and their associated persons.

e.	SEC cease-and-desist orders related to violations of certain antifraud provisions and registration requirements of the federal securities laws.

f.	SEC stop orders and orders suspending the Regulation A exemption issued within five years of the proposed sale of securities.

g.	Suspension or expulsion from membership in a self-regulatory organization (“SRO”) or from association with an SRO member.

h.	U.S. Postal Service false representation orders issued within five years before the proposed sale of securities.

32.4.6.	Reasonable Care Exception.
The Bad Actor Rules provide an exception from disqualification if the issuer can show it did not know and, in the exercise of reasonable care, could not have known that a Covered Person with a disqualifying event participated in the offering.

32.4.7.	Transition Implications.
Disqualifying events that occurred before the effective date of the Rule 506 amendments (i.e., September 23, 2013) will not make Rule 506 unavailable. However, a description of any such event must be provided to each purchaser a reasonable time before the Rule 506 sale. The rule looks to the timing of the triggering event (e.g., a criminal conviction or court or regulatory order) and not the timing of the underlying conduct. A triggering event that occurs after September 23, 2013 will result in disqualification even if the underlying conduct occurred before the rule's effective date.

In addition, disqualifying events relating to an affiliated issuer will not disqualify the offering if they occurred before the affiliate relationship existed.

32.4.8.	Procedures and Recordkeeping.

a.	In light of these requirements and as a matter of policy, Westwood seeks to identify and maintain on an ongoing basis, a list of all Covered Persons, including third party placement agents, if any;

b.
At least and prior to the launch of any new private Fund seeking to rely on Rule 506, the CCO will obtain written certifications from each Covered Person regarding any disqualifying event. All such certifications shall be maintained in the Firm’s records for five years following the end of the Firm’s fiscal year in which the certifications were obtained;

c.
Should any Covered Person indicate that the Covered Person has had a disqualifying event, the CCO will promptly notify senior management and seek to disassociate the Covered Person from the applicable Rule 506 offering(s); and

d.
Upon an initial or amendment filing of Form D, Westwood will properly indicate in the provided signature block a certification that an offering under Rule 506 is not disqualified from reliance on Rule 506 under the Bad Actor Rules. Any such certification will be provided pursuant to the exercise of reasonable care involving factual inquiry into whether any disqualifications exist for Covered Persons associated with the Rule 506 offering.

32.4.9.	Rule 144A.
Rule 144A of the 1933 Act provides a nonexclusive safe harbor from securities registration under the Act for certain private resales of securities to qualified institutional buyers ("QIBs"). As mandated by Section 201(b) of the JOBS Act, the final rules adopted by the SEC on July 10, 2013, also amend Rule 144A(d)(1) under the 1933 Act to provide that securities can be offered pursuant to Rule 144A to persons other than Qualified Institutional Buyers ("QIBs"), including by means of general solicitation, so long as the securities are purchased only by persons that the seller and any person acting on behalf of the seller reasonably believe are QIBs. This rule amendment effectively permits general solicitations in Rule 144A offerings. The standards for reasonably determining whether a purchaser is a QIB, contained in Rule 144A(d), remain unchanged.

32.4.10.	1940 Act Requirements for Exemption.
Certain sections of the 1940 Act exclude certain funds from the definition of an "investment company" for which registration is required.

a.	Section 3(c)(1) excludes an issuer from the definition of an "investment company" if:

i.	The issuer's outstanding securities are beneficially owned by not more than 100 persons; and

ii.	The issuer does not make or propose to make a public offering of its securities.

Private funds that rely on Section 3(c)(1) must also comply with Section 4(2) of the 1933 Act and frequently do so by relying on the safe harbor available under Reg. D and may offer their securities only to accredited investors.

b.	Section 3(c)(7) excludes an issuer from the definition of an "investment company" if:

i.	The issuer's outstanding securities are owned exclusively by persons that at the time of acquisition are "qualified purchasers"; and

ii.	The issuer does not make or propose to make a public offering of its securities.

"Qualified purchasers" are natural persons and family-owned companies that own not less than $5 million in investments, as well as other persons acting for their accounts or accounts of others, that own and invest on a discretionary basis not less than US $25 million in investments.

32.4.11.	Procedures Allowing only Eligible Investors.
The operational portion of these procedures focuses largely on the screening of potential investors into Westwood’s Funds. Except as permitted by applicable regulations, only investors that meet the definition of Qualified Purchasers or Accredited Investors are permitted to invest in the Funds.

32.4.12.	Public Offering Prohibited.
Unless the Firm determines at some time in the future to launch a new Fund in reliance upon Rule 506(c), or to amend the Regulation D filing for an existing Westwood Fund to rely on Rule 506(c) rather than Rule 506(b), Westwood will not directly or indirectly make a public offering of any Fund. The Chief Compliance Officer, along with other Westwood personnel, maintains strict review and control procedures with respect to distribution of advertising materials and website content.

Control of Investment Offering Statements and Applications
Sales and client services shall keep and maintain a log that describes to whom, when, at what address, and how many copies of such documents are sent.

32.4.13.	Registry of Investors.
No less frequently than daily and upon the purchase or transfer of an interest in a Westwood Fund, an updated listing of investors in each Fund will be recorded in a registry and maintained and updated by the transfer agent.

32.4.14.	Reports and Filings Pursuant to Reg. D in Order to Maintain Exemption.
The General Counsel will ensure that these filings are completed and updated accurately and submitted with the SEC and state securities agencies on a timely basis, in coordination with outside counsel.

32.4.15.	Testing and Reporting.
The Compliance Department regularly reviews the distribution of offering materials, and applications in order to verify that they are properly recorded and limited to appropriate recipients.

33.	SOCIAL MEDIA

33.1.	Policy.
Except as limited by applicable state and federal law, it is Westwood’s policy to monitor employees’ use of social media, networking and similar communications. Employees should take note that their social media and networking use will be monitored. There should be no expectation of privacy in the use of the Firm's Internet, e-mail system, any use of blogs, instant messages, and text messages on company-owned equipment, if available, under this policy. Westwood employees are advised that messages leave an electronic trail and may be both traceable to a specific individual and accessible by Westwood even if they are deleted. Blogging or other forms of social media or technology include but are not limited to: video or wiki postings, sites such as LinkedIn, Facebook and Twitter, chat rooms, podcasts, virtual worlds, personal blogs, microblogs or other similar forms of online journals, diaries or personal newsletters.

33.1.1.	General Provisions.
Unless specific to job scope requirements, employees are not authorized to and therefore may not speak on behalf of Westwood through social media or otherwise. Employees may not publicly discuss clients, investment strategies or recommendations, investment performance, other products or services offered by our Firm (or affiliates, if applicable), employees or any work-related matters, whether confidential or not, outside company- authorized communications. Employees are required to protect the privacy of Westwood, its clients and employees and are prohibited from disclosing personal supervised persons’ and non-employees’ information and any other proprietary and non-public information to which employees have access. Such information includes but is not limited to customer information, trade secrets, financial information and strategic business plans.

33.1.2.	Personal Blogs and Social Networking Sites.
Bloggers and commenters are personally responsible for their commentary on blogs and social media sites. Bloggers and commenters can be held personally liable for commentary that is considered defamatory, obscene, proprietary or libelous by any offended party, not just Westwood.

It is Westwood’s policy that no employee may use employer-owned equipment, including computers, company-licensed software or other electronic equipment, nor facilities or company time, to conduct personal blogging or social networking activities. Employees cannot use blogs or social media sites to harass, threaten, disparage or discriminate against employees or anyone associated or doing business with Westwood.

Employees cannot post on personal blogs or other sites the name, trademark or logo of Westwood or any business with a connection to Westwood and cannot post company-privileged information, including copyrighted or trademarked information or company-issued documents. Employees cannot post on personal blogs or personal social networking sites photographs of other employees, clients, vendors or suppliers, nor can employees post photographs of persons engaged in company business or at company events.

Employees cannot post on personal blogs and personal social media sites any advertisements or photographs of company products, nor sell company products and services. Employees cannot link from a personal blog or personal social networking site to Westwood’s internal or external website.

33.1.3.	Professional Social Networking Sites.

Westwood recognizes LinkedIn as a professional social networking site that would warrant employees’ display of Westwood Holdings Group, Inc. as their employer. When an employee makes a public association with Westwood on LinkedIn, Westwood entrusts the Firm’s reputation with the employee. By making a public association with Westwood, the employee takes on a public role as a representative of the Firm and, as such, is expected to act as a professional in all regards.

An employee who chooses to associate with Westwood on his or her LinkedIn account is required to maintain accurate and updated information on his or her profile, including, but not limited to: name, title, location, biographical summary, work experience, and education. Inaccurate or outdated information can be seen as misleading or untruthful. Employees are also required to disable or hide the endorsement or recommendation function to minimize the possibility that an employee’s profile could display a prohibited testimonial. Employees are required to “link” to members of the Compliance Department to facilitate the Compliance Department’s monitoring of employee activity.

Content posted through Westwood’s corporate social media accounts is required to be pre-approved by the Compliance Department, so employees are able to “like” and share this content without further approval. With respect to other third-party postings, employees are expected to use their best business judgment when they “like” posts, share, comment, or message using the LinkedIn platform. Employees should always consider the business implications and risks when active on a professional social networking site. With respect to their own activities, employees generally may post the following content without pre-approval, although subject to the guidelines set forth in this policy:

•	Community involvement, charitable activities, etc.

•	Other than Westwood client events

•	Birthdays, anniversaries, personal milestones or accomplishments, etc.

•	Events and seminars the employee hosts or participates in

•	Local community news and events

•	Affinity partners, local businesses, and/or local sporting events

•	Seasonal/holiday content

Employees with a Hearsay Social account provided by the Firm must post all LinkedIn content through the Hearsay Social platform.

33.1.4.	Text Messaging Policy.

Text messaging is enabled on certain company-issued devices for traveling and/or communications convenience. However, Westwood is unable to capture such communications, and, therefore, no Westwood business may be conducted.

33.1.5.	Internet Monitoring.
Employees are cautioned that they should have no expectation of privacy while using company equipment or facilities for any purpose, including authorized blogging. Postings can be reviewed by anyone, including Westwood. Similarly, employees are cautioned that they should have no expectation of privacy while using the Internet. Westwood reserves the right to monitor comments or discussions about the company, its employees, clients and the industry, including products and competitors, posted on the Internet by anyone, including employees and non-employees.

Westwood’s Social Media policy, however, will not be construed or applied to limit employees’ rights under the National Labor Relations Act ("NLRA") or applicable law.

33.2.	Responsibility.
The CCO and General Counsel have the responsibility for the implementation and monitoring of our Firm's Social Media policy, practices, and recordkeeping.

33.3.	Background.
Social media and/or methods of publishing opinions or commentary electronically is a fast growing phenomenon which takes many forms, including Internet forums, blogs and microblogs, online profiles, wikis, podcasts, picture and video posts, virtual worlds, e-mail, instant messaging, text messaging, music and other file-sharing, to name just a few. Examples of social media applications include, among others, LinkedIn, Facebook, Instagram, YouTube, Twitter, Yelp, Flickr, Yahoo groups, Wordpress, and ZoomInfo. The proliferation of such electronic communications presents new and ever changing regulatory risks for our Firm.
As a registered investment adviser, use of social media by our Firm and/or related persons of the Firm must comply with applicable provisions of the federal securities laws, including, but not limited to the following laws and regulations under the Advisers Act, as well as additional rules and regulations identified below:

Anti-Fraud Provisions: Sections 206(1), 206(2), and 206(4), and Rule
206(4)-1 thereunder;

Advertising: Rule 206(4)-1

Compliance/Supervision: Rule 206(4)-7

Privacy: Regulation S-P

Recordkeeping: Rule 204(2)

For example, business- or client-related comments or posts made through social media may breach applicable privacy laws or be considered "Advertising" under applicable regulations, thereby triggering content restrictions and special disclosure and recordkeeping requirements. Employees should be aware that the use of social media for personal purposes may also have implications for our Firm, particularly where the employee is identified as an officer, employee or representative of the Firm. Accordingly, Westwood seeks to adopt reasonable policies and procedures to safeguard the Firm and our clients.

On March 28, 2014, the staff of the SEC's Division of Investment Management published Guidance on the Testimonial Rule and Social Media. Recognizing that consumers are increasingly reliant on third-party recommendations, the SEC has issued this guidance "to clarify application of the testimonial rule as it relates to the dissemination of genuine third-party commentary that could be useful to consumers."

In summary, and consistent with previously issued guidance, an investment adviser's or investment advisory representative's (“IAR's”) publication of ALL of the testimonials about the firm or its representatives from an independent social media site on the adviser's or IAR's own social media site or website would not implicate the concern underlying the testimonial rule – provided such advertisement complies with Rule 206(4)-1(a)(5) under the Advisers Act, i.e., it does not contain any untrue statement of a material fact, or is not otherwise false or misleading.

33.4.	Procedure.
Westwood has adopted the following procedures to implement Westwood’s social media policy and conducts internal reviews to monitor and ensure that the policy is observed, implemented properly, and amended or updated, as appropriate:

a.	Westwood’s e-mail policy has been communicated to all supervised persons within the Firm, and any changes in our policy will be promptly communicated;

b.	All employees are required to provide certification that they understand and are compliant with our Social Media Policy;

c.	Unless otherwise prohibited by federal or state laws, Westwood will request or require all employees to connect with the Compliance Department on any business networking sites;

d.
Certain employees who use personal social media sites for business purposes may be requested by the CCO or designee to submit periodic reports, which capture screenshots or otherwise document recent social media usage;

e.	E-mails and any other electronic communications relating to Westwood advisory services and client relationships are maintained on an ongoing basis;

f.
Electronic communications records relating to Westwood’s advisory services and client relationships are maintained on an ongoing basis and arranged for easy access and retrieval so as to provide true and complete copies with appropriate backup and separate storage for the required periods;

g.	The CCO or designee monitors a random sampling of employee electronic communications and maintains documentary evidence of such surveillance in the email archiving system;

h.	Westwood reserves the right to use content management tools to monitor, review or block content on company blogs that violate company blogging rules and guidelines;

i.
Westwood requires employees to report any violation, or possible or perceived violation, to their supervisor, manager or the Human Resources or Compliance Department. Violations include discussions of Westwood, its clients and/or employees, any discussion of proprietary information (including trade secrets, or copyrighted or trademarked material) and any unlawful activity related to blogging or social networking; and

j.
Westwood investigates and responds to all reports of violations of the social media policy and other related policies. Violation of the company's social media policy may result in disciplinary action up to and including immediate termination. Any disciplinary action or termination is determined based on the nature and circumstances of the violation. Westwood reserves the right to take legal action where necessary against employees who engage in prohibited or unlawful conduct. Any questions about this policy should be directed to the Compliance Department or Human Resources.

34.	CYBERSECURITY

34.1.	Policy.
Westwood’s cybersecurity policy, in conjunction with our Firm's Identity Theft and Privacy policies as set forth in this Manual, recognizes the critical importance of safeguarding clients' personal information as well as the confidential and proprietary information of the Firm and its employees. Maintaining the security, integrity and accessibility of the data maintained or conveyed through the Firm's operating systems is a fundamental requisite of our business operations and an important component of our fiduciary duty to our clients. While recognizing that the very nature of cybercrime is constantly evolving, Westwood conducts periodic vulnerability assessments based on our Firm's use of technology, third-party vendor relationships, and reported changes in cybercrime methodologies, and in response to any attempted cyber incident, among other circumstances.

Protecting all the assets of our clients and safeguarding the proprietary and confidential information of the Firm and its employees is a fundamental responsibility of every Westwood employee, and repeated or serious violations of these policies may result in disciplinary action, including, for example, restricted permissions or prohibitions limiting remote access, restrictions on the use of mobile devices, and/or termination.

34.2.	Responsibility.
Westwood’s Chief Operating Officer is responsible for reviewing, maintaining and enforcing these policies and procedures to ensure meeting Westwood’s overall cybersecurity goals and objectives while at a minimum ensuring compliance with applicable federal and state laws and regulations. Westwood may recommend to the Firm's management any disciplinary or other action as appropriate. Westwood is also responsible for distributing these policies and procedures to employees and conducting appropriate employee training to ensure employees’ adherence to these policies and procedures.

34.3.	Background.
In addition to rules and regulations under the Advisers Act that an advisory firm needs to abide by in order to be considered compliant, there are mandates beyond the Advisers Act that place further significant regulatory obligations on advisory firms. Security laws and regulations that impose data security and privacy requirements on investment advisers include, among others: (a) Gramm-Leach-Bliley Act/Regulation S-P; (b) Regulation S-AM (Limitation on Affiliate Marketing); (c) FACT Act – Red Flags Rule; (d) Regulation S-ID Identity Theft Red Flags Rules; (e) Standards for the Protection of Personal Information of Residents of the Commonwealth of Massachusetts (201 CMR 17.00); (f) California Financial Information Privacy Act (SB1); and (g) U.S. Data Breach Disclosure Legislation. Furthermore, forty-six states, the District of Columbia, Puerto Rico, the Virgin Islands, and Guam have adopted breach notification requirements. According to information posted on the National Conference of State Legislatures (NCLS) website, as of June 5, 2014, only Alabama, New Mexico and South Dakota do not currently have a law requiring notification of security breaches involving personal information; the fourth outstanding state, Kentucky, enacted two bills in 2014.

On April 15, 2014, OCIE staff issued an NEP Risk Alert, OCIE Cybersecurity Initiative, "to provide additional information concerning its initiative to assess cybersecurity preparedness in the securities industry." Since that time, there have been a number of publications made to address this important and developing area of risk for firms.

34.4.	Procedure.
In addition to the Firm's procedures as set forth in the Identity Theft and Privacy sections of this Manual, Westwood has designed the following procedures to implement the Firm's cybersecurity policy and minimize cybersecurity threats to our clients and conducts reviews to monitor and ensure the Firm's policy is observed, implemented properly and amended or updated, as appropriate:

•	Westwood has a designated Risk Committee which has responsibility for overseeing our Firm's cybersecurity practices;

•	Westwood restricts employees’ access to those network resources necessary for their business functions;

•	The Risk Committee and others, as necessary, conduct periodic risk assessments at least annually to identify cybersecurity threats, vulnerabilities, and potential business consequences;

•
Westwood provides training to employees regarding information security risks and responsibilities. Such training is provided to all new employees as part of their onboarding process and is provided to all employees no less frequently than annually. Additional training and/or written guidance also may be provided to employees in response to relevant cyber-attacks;

•
Westwood has adopted procedures to promptly eliminate access to all Firm networks, devices and resources as part of its Human Resources procedures in the event an employee resigns or is terminated, and such employee is required to immediately return all firm-related equipment and information to Human Resources;

•	Westwood has adopted procedures governing the use of mobile devices for Firm business purposes, including password requirements, screen lock and remote device wiping capability;

•	Westwood prohibits employees from installing software on company-owned equipment without first obtaining written approval from IT and their manager;

•	Westwood’s internal audit firm and outside designated audit IT audit firms conduct periodic monitoring of the Firm's networks to detect potential cybersecurity events;

•
The Chief Operating Officer oversees the selection and retention of third-party service providers, taking reasonable steps to select those capable of maintaining appropriate safeguards for the data at issue, and requires service providers by contract to implement and maintain appropriate safeguards;

•	Security procedures to protect non-public personal information that is electronically stored or transmitted include authentication protocols and secure access control measures;

•
To best protect our clients and the Firm, all suspicious activity recognized or uncovered by personnel should be promptly reported to the Chief Operating Officer, General Counsel & CCO, AML Compliance Officer, and/or other designated persons; and

•	An employee must immediately notify his or her supervisor and/or Human Resources and IT to report a lost or stolen laptop, mobile device and/or flash drive.